This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

================================================================================

COMPLETE APPRAISAL
OF REAL PROPERTY

Plaza 1900
1900 Gallows Road
McLean, Fairfax County, Virginia

================================================================================

IN A SELF-CONTAINED REPORT

As of July 1, 1997

Prepared For:

Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

Prepared By:

Cushman & Wakefield of Washington, D.C., Inc.
Valuation Advisory Services
1875 Eye Street, NW
Suite 700
Washington, D.C. 20006

Cushman & Wakefield of Washington, D.C., Inc.
1875 Eye Street, N.W., Suite 700
Washington, D.C. 20006                               [CUSHMAN & WAKEFIELD LOGO]
(202) 467-0600                                       A ROCKEFELLER GROUP COMPANY

June 18, 1997

Mr. Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

RE: Complete Appraisal of Real Property
    Plaza 1900
    1900 Gallows Road
    McLean, Fairfax County, Virginia

Dear Mr. Schechner:

      In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Washington, D.C., Inc. is pleased to transmit our appraisal report estimating the market value of the leased fee estate in the referenced real property.

      As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. We particularly call to your attention to the following special assumption.

      1. Pursuant to your request, the date of value is July 1, 1997. We specifically assumed that no value affecting changes occur between the date of inspection, which was June 12, 1997, and the prospective date of value.

      2. The land is owned by an entity that this separate from, but related to, the ownership of the improvements. We have been asked to appraise the entire property assuming it is owned in fee by one entity. Under this assumption, we have not considered the ground lease, and assume there are no conditions of the lease that may impact the leased fee value estimate.

      This report was prepared for Goldman Sachs Mortgage Company and is intended only for the specified use of the Client. It may not be distributed to or relied upon by other persons or entities without the written permission of the Cushman & Wakefield of Washington, D.C., Inc.

      This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

      The property was inspected and the report prepared by John H. Trowbridge under the supervision of Donald R. Morris, MAI.

Mr. Sheridan Schechner
June 18, 1997                                                             Page 2

      As a result of our analysis, we estimate the prospective market value of the leased fee estate in the referenced property and subject to the assumptions, limiting conditions, certifications and definitions set forth herein, as of July 1, 1997, to be:

                THIRTY TWO MILLION FIVE HUNDRED THOUSAND DOLLARS
                                   $32,500,000

      This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF WASHINGTON, D.C. INC.

COMMONWEALTH OF VIRGINIA
   JOHN H. TROWBRIDGE
     No. 4001-004035
    Certified General
       Real Estate
        Appraiser


/s/ John H. Trowbridge
John H. Trowbridge
Valuation Advisory Service
State of Virginia Certified General Appraiser No. 4001-004035

COMMONWEALTH OF VIRGINIA
     Donald R. Morris
     No. 4001-002465
    Certified General
       Real Estate
        Appraiser


/s/ Donald R. Morris
Donald R. Morris, MAI
Valuation Advisory Service
State of Virginia Certified General Appraiser No. 4001-004035

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                               Plaza 1900

Location:                                    1900 Gallows Road

General Overview:                            The project comprises of an
                                             eight-story office building
                                             containing a total of 202,684
                                             square feet of net rentable area.
                                             The building was constructed in
                                             1989. The improvements are situated
                                             on a 4.1 acre site and there is
                                             structured and surface parking for
                                             705 vehicles. On the effective date
                                             of appraisal, the building was 100
                                             percent occupied by two tenants.

Interest Appraised:                          Leased fee estate

Date of Value:                               July 1, 1997

Date of Inspection:                          June 15, 1997

Ownership:                                   R, F & P Land II, Inc.

Highest and Best Use:                        Office development

Value Indicators
  Sales Comparison Approach:                 $33,000,000
    Value Per Square Foot:                   $163

  Income Capitalization Approach
    Estimated Market Rental Rate:            $23.50 SF, Full Service
    Stabilized Vacancy Rate:                 5.0%
    Effective Gross Income:                  $4,760,301
    Operating Expenses                       $1,341,785
    Real Estate Taxes:                       $366,629
    Net Operating Income:                    $3,418,516
    Estimated Vacancy Between Tenants        6 months
    Free Rent:                               None
    Probability of Renewal:                  60%
    Tenant Improvement Allowance
      Shell Space:                           N/A
      New Tenants in Previously
        Occupied Space                       $15.00 per square foot
      Renewal Tenants in Same Space:         $7.50 per square foot
    Estimated Market Rental Growth Rate      3.5%
    Estimated Expense Growth Rate:           3.5%
    Estimated Real Estate Tax Growth Rate:   3.5%
    Reversion Year Capitalization Rate       9.5%

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
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

                                        Summary Of Salient Facts And Conclusions
================================================================================

    Transaction Costs in Reversion Sale:     3.0%
    Discount Rate:                           11.0%
  Indicated Value:                           $32,500,000

Value Conclusion:                            $32,500,000
  Value Per Square Foot:                     $160.35 (Net Rentable Area)
  Implicit Capitalization Rate:              10.5%

Special Assumptions Affecting Valuation:

      1. Pursuant to your request, the date of value is July 1, 1997. We specifically assumed that no value affecting changes occur between the date of inspection, which was June 12, 1997, and the prospective date of value.

      2. The land is owned by an entity that this separate from, but related to, the ownership of the improvements. We have been asked to appraise the entire property assuming it is owned in fee by one entity. Under this assumption, we have not considered the ground lease, and assume there are no conditions of the lease that may impact the leased fee value estimate.

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================

                               [GRAPHIC OMITTED]
                                    [PHOTO]

             Front View of the Subject looking across Gallows Road


                               [GRAPHIC OMITTED]
                                    [PHOTO]

               View of Subject looking south from Boone Boulevard

                                                 Photographs of Subject Property
================================================================================

                               [GRAPHIC OMITTED]
                                    [PHOTO]

                            View of parking structure


                               [GRAPHIC OMITTED]
                                    [PHOTO]

                             Interior View of Lobby

                                                 Photographs of Subject Property
================================================================================

                               [GRAPHIC OMITTED]
                                    [PHOTO]

                                  Rooftop view


                               [GRAPHIC OMITTED]
                                    [PHOTO]

                 Loading area located at south side of building

                                                 Photographs of Subject Property
================================================================================

                               [GRAPHIC OMITTED]
                                    [PHOTO]

                Gallows Road looking south with subject at right


                               [GRAPHIC OMITTED]
                                    [PHOTO]

      Gallows Road looking north past Boone Boulevard with subject on left

                                                 Photographs of Subject Property
================================================================================

                               [GRAPHIC OMITTED]
                                    [PHOTO]

                Boone Boulevard looking west with subject on left


                               [GRAPHIC OMITTED]
                                    [PHOTO]

                  Same road looking east with subject on right

                                                               TABLE OF CONTENTS
================================================================================

                                                                            Page

INTRODUCTION ..................................................................1
    Identification of Property ................................................1
    Property Ownership and Recent History .....................................1
    Purpose and Function of Appraisal .........................................1
    Extent of the Appraisal Process ...........................................1
    Date of Value and Property Inspection .....................................1
    Property Rights Appraised .................................................1
    Definitions of Value, Interest Appraised, and Other Pertinent Terms .......2
    Legal Description .........................................................3

REGIONAL ANALYSIS ............................................................ 4

NEIGHBORHOOD ANALYSIS ........................................................19

OFFICE MARKET ANALYSIS .......................................................24

PROPERTY DESCRIPTION .........................................................35
    Site Description .........................................................35
    Improvements Description .................................................36

REAL ESTATE TAXES AND ASSESSMENTS ............................................39

ZONING .......................................................................41

HIGHEST AND BEST USE ANALYSIS ................................................43

VALUATION PROCESS ............................................................45

SALES COMPARISON APPROACH ....................................................46

INCOME APPROACH ..............................................................51

RECONCILIATION AND FINAL VALUE ESTIMATE ......................................64

ASSUMPTIONS AND LIMITING CONDITIONS ..........................................66

CERTIFICATION OF APPRAISAL ...................................................68

ADDENDA ......................................................................69

================================================================================

                                                                    Introduction
================================================================================

Identification of Property

      The subject property comprises of an eight-story office building known as Plaza 1900, which is located at 1900 Gallows Road in McLean, Fairfax County, Virginia. The improvements are situated on a 4.115 acre parcel. The building is modem in appearance and functional in design. As of the date of inspection, the property was 100 percent leased to two tenants, GRC, International and National Captioning Institute, Inc..

Property Ownership and Recent History

      The property is owned by RF&P Land 11, Inc., who acquired the property in December 1992 for $22,600,000. The difference between the price paid for the property and our value conclusion is attributable to improving market conditions (as presented in the Office Market Analysis) and leasing of the vacant space.

      We have reason to believe that the property may now be under contract of sale; however, after discussing the matter with the owner, we have been unable to obtain any details of the pending transaction. The present owner considers this information to be confidential and was not willing to provide details for our analysis.

Purpose and Function of Appraisal

      The purpose of the appraisal is to estimate the market value of the leased fee estate. The appraisal is to be used to monitor the performance of a portfolio asset.

Extent of the Appraisal Process

      In the process of preparing this appraisal, we:

      o Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with the building engineer.

      o Reviewed leasing policy, concessions, tenant build-out allowances, and occupancy with the building manager.

      o Reviewed a detailed history of income and expense and a budget forecast for 1997.

      o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

      o Prepared an estimate of stabilized income and expense (for capitalization purposes).

      o Conducted Market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

      o  prepared the Sales Comparison and Income Approaches to value.


                                       -1-
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                                                                    Introduction
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Date of Value and Property Inspection

      The date of value is July 1, 1997. We inspected the property on June 12, 1997.

Property Rights Appraised

      The rights being valued are the leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

      The definition of market value taken from the Uniform Standards of Professional Appraisal Practice, 1994 Edition, published by The Appraisal Foundation, is as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      (1)   Buyer and seller are typically motivated;

      (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;

      (3)   A reasonable time is allowed for exposure in the open market;

      (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

      (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

      Exposure Time

      Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market." Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

      Based on the improved sales data presented in this document, coupled with our conversations with local property owners, brokers and management firms, we have estimated the appropriate exposure time would have been 12 months for the property.

      Marketing Time

      Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale. We estimated marketing time to be approximately 12 months.


                                       -2-
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

                                                                    Introduction
================================================================================

      Definitions of pertinent terms taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by The Appraisal Institute, are as follows:

      Leased Fee Estate

      An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

      Leasehold Estate

      The right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease.

      Market Rent

      The rental income that a property would most probably command on the open market" indicated by the current rents paid and asked for comparable space as of the date of the appraisal.

      Cash Equivalent

      A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

      Discounted Cash Flow (DCF) Analysis

      The procedure in which a discount rate is applied to a set of projected income streams and. a reversion. The analyst specifies the quantity, variability, timing and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present values at a specified yield rate. DCF analysis can be applied with any yield capitalization rate and may be performed on either a lease-by-lease or aggregate basis.

Legal Description

      The subject is identified as parcel 039-1-06-081A and 081B among the land records of Fairfax County, Virginia. We were not provided with a metes and bounds description of the site.

================================================================================


                                       -3-
                                                            CUSHMAN &
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

                                                               REGIONAL ANALYSIS
================================================================================

Introduction

      The real estate market is affected by a range of supply and demand factors. As examples, the growth trends in population and the number of households affect the general demand for housing, offices, shopping centers, warehouses; the employment opportunities and unemployment levels influence the ability or desire to buy or rent and the quality/cost of the facilities sought; demographics influence the types of units demanded; and general economic conditions affect the attitudes of the populace towards the future.

      The following analysis will review each of the major factors affecting the supply and demand for real estate in the metropolitan area. The discussion is organized to provide the reader with an overview of the area's geographic scope and facilities infrastructure, followed by discussions of the key economic factors affecting supply and demand under the following headings:

      o  Background

      o  Area Definition

      o  Infrastructure

      o  Population

      o  Employment and The Economy

      o  Household Demographics

      o  Recent Trends

Background

      Washington, D.C. is unique among American cities. As our nation's capital, it serves as a focal point for our country both politically and economically. In the role as host city for a major world power, it attracts people from all over the world. Washington had been dubbed a "recession proof" city in that it was insulated, as some argued, from the full effects of economic ups and downs by the stabilizing influence of the federal government as the area's biggest employer. From the 1950s through the 1980s, the size of government continually increased, which brought about an increase in government employment and population in the Washington area. However, as the recession of the early 1990s took hold, affecting the entire east coast, this impression faded significantly. Further, as will be discussed later, the latest government downsizing demanded by the Republican controlled Congress is expected to add further negative pressure to the area's statistics.

Area Definition

      The metropolitan Washington area is all of the Washington Metropolitan Statistical Area (MSA) as defined by the U.S. Department of Commerce, Bureau of the Census, as of June 1983. The Washington MSA includes: District of Columbia; the Maryland Counties of Calvert, Charles, Frederick, Montgomery and Prince George's; the Virginia Counties of Arlington, Fairfax, Loudoun, Prince William and Stafford; and the Virginia independent Cities of Alexandria, Fairfax, Falls Church, Manassas, and Manassas Park. Prior to the 1983 redefinition of the Washington MSA, the Maryland counties of Calvert and Frederick and the Virginia county of Stafford were excluded. The addition of these counties enlarged the metropolitan area from approximately 2,800 square miles to 3,956 square miles. Please refer to the Washington MSA map on the following page.

================================================================================


                                       -4-
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

                               [GRAPHIC OMITTED]
                                 [REGIONAL MAP]

                                  Regional Map

                                                            CUSHMAN &
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

                                                               Regional Analysis
================================================================================

      Effective December 31, 1992, the Department of Commerce created a new Washington-Baltimore-D.C.-MD-VA-WVa CMSA (consolidated metropolitan statistical area) that includes the primary Washington, D.C. and Baltimore MSAs, plus a new Hagerstown MSA and nine additional counties in Virginia and West Virginia. The expanded market was created to reflect the area's household and employment patterns and is highly touted by economic development agencies. The current Washington, D.C. metropolitan area is the appropriate focus for this analysis, however, since the pertinent market is more localized.

      The population, housing and employment characteristics of the region are best defined by starting at the area's central jurisdictions: the District of Columbia, Arlington County, and the City of Alexandria; then moving outward to the first suburban tier of counties: Fairfax County, City of Fairfax, City of Falls Church, Prince George's County, and Montgomery County; and thence to the outer tier of suburbs-Loudoun County, Prince William County, Manassas and Manassas Park, Frederick County, Calvert County, Charles County, and Stafford County.

Infrastructure

Transportation

      The Capital Beltway (1-495) is one of the most important factors driving development in the Washington area. It has tied the Maryland and Virginia suburbs together and significantly influenced real estate investment patterns. One of the primary results has been a steady rise in land prices in the vicinity of the Beltway. Apartments, light industrial facilities, distribution warehouses, and shopping centers have gone up wherever the Beltway crosses other major highways. Interestingly, closer-in sites have often been by-passed in favor of locations adjacent to the Beltway.

      In addition to the Beltway, the Washington region is bisected to 1-95, the major north-south interstate highway that extends most of the length of the Atlantic coast, and 1-66, an east-west highway that begins in Washington, D.C. and connects westward to other interstate highways in Virginia and West Virginia.

      The Washington Metropolitan Area Transit Authority (WMATA) provides transit service in Maryland, the District of Columbia, and Virginia, including both rapid rail and bus transportation. The rapid rail network, referred to as MetroRail, will cover 103 miles with 86 stations in D.C., suburban Maryland and Virginia when completed in the late 1990s. The construction of MetroRail has had a major impact on land values around the stations and has spurred dramatic new development, both in downtown Washington and in suburban areas. Major new office and mixed use projects have been built around the Metro stops. In particular, portions of downtown Washington and Arlington County have experienced an economic revitalization due to the opening of MetroRail. Apartment projects often market themselves as being close to MetroRail stations and typically command rents at the high end of the market and achieve higher occupancies as a result. The same could be said for various primary employment centers and major retail facilities.

================================================================================


                                       -6-
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                                                               Regional Analysis
================================================================================

      In terms of air transportation, the Washington area is served by three major airports: Washington National, Baltimore/Washington International and Washington Dulles International. Washington National, located in Arlington County, is located four and one-half miles from the U.S. Capitol, and transports over 16 million passengers per year. The airport was built in the 1940s and is currently undergoing major renovations and expansion, which primarily includes a new terminal building and improved parking.

      Opened in 1962, Dulles Airport has been an important factor in the growth of the regional economy of Northern Virginia. In 1985, it became the fastest growing airport in the United States. Currently 19 airlines service the airport with 500 daily departures serving 30,000 passengers. Three major airlines have established regional hubs here including United Airlines, Continental, and Delta Airlines. Further, international carriers including Air France, British Airways, All Nippon Airways, TWA, Lufthansa and Swiss Air.

      The Baltimore/Washington International Airport (BWI) is located in the southern portion of the Baltimore MSA in Anne Arundel County, ten miles from downtown Baltimore, and 30 miles from Washington, D.C. This airport hosts 18 passenger airlines that provide direct air service to 135 cities in the United States and Canada. BWI also provides service to air-freight carriers with its 110,000 square foot air cargo complex. When compared with Dulles and Washington National Airport, BWI services 28 percent of commercial passengers, 38 percent of commercial operations and 57 percent of freight customers. BWI has spawned the development of 15 new business parks and several hotels, has created nearly 10,000 jobs, and has generated a state-wide economic impact of $1.7 billion in the form of business sales made, goods and services purchased, and wages and taxes paid.

Government Services and Structures

      The Washington, D.C. metropolitan area contains fourteen different municipal jurisdictions, including the District of Columbia, ten counties and three cities in two states. Local governments provide typical municipal services found in a major metropolitan area, including welfare and social services, refuse collection, emergency services, public education, and a variety of regulatory functions. Each municipality has its own zoning ordinance and governmental structure.

      In addition to the local governments, the District of Columbia is the headquarters for the federal government. Major federal agencies are located throughout the District of Columbia and many of the surrounding suburbs. The support functions for many agencies have been relocated to the less expensive suburbs.

      The area is also served by several cross-jurisdictional agencies. These include the Maryland National-Capital Park and Planning Commission (MNCPPC) which provides planning and zoning coordination to the Maryland suburbs. The Washington Metropolitan Area Transit Authority (WMATA), which was referred to earlier, is the regional public transit authority. The Metropolitan Washington Council of Governments performs studies on metropolitan economic and business issues and promotes the region to outsiders.

================================================================================


                                       -7-
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

                                                               Regional Analysis
================================================================================

Public and Private Amenities

      As the nation's capital, the District of Columbia houses many national museums, monuments, and institutions that attract visitors to the area from around the world. Washington, D.C. is one of the leading tourist destinations for domestic travelers and foreign visitors to the United States.

      In addition, the metropolitan area is a strong supporter of the performing arts. The Kennedy Center is the area's main stage for plays, opera, and symphony presentations, but there are indoor and outdoor stages and theaters in all of the adjacent jurisdictions. Professional athletics are played at RFK Stadium (football) in southeast Washington, D.C. and the U.S. Air Arena (basketball and hockey) in Landover, Maryland. Baseball is played at Oriole Park at Camden Yard in Baltimore. A new downtown sports arena is under construction with events expected to start in early 1997.

      The region also offers numerous private and public golf courses, municipal parks, and bicycle and jogging trails. One unique feature of the region's outdoor attractions is the C&O Canal. The canal is maintained as a national park and follows the Maryland side of the Potomac River between Georgetown in northwest Washington, D.C. and Cumberland, Maryland. The Potomac River is an active recreational area for fishing and various kinds of boating.

      The public and private primary schools in the region include many with national standing. The school districts face the typical challenges encountered in urban centers with mixes of high and low income neighborhoods and growing immigrant populations without English language skills. On average, the suburban school districts tend to be better funded than those in the District of Columbia.

      With respect to higher education, the region has a network of nationally recognized universities and regional and community colleges, including George Washington University, Georgetown University, American University, the University of Maryland, Howard University, Gallaudet University, The University of the District of Columbia, Catholic University, George Mason University, and Trinity College.

Population

      This section will examine the population size and age trends for the metropolitan area. Employment, income, and household related demographics will be reviewed separately.

      According to Market Statistics' 1995 Demographics USA, the Washington, D.C. MSA ranks fifth in the nation in terms of total population. The Washington area increased in population by 20.7 percent between 1980 and 1990, or an average annual rate of 2.1 percent. The rate of growth has slowed somewhat with the population change between 1990 and 1995 having increased at an annual average of 1.2 percent. Nonetheless, population growth in the region during the 1980s far exceeded the growth during the 1970s, when the region grew by an average of only 21,000 persons per year. During the 1980s, the region had an average growth of roughly 67,000 persons per year.

      Interestingly, however, while there was an overall increase in population, this increase was by no means uniform within the component jurisdictions of the Washington MSA. The 1980s saw a shift in population from the inner-city and close-in suburbs to the more remote suburban areas. The District of Columbia was the big loser during this period with an average annual decline of 0.5 percent. The annual rate of decline grew to 1.4 percent by 1995.

================================================================================


                                       -8-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      In contrast, the inner suburbs had an annual average growth rate of 2.5 percent during the 1980s, with both Fairfax County, Virginia, and Montgomery County, Maryland having growth rates of 3.7 percent and 3.1 percent, respectively. Both counties were the main suburban benefactors of commercial office and retail development for this period and population increases were primarily concentrated in the outer portions of the counties. The growth in these areas has decreased in the 1990s to an annual growth rate of 1.7 and 1.3 percent, respectively.

      The largest population increases occurred in the outer suburbs, the areas beyond the first tier communities surrounding the District. The average annual rate of increase in these areas-was 4.4 percent between 1980 and 1990. However, the rate of increase has fallen off since 1990 to 3.2 percent, a phenomena concurrent with the slow down in the economy. The following chart presents population data and the average growth rates for the various jurisdictions in the MSA:

================================================================================
                               Population Changes
                    1990 Census Estimates Versus 1980 Census
================================================================================
                                    Population            Annual Average
      Jurisdiction                  (Thousands)           Growth Rate (%)
                          ======================================================
                           1980      1990      1995     1980-1990  1990-1995
================================================================================
District of Columbia       638.3     606.9     565.7     -0.4919   -1.3577
--------------------------------------------------------------------------------
Arlington County           152.6     170.9     175.4      1.1992    0.5266
--------------------------------------------------------------------------------
City of Alexandria         103.2     111.2     113.3      0.7752    0.3777
================================================================================
Central Jurisdictions      894.1       889     854.4     -0.0570   -0.7784
================================================================================
Fairfax County             596.9     818.6     889.2      3.7142    1.7249
--------------------------------------------------------------------------------
City of Fairfax             19.4      19.6      20.6      0.1031    1.0204
--------------------------------------------------------------------------------
City of Falls Church         9.5       9.6       9.6      0.1053    0.0000
--------------------------------------------------------------------------------
Montgomery County          579.1     757.0     807.9      3.0720    1.3448
--------------------------------------------------------------------------------
Prince George's County     665.1     729.3     768.2      0.9653    1.0668
================================================================================
Inner Suburban Area         1870    2334.1    2495.5      2.4818    1.3830
================================================================================
Loudoun County              57.4      86.1     111.7      5,0000    5.9466
--------------------------------------------------------------------------------
Prince William County      144.7     215.7     242.2      4.9067    2.4571
--------------------------------------------------------------------------------
Cities of Manassas/           22      34.7      39.0      5.7727    2.4784
Manassas Park
--------------------------------------------------------------------------------
Frederick County           114.8     150.2     174.0      3.0836    3.1691
--------------------------------------------------------------------------------
Calvert County              34.6      51.4      63.4      4.8555    4.6693
--------------------------------------------------------------------------------
Charles County              72.7     101.2     110.2      3.9202    1.7787
--------------------------------------------------------------------------------
Stafford County             40.5      61.2      78.0      5.1111    5.4902
================================================================================
Outer Suburban Area        486.7     700.5     811.6      4.3929    3.1720
================================================================================
METRO AREA TOTAL          3250.8    3923.6    4161.5      2.0696    1.2127
================================================================================

Source: U.S. Census Data and 1995 estimate Provided By Market Statistics 1995 Demographics USA

Note: The list of municipalities corresponds to the DC-VA-MD MSA prior to the December 31, 1992 expansion.


================================================================================

                                       -9-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      We noted earlier that the District of Columbia actually lost population over the past ten years while the suburban areas grew. It is important to note, however, that this phenomenon is being seen in most major metropolitan areas in the United States. Nevertheless, in relative terms, the population decreases in Washington, D.C. versus population increases in suburban areas are significantly less than that seen in other parts of the country, thus attesting to the continuing strength and viability, albeit somewhat lessened given the more recent recessionary trends, of the metropolitan area's inner city.

Age Distribution

      As can be seen in the following chart, the percentage of the region's infant and elderly populations increased between 1980 and 1990. Interestingly, however, the number of working aged-residents increased the most in absolute numbers. The number of youths and teenagers shrank. The following table displays the data.

================================================================================
                            Population Trends By Age
                        (Council of Governments Members)
================================================================================
                                  1980              1990               % Change
================================================================================
      0 to 4 Years               192,372           262,578              +36.5%
--------------------------------------------------------------------------------
      5 to 17 Years              636,733           585,949               -7.2%
--------------------------------------------------------------------------------
     18 to 64 Years            2,020,989         2,509,056             +24.1%
--------------------------------------------------------------------------------
     Over 65 Years               235,875           317,538             +34.6%
================================================================================

Source:   1980 and 1990 Census Data; Metropolitan Washington Council of
          Governments: Where We Live: Housing and Household Characteristics in the Washington Metropolitan Region, April, 1993.

      The District of Columbia was the only major jurisdiction to lose working age adults (down 1.9 percent). The largest gains among working age adults were in the inner suburbs of Montgomery and Prince George's County in Maryland and Arlington, Fairfax, and Loudoun Counties in Virginia. The increases in the elderly population were spread across all municipalities.

      As of the 1990 Census, the population was distributed with 21 percent under 30 years, 39 percent between the ages of 30 and 49 years, and 12 percent between 50 and 64 years of age. These are the key working age groupings.

Employment and The Economy

      The employment picture has a very significant effect on the demand for real estate. High unemployment rates and business downsizing, for example, reduce the number of households able to buy homes. Similarly, a growth economy creates increasing demand for goods and services. This section will review the recent trends and the outlook for employment in the Washington, D.C. region.

================================================================================


                                      -10-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Employment Characteristics

      The following table shows the area's total employment as a percent of total employment for each industry group for the past eight years.

=================================================================================================================================
                                      Non-Agricultural Employment
                                   Percent Share of Total Employment
=================================================================================================================================
                                                                                                                          Annual
      Industry              1988        1989        1990         1991        1992        1993       1994        1995      Growth
                                                                                                                             %
=================================================================================================================================
Manufacturing                4.1         4.0         3.9          3.8         3.6         4.0        3.9         4.9        2.4
---------------------------------------------------------------------------------------------------------------------------------
Construction                 6.6         6.6         6.0          4.8         4.4         4.4        4.8         4.0       -4.9
---------------------------------------------------------------------------------------------------------------------------------
T.C.U.(1)                    4.9         4.9         4.8          4.8         4.7         4.5        4.6         4.5       -1.0
---------------------------------------------------------------------------------------------------------------------------------
Wholesale Trade              3.6         3.5         3.5          3.4         3.3         3.3        3.3         3.2       -1.4
---------------------------------------------------------------------------------------------------------------------------------
Retail Trade                16.2        16.1        15.9         15.6        15.4        15.6       15.7        16.6        0.3
---------------------------------------------------------------------------------------------------------------------------------
F.I.R.E.(2)                  5.9         5.8         5.9          5.9         5.8         5.7        5.9         5.5       -0.8
---------------------------------------------------------------------------------------------------------------------------------
Services                    32.4        33.0        33.7         34.3        34.9        35.1       35.4        36.3        1.5
---------------------------------------------------------------------------------------------------------------------------------
State Government             3.7         3.6         3.6          3.6         3.6         3.7        3.6         3.4       -1.0
---------------------------------------------------------------------------------------------------------------------------------
Local Government             6.0         6.1         6.4          6.7         6.7         6.9        6.9         7.3        2.7
---------------------------------------------------------------------------------------------------------------------------------
Federal                     16.6        16.4        16.3         17.1        17.5        16.8       15.9        14.4       -1.7
Government
=================================================================================================================================
Total Employment         2,167.2     2,226.7     2,242.6      2,190.5     2,186.8     2,317.1    2,373.1     2,425.2        1.5
(Thousands)
=================================================================================================================================
Yr-to-Yr Growth             N/A         +2.7        +0.7         -2.3        -0.2        +5.6       +2.4        +2.2       N/A
(%)
=================================================================================================================================

(1) Transportation, Communications, Utilities

(2) Finance, Insurance, Real Estate

Source: U.S. Department of Labor, Bureau of Labor Statistics, Wage and Salary Employment, 1988-1995; Obtained From the District of Columbia Department of Employment Services

================================================================================


                                      -11-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      The region enjoyed a period of unusual job expansion during the 1980s. The peak year for growth was 1984, when growth reached 107,000 jobs. The growth fell to 100,000 in 1985, and to 82,000 jobs in 1986. From 1986 to 1988, job growth settled at around 80,000 to 90,000 jobs per year, or in the four percent range. Job growth dropped to 59,500 jobs (2.9 percent) in 1989, and declined by another two percent to only 15,900 jobs in 1990. By this time, the economy was being affected by the national recession with the area's total employment declining by 52,100 jobs (minus 2.3 percent) in 1991 and remaining relatively flat in 1992. Since 1992, however, the area experienced positive growth of 2.2 to 5.6 percent. This growth was found in the suburban areas as opposed to the District of Columbia and was evenly distributed through all industry types. The average growth rate for the 1988 to 1995 period reflects a 1.5 percent per year average, which is below the national average of about 2.5 percent per year.

      Although the federal government has historically been the major employer in the region, its share of employment has decreased slightly from about 17 to 15 percent over the past two to three years. The aggregate federal employment grew at an average annual rate of 1.4 percent between 1988 and 1992. Since 1992, federal employment has decreased steadily from 17.5 percent to 14.4 percent and is expected to further decline in light of the downsizing issue.

      The most dramatic change in employment in the Washington area has been in the private sector, particularly the emergence of the service industry as the fastest growing and now largest employment opportunity. In 1960, the services industry employed 18 percent of all non-agricultural workers and has grown to
36.3 percent by 1995. Retail and wholesale trades have maintained a steady portion of total employment, thus indicating that employment in these sectors expands and contracts with the economy.

      Construction employment fell dramatically in 1991. The construction boom of the late 1980s came to an abrupt halt by late 1990, and the percent share of employment held by the construction sector fell from 6.6 percent in 1988 and 1989 to 4.0 percent in 1995. The average annual rate of decline over the period was 4.9 percent.

      We noted earlier a growing diversification of the area's employment base. The following list of major employers in the Washington area reflects the growing diversity of the local economy, the continuing influence of educational institutions, and the emergence of service-oriented firms.

================================================================================


                                      -12-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================
                            Largest Private Employers
                     Ranked by Total Employees in Metro Area
================================================================================
                                                                    Metro Area
      Rank                        Company Name                      Employees
================================================================================
          1                Inova Health Systems                        9,500
--------------------------------------------------------------------------------
          2                Hechts                                      8,000
--------------------------------------------------------------------------------
          3                Medlantic Healthcare Group                  6,000
--------------------------------------------------------------------------------
          4                Long & Foster Real Estate                   5,300
--------------------------------------------------------------------------------
          5                Shoppers Food Warehouse                     3,800
--------------------------------------------------------------------------------
          6                Booz Allen & Hamilton                       3,100
--------------------------------------------------------------------------------
          7                Dyncorp                                     3,000
--------------------------------------------------------------------------------
          8                Holy Cross Hospital                         2,300
--------------------------------------------------------------------------------
          9                Providence Hospital                         2,000
--------------------------------------------------------------------------------
          10               Alexandria Hospital                         1,742
================================================================================

Source:   Washington Business Journal, November 17-23, 1995

      If the federal government were included in the above list, the Department of Defense would be the largest local employer, with over 86,000 employees. The next closest is the Department of Health and Human Services with over 30,000 employees. The Treasury, Justice, Postal Service, and Commerce Departments all have over 20,000 employees, and are larger individual employers than any other local private firm.

      The local governments are also major employers in the region. For example, the City of Alexandria had over 5,100 employees between the city government, Alexandria Hospital, and the public school system. Arlington, Fairfax, and Loudoun Counties have, respectively, over 6,800, 25,500, and 3,900 employees for the same functions. Montgomery County and Prince George's Counties are similarly large local employers.

Unemployment Rates

      According to the Census reports, the Washington region has one of the highest labor force participation rates in the country, with more than 75 percent of the population between the ages of 16 and 65 being part of the labor pool. This is ten percent higher than the national average.

      For most of the 1980s, the demand for workers was increasing at a faster rate than the number of workers in the area, causing a labor shortage. The 1991 through 1993 recession, however, halted job growth in the area and drove up unemployment rates. The related statistics are summarized below.

================================================================================
                               Unemployment Rates
================================================================================
      Year             1988    1989   1990    1991   1992   1993   1994    1995
================================================================================
Washington MSA         2.9%    2.7%   3.4%    4.5%   5.0%   4.5%   4.1%     3.9%
--------------------------------------------------------------------------------
United States          5.5%    5.3%   5.5%    6.7%   7.4%   6.8%   6.1%     5.3%
================================================================================

Source: Metropolitan Council of Governments: Economic Trends in Metropolitan Washington, 1988-1991 (The unemployment rates are not seasonally adjusted.) Updated figures including 1992 through 1995 obtained from the District of Columbia Department of Employment Services.

================================================================================


                                      -13-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================


      The outlook for employment in the region continues to be strong despite the recent recession. Obviously, federal and local government employment is a major contributor to the region's stability. Fortunately, as government jobs (as a sector of the whole) has decreased, private sector job growth seems to be picking up the slack. Most of the swings in employment have been experienced in the construction trades and retail employment. These last two sectors are expected to remain soft for the next few years with slow gains made as the economy stabilizes and demand for new housing and commercial construction increases.

Federal Procurement

      The federal government continues to be the region's major contractor for services. Thus, the level of federal spending directly impacts local employment in the services and other sectors of the economy. There was a large surge in employment during the 1980s, for example, that was fueled primarily by federal spending and an effort by the Reagan Administration effort to "privatize" government functions. The following table shows the recent history for federal procurement by defense and non-defense awards.

================================================================================
                  Federal Spending in the Washington, D.C. Area
                                   (Millions)
================================================================================
   Fiscal Year        1988    1989    1990     1991    1992     1993   1994
================================================================================
Percent Defense       33.9%   33.1%   31.2%    30.1%   29.9%    29.3%   N/A
--------------------------------------------------------------------------------
Percent
Non-Defense           66.1%   66.9%   68.8%    69.9%   70.1%    70.7%   N/A
--------------------------------------------------------------------------------
Total                 $37.6   $39.1   $42.6    $47.2   $49.6   $51.9   $56.1
================================================================================
Percent to DC         41.5%   42.1%   43.1%    41.6%   41.0%    39.9%  39.5%
--------------------------------------------------------------------------------
Percent to MD         27.5%   28.1%   26.6%    26.4%   27.4%    27.2%  27.7%
--------------------------------------------------------------------------------
Percent to VA         31.0%   29.8%   30.2%    32.0%   31.6%    32.9%  32.8%
================================================================================

Source: Greater Washington Research Center Federal Spending in Metropolitan Washington, April 1995.

      The bulk of the purchases are for services, constituting almost 67 percent of the dollar value of transactions in 1994. Also, important to note is the fact that both products acquisitions and research and development contracts remained relatively constant as a percentage of total spending over the 1992 through 1994 period at 17 and 15 percent, respectively. The ratio of expenditures between the three parts of the region have remained mostly stable, with Fairfax, Arlington and Alexandria capturing most of the Northern Virginia dollars and Montgomery and Prince George's Counties capturing the lion's share of the Maryland allocation.

Employment Outlook

      The Greater Washington Research Center reported that growth in the Washington area economy finally returned during the latter part of 1993 after staggering through the previous six years. In early 1995 (April), most of the nine indicators that the research group uses to track the health of the economy and to predict its direction were up, the only exception being the employment index which showed the number of jobs increasing at a pace somewhat slower than the seasonal norm. On the positive side, however, the number of jobs increased by the largest margin since mid-1993. Job gains in the private sector seem to be leading those in the government.

      The indicators utilized by the Research Center seem to suggest that the economy is continuing to gain strength. However, the level of improvement still falls short of generating the number of jobs the Washington area produced during the boom of the 1980s. Although

================================================================================


                                      -14-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

the number of jobs in the area increased in 1995, the total number of jobs is still short of prerecession peak employment.

      Job gains have been concentrated in the local government and service sectors, with employment in retailing and construction still relatively depressed. The new jobs numbers may be understated because they don't include self-employment. In addition to employment, other guideposts to the state of the region's economic health - airport boardings, classified advertising lineage and the national consumer confidence index - have all improved.

      Even though the recovery in the Washington area may be slow, the region is strong economically. Christine Chmura, corporate economist for Crestar Bank in Richmond, noted that the office vacancy rate in the Washington area is below that in most metropolitan areas and that unemployment is lower than it is nationally. The indicators that the Greater Washington Research Center uses to forecast economic growth six to nine months from now were up as well, albeit less strongly.

      Increases in the sales of durable goods, in the number of business telephone lines installed, in housing sales, in the Johnston, Lemon Index of local stocks and in the national leading index, produced a modest gain of 0.09 percent in March.

      Overall, the region's performance was described as a year of recovery, as evidenced by the net increase in wage and salary jobs, with the services and government sectors adding the most positions. For 1995, we witnessed further employment gains for the region and a strengthening economy, as the recovery broadened and deepened.

Household Demographics

      One of the more important demographic factors influencing the demand for goods and services is the household. The household is the basic consuming unit in the housing market. It is defined by the U.S. Census as a person or group of people who jointly occupy a dwelling unit and who constitute a single economic unit for the purposes of meeting housing expenses. The household unit can be a family, two or more individuals living together, or a single person.

      The historical household growth patterns help define the region and are shown in the following table. The forecasts were published by Equifax National Decision Systems and were tabulated for them by an econometric modeling service associated with a major university.

      The figures show that the number of households in the region grew at an average annual rate of 2.4 percent during the 1980s. The rate has slowed to about 1.1 percent per year for 1990 through 1995, and is projected to remain relatively constant at 1.1 percent for the next five years. As with the population figures presented earlier, household formation has become negative in the District of Columbia. However, the inner suburbs have showed continued growth with the strongest counties being Fairfax and Montgomery. The outer suburbs had the strongest 1980s and early 1990s growth rates, but are projected to slow to an average annual rate of 3.0 percent.

================================================================================


                                      -15-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

====================================================================================================
                                          Household Changes
                              1990 Census Estimates Versus 1980 Census
====================================================================================================
                                       (Thousands)                          Growth Rate
                                       Households                           Annual Average
                              ======================================================================
      Jurisdiction                                              2000                           1995-
                              1980         1990       1995      Fcst   1980-1990   1990-1995    2000
                                                                                                Fcst
====================================================================================================
District of Columbia          253.1        249.6     232.4      218.4    -0.1        -1.4      -1.2
----------------------------------------------------------------------------------------------------
Arlington County               71.6         78.5      79.5       81.8     1.0         0.3       0.6
----------------------------------------------------------------------------------------------------
City of Alexandria             49.0         53.3      54.0       53.6     0.9         0.3      -0.2
====================================================================================================
Central Jurisdictions         373.7        381.4     365.9      353.8     0.2        -0.8      -0.7
====================================================================================================
Fairfax County                205.2        292.3     314.8      337.5     4.3         1.5       1.4
----------------------------------------------------------------------------------------------------
City of Fairfax                 6.9          7.4       7.6        7.6     0.7         0.5       0.0
----------------------------------------------------------------------------------------------------
City of Falls Church            4.3          4.2       4.2        4.2    -0.2         0.0       0.0
----------------------------------------------------------------------------------------------------
Montgomery County             207.2        282.2     300.6      320.9     3.6         1.3       1.4
----------------------------------------------------------------------------------------------------
Prince George's Cnty          224.8        258.0     269.7      280.7     1.5         0.9       0.8
====================================================================================================
Inner Suburban Area           648.4        844.1     896.9      950.9     3.0         1.3       1.2
====================================================================================================
Loudoun County                 18.7         30.5      39.5       49.1     6.3         5.9       4.9
----------------------------------------------------------------------------------------------------
Prince William Cnty            43.8         69.7      77.9       86.8     5.9         2.4       2.3
----------------------------------------------------------------------------------------------------
Cities of Manassas/             6.9         11.7      12.9       14.1     7.0         2.1       1.9
Manassas Park
----------------------------------------------------------------------------------------------------
Frederick County               37.5         52.6      61.3       71.7     4.0         3.3       3.4
----------------------------------------------------------------------------------------------------
Calvert County                 10.7         17.0      20.9       24.7     5.9         4.6       3.6
----------------------------------------------------------------------------------------------------
Charles County                 21.4         32.9      36.1       39.4     5.4         1.9       1.8
----------------------------------------------------------------------------------------------------
Stafford County                12.2         19.4      24.7       29.1     5.9         5.5       3.6
====================================================================================================
Outer Suburban Area           151.2        233.8     273.3      314.9     5.5         3.4       3.0
====================================================================================================
REGION TOTAL                 1173.3       1459.3    1536.1     1619.6     2.4         1.1       1.1
====================================================================================================

Source: U. S. Census Data Provided By National Decision Systems, Inc. and Market Statistics 1995 Demographics USA

Note: The list of municipalities corresponds to the DC-VA-MD MSA prior to the December 31, 1992 expansion.

      The key items relating to Household (HH) Income and Statistics relating to persons per dwelling unit (DU) are summarized below.

====================================================================================================
                        Selected Household Demographics for the Metropolitan Area
====================================================================================================
             Category                                       2000          % Change         % Change
                                    1990        1995       Forecast      1990-1995        1995-2000
====================================================================================================
Average HH Income                 $55,693     $67,747      $89,806         21.6%            32.6%
----------------------------------------------------------------------------------------------------
Median HH Income                  $46,196     $55,684      $68,889         20.5%            23.7%
====================================================================================================
Population by HH Type (1990)     % Family               % Non-Family
                                    HH        81.1%          HH            16.4%
====================================================================================================
No. Of Persons                      One         Two        Three           Four         Five or More
====================================================================================================
Persons Per DU (% of Total)        24.9%      30.8%          18.5%         15.3%            10.5%
====================================================================================================
Characteristics                 Single Male   Single    Married Couple   Other Family    Non-Family
                                              Female                       Head             Head
====================================================================================================
HH Type (% of Total)               10.5%      14.4%          51.7%         15.4%             8.0%
====================================================================================================

Source: U.S. Census Data and Projections Provided by Equifax National Decision Systems, Inc.

================================================================================


                                      -16-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      Since 1980 there has been a drop in household size and, correspondingly, a growth in the number of non-family households. Married couples continue to represent over 50 percent of the total households. Single person households grew at an annual rate of 2.5 percent and non-family households grew at an annual rate of 6.1 percent during the last decade, while single parent households grew at an annual rate of 3.0 percent during the 1980s. The growth in the single person and non-family household categories of households contributes to housing demand, which generates demand across the economy.

      Another important issue affecting the demand for real estate is household income. The following table shows the percent distribution of income within the different jurisdictions.

================================================================================
                  1995 Percent Distribution of Household Income
================================================================================
                        Less Than   $25-    $50.0-  $75.0-    Over     No. of
    Jurisdiction           $25K     49.9K   74.9K   99.9K    $100K   Household
                                                                     (Thousands)
================================================================================
District of Columbia       31.2     30.8     18.3      9.4    10.3      232.4
--------------------------------------------------------------------------------
Arlington County           17.8     31.1     25.1     13.5    12.5       79.5
--------------------------------------------------------------------------------
City of Alexandria         15.3     32.3     26.7     12.7    13.0       54.0
--------------------------------------------------------------------------------
Fairfax County              7.4     18.5     25.9     21.6    26.6      314.8
--------------------------------------------------------------------------------
City of Fairfax            15.3     33.2     31.5     13.8     6.2        7.6
--------------------------------------------------------------------------------
City of Falls Church       13.4     22.6     27.5     17.0    19.5        4.2
--------------------------------------------------------------------------------
Montgomery County          12.6     25.8     27.2     16.6    17.8      300.6
--------------------------------------------------------------------------------
Prince George's County     17.4     35.0     28.8     12.6     6.2      269.7
--------------------------------------------------------------------------------
Loudoun County             11.9     27.6     33.8     16.3    10.4       39.5
--------------------------------------------------------------------------------
Prince William County      10.8     31.9     34.9     15.1     7.3       77.9
--------------------------------------------------------------------------------
Cities of Manassas/        11.5     33.3     33.2     14.0     8.0       12.9
Manassas Park
--------------------------------------------------------------------------------
Frederick County           21.4     36.9     28.2      9.0     4.5       61.3
--------------------------------------------------------------------------------
Calvert County             13.6     23.3     28.1     20.9    14.1       20.9
--------------------------------------------------------------------------------
Charles County             17.8     32.8     31.4     12.8     5.2       36.1
--------------------------------------------------------------------------------
Stafford County            16.1     35.7     31.0     11.9     5.3       24.7
================================================================================
Washington MSA             16.8     29.0     26.4     14.4    13.4     1536.1
================================================================================

Source:   Market Statistics 1995 Demographics USA.

     The metropolitan area as a whole shows a heavy distribution of households with incomes on the high end of the range. Approximately 55 percent of the households have an annual income over $50,000 per year, with 26+- percent in the $50,000 to $75,000 per year range and 28+- percent in the $75,000+ range.

      This relationship is not true of the inner suburban areas, which have an overwhelming percentage of households (60 percent) in the under $25,000 and $25,000 to $50,000+- per year categories.

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                                      -17-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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                                                     ---------------------------

                                                               Regional Analysis
================================================================================

Summary

      The long-term outlook for the metropolitan Washington area continues to be good. The expanding population of the area indicates an increase in demand for goods and services. The trend toward smaller household sizes provides additional demand pressures for new housing. The major factors affecting real property values are sound, and future trends appear to point toward continued economic vitality for the region.

      In the short term, the region has experienced the effects of the recent recession. Total employment in the region declined during the recent recession. However, unemployment levels were moderated by the influence of federal and local government employment and contracts for services. The Washington region continues to have one of the lowest unemployment levels in the United States.

      Overall, we believe that 1996 will be a period of slow growth and steady improvement in the underlying factors affecting the real estate markets. More importantly, we do not anticipate any further downturn in the local economy on the scale of what has occurred in other regions of the country. Many local economists and developers are signaling their belief that the real estate market is strengthening.

      Real estate values are volatile in this climate, with some property values on the increase while other areas remain stable. For the short-term, we expect that real estate values will show improvement in value in certain sectors. For the long-term, the market appears to be sound, with strong demographics and reasonable prospects for increasing values in the future.

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                                      -18-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          OFFICE MARKET ANALYSIS
================================================================================

Investment Market

      The investment market in the metropolitan Washington area has been active as 21 office buildings sold for more than $10 million in 1996 following 25 buildings during 1995. Within Washington, D.C. itself, seven buildings sold for over $10 million at an average price of $202 per square foot. The composition of investors in the metropolitan Washington area is largely institutional, consisting mainly of insurance companies, pension funds and fund advisors. In addition, the market has seen increased investment activity from offshore capital sources and individual syndicates.

      With a higher concentration of available capital, the metropolitan market has experienced rising prices on average. For example, most recently, a true trophy property developed by Copley and Prentiss Properties (1301 K Street) sold for $306 per square foot. Another similar quality building built by Manulife (1350 Eye Street) was purchased for almost $350 per square foot. In 1994, the Government of Singapore Investment Corporation purchased the 242,000-square foot office building at 901 E Street, NW, for $66 million, or $272 per square foot. These sales provide evidence that the metropolitan Washington office market continues to be among the more desirable markets in the nation for institutional investment.

Metropolitan Office Market

      Supply and Demand Factors

      In order to report on the state of the office market and to project future trends, we have collected information on the metropolitan Washington Office Market, the relevant submarket and the office projects that compete directly with the subject. Cushman & Wakefield of Washington, D.C., maintains a database comprised of multi-tenant office buildings of at least 20,000 square feet. The following categories of buildings are specifically not included in our survey: medical and professional buildings, government buildings, owner-occupied projects and office/ showroom/ warehouse complexes. Cushman & Wakefield also produces a quarterly Office Market Survey entitled Metropolitan Washington, D.C. Office Market Report. Additional information was obtained through conversations with knowledgeable market participants.

      The metropolitan Washington, D.C. office market includes the following jurisdictions: the District of Columbia, Arlington and Fairfax Counties and the City of Alexandria in Northern Virginia and Montgomery and Prince George's Counties in Suburban Maryland. The market contains over 200 million square feet of privately owned office space distributed among 31 submarkets within the seven jurisdictions. The District of Columbia contains 39 percent of the metro area's total square footage. The following table presents the geographic distribution of the office inventory in the metropolitan area, along with other statistical data:

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                                      -19-
                                                            CUSHMAN &
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

                                                          Office Market Analysis
================================================================================

==========================================================================================
                            Geographic Distribution of Inventory
                           Metropolitan Washington Office Market
                                     First Quarter 1997
==========================================================================================
Jurisdiction            Inventory    Overall    SF Under      Weighted Avg.     Y-T-D Net
                         SF (000)    Vacancy   Construction     Class A        Absorption
                                                              Rental Rate
==========================================================================================
Washington, D.C.          80,523      12.7%      1,983,260        $35.09           55,852
-------------------------------------------------------------------------------------------
Arlington County          24,995       6.3%        153,000        $26.34          239,351
-------------------------------------------------------------------------------------------
Alexandria                12,120       5.4%              0        $22.49            1,791
-------------------------------------------------------------------------------------------
Fairfax County            48,090       6.4%        510,000        $23.15          512.052
-------------------------------------------------------------------------------------------
Loudoun County             2,355       4.9%         73,500        $17.75           (3,120)
-------------------------------------------------------------------------------------------
Montgomery County         32,140      10.2%              0        $19.80          512,059
-------------------------------------------------------------------------------------------
Prince George's County    10,128      18.2%              0        $18.85           73,603
-------------------------------------------------------------------------------------------
  Total                  210,350       9.9%      2,033,016        $28.00        1,391,588
==========================================================================================

      As of the end of 1996, the overall vacancy rate stood at 9.9 percent, reflecting both direct vacancies and sublet space, continuing a slow recovery from the end of year 1992 vacancy of 14.7 percent. Although the Washington region is now and has over the past experienced generally higher overall occupancies levels than most major metropolitan areas in the United States, the current statistics, as presented in this section, reflect recent trends which in general, support only limited optimism for an overall improving market as a whole. Specifically, the Class A market appears sound, but there are unsettling currents affecting older buildings throughout the city.

      Furthermore, build-to-suit activity on the part of the World Bank and the International Monetary Fund (IMF) will likely prove problematic over the next couple of years, particularly in the Class B and C properties in the city's Central Business District office submarket (submarket boundaries will be defined later in this section). Also, the issue of government downsizing, both locally and nationally, cannot be dismissed lightly. The 1994 Congressional election brought the first change in the control of both Houses of Congress in 40 years. Thus, it is difficult to reliably predict the upshot. Accordingly, at the very least, caution is in order as we are traveling uncharted territory. These issues are discussed in greater detail later in this section.

      As noted above, there are positives in the market. We do expect Class A properties to fair well over the near term. Further, the suburban market, starting with Northern Virginia, are showing considerable strengthening with occupancies improving dramatically and rent spikes occurring in most submarkets. We also see similar trends in portions of suburban Maryland, particularly Montgomery County. As will be repeatedly indicated in the following discussion, there appears to be a continuing shortage of Class A office space in all submarkets throughout the region, but a plethora of Class B and C space, in at least some areas, namely the District.

      The following table presents the historical vacancy, rental rate and absorption data, showing a steadily declining vacancy rate and a possible increase in rents:

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                                      -20-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

=====================================================================================
                                 Historical Data
                      Metropolitan Washington Office Market
                                   1992 - 1996
=====================================================================================
Year   Inventory SF (000)  Vacancy      SF Under     Rental Rate   Net Absorption SF
                                      Construction
=====================================================================================
1992         204,427        14.7%      2,301,986          $22.80           2,833,422
1993         205,629        13.5%        874,631          $21.38           3,763,144
1994         206,337        12.7%      2,124,631          $21.44           2,319,175
1995         206,794        12.3%      1,004,272          $21.75           2,642,126
1996         212,389        10.8%      1,878,016         Class A           2,921,573
                                                          $27.35
=====================================================================================
        Annual Averages                1,636,707                           2,895,888
=====================================================================================

      The above table presents several important changes: the inventory increased by the inclusion of Loudoun County in the first quarter 1996; the square footage under construction jumped dramatically as new build to suits commenced. As the economy continues to improve, we anticipate a slow return to development.

Demand for Office Space

      As shown above, the overall vacancy has been gradually declining. The office market is demonstrating improvement, although it varies from market to market. Northern Virginia and Fairfax County specifically continue to be the strongest submarkets with low vacancies and strong absorption. In contrast, Washington, D.C. has demonstrated weak absorption and stable vacancy rates.

      Traditionally, the office market's vigorous leasing activity has been supported by the growth of the white collar employment base. Additionally, one of the major players in the local market is the federal government (largely the General Services Administration or GSA) which leases just over 20 percent of the office space in the metropolitan area. Government leasing has historically accounted for about 40 percent of gross leasing activity, but dropped to the 25 percent range in 1993 before falling to less than ten percent in 1994 and 1995 and then rising above ten percent in 1996. Furthermore, due to the new political climate in Washington and continuing efforts to cut the size of the federal government, future absorption projections are uncertain.

      In July 1996, GSA announced that government agencies will be allowed to control their own leasing using outside third party vendors, if they prefer. It is too early to tell what effect this will have on overall government leasing, but the change in the status quo is worth noting.

      Government activity notwithstanding, the primary influence on net office absorption is job formation, in particular, white collar employment. An historical summary of office type employment is shown in the following table, encompassing the categories of Government, Finance, Insurance, Real Estate
(FIRE), Transportation, Communications, Utilities (TCU) and Services. The compound annual growth rate from 1984 to 1994 was 3.0 percent. However, real growth occurred only in the 1984 to 1989 time frame with 5.0 percent compound growth rate while there was very modest compounded job growth of 1.6 percent from 1989 to 1994. In contrast, the future job growth over the next ten years is expected to be 6.6 percent for the Service sector, 1.3 percent for the Finance, Insurance & Real Estate sector and 1.4 percent for

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                                      -21-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
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                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

the Government sector. Obviously, the projection for growth in the Government sector merits caution as previously addressed.

================================================================================
                             Metropolitan Washington
                            Office Related Employment*
                                    1987-2004
================================================================================
 Year             Total            New Jobs Created Over          Net Office
               Employment            Previous Period              Absorption
                 (000s)                   (000s)              (000s Square Feet)
================================================================================
 1987            1,500.6                   N/A                        N/A
 1988            1,545.5                   44.9                       N/A
 1989            1,604.3                   58.8                       N/A
 1990            1,639.1                   34.8                       N/A
 1991            1,641.0                    1.9                      3,317
 1992            1,661.0                   20.0                      2,733
 1993            1,686.5                   25.5                      3,753
 1994            1,739.8                   53.5                      2,319
 1995            1,812.6                   72.8                      2,642
 1999            2,155.3             342.7 or 68.5/yr
 2004            2,688.6            533.3 or 106.7/yr
================================================================================
Source: The WEFA Group - Regional Economic Service, Spring 1994; - Net Absorption data from C&W

* Service, FIRE, TCU and Government sectors
================================================================================

      For the years for which data is available, the table also shows the historical relationship between job formation and office absorption in the metropolitan area. Coinciding with the depths of the recession, the 1991 job growth of only 1,900 jobs corresponded with a healthy absorption of 3.3 million square feet. We would typically expect lower absorption in years with little job growth. Possibly the low absorption was due in part to the high level of job growth in the immediate preceding years.

      In the following years, net absorption fluctuated between 2,319,000 to 3,753,000 square feet against a steadily growing job formation trend. Perhaps having some effect on the data is the national and local pattern of corporate down-sizing and consolidation, leaving less office space per employee. As one observer recently put it, "historically, 250 square feet per office employee was the standard rule-of-thumb ratio. Today, this ratio is working itself down to 160 feet per employee." A recent market example of this trend is AT&T's current target of 180 square feet of net rentable area per employee, down from 200 square feet a few years ago. Also, the federal government is now targeting less than 150 feet per employee.

      Although the above statistics produce unclear trends, the relationship between white collar job formation and net office space absorption, while not always obvious, is a key component of the demand side of the office space equation. With regular job growth, net absorption will occur and gradually draw down the supply of vacant office space, albeit probably at a slower pace than history would suggest.

      The number of years' supply of available space is one method of evaluating the relative health of a market. If one defines market equilibrium to be occupancy in the 95 percent range, then about 5.0 percent of the total inventory needs to be absorbed in order to achieve equilibrium (or about 10.2 million square feet). This is calculated by subtracting from the

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                                      -22-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

overall vacancy rate the defined 5.0 percent stabilized vacancy. Assuming a future absorption rate equal to the past five year average annual net absorption of 2.9 million square feet, an approximate 3.5 year supply of vacant office space (all classes) is indicated. This issue is discussed in greater detail once we look at the more distinct Washington, D.C., market versus the metropolitan area as a whole.

      Until recently, an exodus of businesses from the District to the suburbs compounded the recent downward absorption cycle. The exodus was attributable to the continuing cost cutting in large regional and national firms which fled the higher rates of the downtown market. Even so, the overall strength of the Washington area, based primarily on the influence of the federal government, should not be ignored. In addition, as occupancies increase and asking rental rates in the preferred close-in suburbs rose dramatically, the cost spread between downtown and the suburbs narrowed and seemingly stanched the outflow of major tenants.

      Nevertheless, within the Central Business District Submarket (CBD) of the downtown office district in Washington, D.C., an ominous cloud threatens prospective leasing for the next several years. This is particularly true for Class B and C buildings. As previously alluded to, the World Bank and IMF will have new headquarters buildings operational by 1997 and 1998. As these and other related tenants leave their CBD space, most of which is Class B, an additional
1.5 million square feet will become available, just within the next 12 months. While this is not expected to severely impact Class A buildings, it will definitely prove problematic for the Class B sector and likely disastrous for Class C and D buildings, over the short term at least.

      In the final analysis, we anticipate a return to equilibrium in the metropolitan Washington office market only after the turn of the century. We have defined this equilibrium in terms of occupancy and market rents with stabilized occupancy in the 95 percent range, and market rents at sufficient levels to support new construction. We expect the phenomena of free rent and above standard concessions to generally disappear over the next several years with market rents and the overall level of economic growth again achieving some sort of parity prior to the turn of the century. The exception may be the older Class C and D product, assuming it will rent at all.

Rental Rates

      Based on Cushman & Wakefield's survey of market rents, the weighted average asking rental rate drifted downward from 1991 to 1993 when it appears to have reversed directions. The following chart demonstrates the trend in overall rental rates since 1991. Note that Class A rates have been steadily rising as a result of the shrinking inventory of available space.

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                                      -23-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

                 =================================================
                      Overall Weighted Average Rental Rates
                   Washington Metropolitan Area Office Market
                                   1991 - 1997
                 =================================================
                  Year         Class A Rental       Overall Rental
                                Rates per SF        Rates Per SF
                 =================================================
                  1991              N/A                $23.34
                  1992              N/A                $22.80
                  1993             $21.88              $21.38
                  1994             $23.25              $21.44
                  1995             $25.07              $21.75
                  1996             $27.35              $23.07
                 1997Q1            $28.00              $23.89
                 =================================================

      Recent rental trends show signs of improvement in many submarkets, particularly in Northern Virginia. Further, an increasing portion of the remaining available Class A and B space is commonly referred to as back space, including inferior back office space with poor or no window lines, encumbered space, and less desirable configurations. The encumbered space includes Class A premises that are encumbered by existing tenants through expansion options. Overall, this back space is less desirable, has lower asking rates, and tends to be the last areas leased, all of which tends to skew the average asking rents downward. The reality is that the better Class A space is likely achieving higher rates than the statistics indicate.

      The lack of significant new construction, coupled with positive, albeit slower absorption, has led to a shortage of large blocks of Class A office space in the preferred submarkets. The emergence of back space is one indicator of this trend as is the recently completed speculative building at 1900 K Street in the CBD and other build to suits in the downtown area. Given the lack of overall speculative development, coupled with overall positive absorption, we do not anticipate any further decline in rental rates.

      Regarding the issue of rent spikes, we have recently observed above average rent jumps in some Northern Virginia submarkets and may be seeing the start of a similar occurrence in portions of Montgomery County, Maryland. Therefore, we believe real increases in market rental rates are likely over the next two to three years in selective markets as existing office inventory is absorbed and before funds for new speculative development become available and new construction begins. Again, due to the tight supply in some submarkets, there may be rent spikes for newer space within the next twelve month period. However, in only some instances has it been clear that investors were willing to pay for prospective rent spikes.

Land Values

      With the decrease in effective rents in the early 1990s, before the apparent turn-around noted above, land values had been depressed dramatically. Reportedly, values for downtown commercial land had decreased up to 25 percent or more since 1990. Secondary parcels have probably dropped even more precipitously. Nevertheless, we believe that this downward trend in vacant land prices has stopped and that it will reverse itself in the next few years, provided the economy continues to improve, the financial institutions resume lending, and the overall market psychology and investor expectations improve.

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                                      -24-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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

                                                          Office Market Analysis
================================================================================

      The most recent office land sale in downtown Washington was a 23,218 square foot site at the southwest corner of 13th and G Streets in the East End which sold in March 1996 at approximately $76 per FAR foot. Since this sale was subject to the buyer lining up the lead tenant and obtaining all necessary approvals, the price is probably higher than a pure speculative purchase would have been. General market indications point to a range of $40 to $70 for typical downtown development sites.

Summary of Metropolitan Office Market

      Although some submarkets remain soft, the overall vacancy rate continues to decline, and the remaining available space tends to be less desirable. Northern Virginia, in particular, is leading the region in net absorption, and has shown above average increases in rental rates. We believe that over the next several years, the metropolitan office market should reach a more stabilized position both from an occupancy and lease rate standpoint. Until equilibrium is reached, however, overall rental rates for all classes of space will probably not grow at a compound rate that exceeds the rate of inflation.

      In contrast, Class A space has demonstrated strength in the overall market, absorbing clearly more than its fair share of the total market absorption. While some Class B product may mirror the growth rates for Class A space, the majority will most likely only experience marginal growth given the excessive supply of Class B space compared to the demand for it. Finally, most Class C and D buildings will have difficulty renting at any rate.

Northern Virginia and Tyson's Corner/McLean Office Market

      The subject property is located in the Tyson's Corner/McLean submarket of Fairfax County in Northern Virginia. According to the first quarter Metropolitan Washington, D.C. Office Market Report, published by Cushman and Wakefield, Northern Virginia had about 87.5 million square feet of privately owned office space distributed in four large submarkets, stretching from Arlington to Dulles International Airport. The following table presents the historical vacancy, rental rate and absorption data for the Northern Virginia segment of the region. It illustrates steadily declining vacancy rates and rising asking rents over the past five years.

================================================================================
                                 Historical Data
                         Northern Virginia Office Market
                            1992 - First Quarter 1997
================================================================================
     Year   Inventory     Overall    Class A       Average            Net
            SF (000)      Vacancy    Asking         Asking        Absorption
                                    Rental Rate  Rental Rate         SF
================================================================================
     1992    82,082        15.6%     $18.09         $17.48          480,448
     1993    81,863        13.8%     $17.81         $17.05        1,140,425
     1994    81,944        11.0%     $20.04         $17.27        1,877,617
     1995    82,409         9.2%     $21.32         $17.65        1,730,313
     1996    87,251         7.5%     $23.97         $20.68        1,882,407
     *1997   87,560         6.2%     $24.64         $21.19          750,074
================================================================================

      It should be noted that the significant increase in inventory as of 1996 is attributed to the inclusion of Loudoun County to the survey. Taken as a whole, the Northern Virginia office market exhibited an overall vacancy rate of
6.2 percent as of first quarter 1997. This is down

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                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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

                                                          Office Market Analysis
================================================================================

1.3 percentage points from year end 1996 when the vacancy rate was 7.5 percent and represents a continued decrease in vacancy as the amount of available and desirable office space dwindles.

      Within the various jurisdictions, Fairfax County has the highest vacancy rate at 6.4 percent, a mere 10 basis points higher than Arlington, which experienced a climb in vacancies in 1996 The best performing County (in terms of vacancy) is Loudoun County with a vacancy factor of 4.9 percent; however, it should be noted that they also have the lowest amount of inventory. Overall, each jurisdiction is performing well and contributing to the area's strong performance.

      Since 1994, average asking rental rates have been climbing and reached $21.19 per square foot in the first quarter 1997, with Class A rents at $24.12 per square foot. Between 1994 and 1996, rents increased between $0.25 and $3.00 per square foot for the market as a whole, with the most significant rent spike occurring between 1995 and 1996. Since year-end 1996, rents have increased an additional $0.50 per square foot. Class A rents have spiked at a slightly higher overall pace, with increases of $1.30 to $2.65 per square foot between 1994 and 1996. Again, the most significant increase occurred between 1995 and 1996. Since year-end 1996, Class A rents have increased an additional $0.70 per square foot. The following table reiterates historical asking rents for the Northern Virginia submarket.

               =============================================
                                 Historical Data
                         Northern Virginia Office Market
                            1992 - First Quarter 1997
               =============================================
               Year            Class A            Average
                               Asking              Asking
                             Rental Rate         Rental Rate
               =============================================
               1992            $18.09              $17.48
               1993            $17.81              $17.05
               1994            $20.04              $17.27
               1995            $21.32              $17.65
               1996            $23.97              $20.68
               *1997           $24.64              $21.19
               =============================================

      The Tyson's Corner/McLean office submarket, where the subject is located, is part of Fairfax County. Fairfax County is the largest of the major market segments in Northern Virginia, with 48.1 million square feet of office space as of the first quarter of 1997, which has increased from 47.6 million as of year-end 1996. Fairfax County represents 54.9 percent of the Northern Virginia market.

      Fairfax County has six submarkets: Springfield/Seven-Corners/Baileys, Merrifield/Route 50, Fairfax/Oakton/Vienna, Tyson's Corner/McLean, Reston/Herndon, and Route 28 Corridor/Dulles. Each of these submarkets competes predominantly within its own boundaries. The following table presents the geographic distribution of the office inventory in the county, along with other statistical data as of the first quarter 1997.

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                                      -26-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
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

                                                          Office Market Analysis
================================================================================

==============================================================================================
                              Geographic Distribution of Inventory
                                  Fairfax County Office Market
                                       First Quarter 1997
==============================================================================================
         Submarket               Inventory    Direct     Overall        Under      Y-T-D Net
                                              Vacancy    vacancy    Construction   Absorption
==============================================================================================
Springfield/7 Corners/Baileys     3,446,524      14.8%      15.4%              0      42,568
Merrifield/Route 50               4,163,635       4.4%       4.8%        150,000      37,290
Fairfax/Oakton/Vienna             8,705,680       6.2%       6.3%              0     195,130
Tyson's Corner/McLean            17,964,618       4.3%       5.2%              0     (71,478)
Reston/Herndon                    9,999,213       6.1%       6.7%              0      70,381
Route 28 Corridor/Dulles          3,810,532       4.1%       5.5%        360,000     238,161
Total                            48,090,202       5.8%       6.4%        818,493     512,052
==============================================================================================

      The Route 28/Dulles and Fairfax/Oakton/Vienna submarkets experienced the largest gain in net absorption due to the signing of several large lease deals. MCI Communications leased 154,000 square feet on Meadow Wood Lane in the Route 28/Dulles submarket, while Columbia Gas and Mantech leased 45,000 and 40,000 square feet, respectively, in the Fairfax/Oakton/Vienna submarket. There are currently four office buildings which can accommodate a tenant looking for 100,000 square feet or greater in Fairfax County. These buildings are located in Fairfax, Herndon, Falls Church, and Tysons Corner. Reportedly, many tenants are already vying for these blocks of space and several large leases are out for signature.

      The subject's Tysons Corner/McLean submarket, with over 17.9 million square feet of space, has a 5.2 percent overall vacancy rate as of first quarter 1997 This is barely above the level posted one year prior when the vacancy factor was 5.1 percent as of year end 1996. Overall, the vacancy rate has been steadily declining since the beginning of the decade. The following chart presents historical vacancy, rental rates and absorption data for the submarket.

================================================================================
                                 Historical Data
                    Tyson's Corner / McLean Office Submarket
                            1992 - First Quarter 1997
================================================================================
   Year         Vacancy        Overall        Class A       Net Absorption SF
                            Asking Rental  Asking Rental
                                Rate            Rate
================================================================================
   1992           17.7%        $17.70          $19.50                  (94,926)
   1993           19.8%        $17.57          $19.01                 (532,676)
   1994           13.7%        $17.26          $19.66                  735,766
   1995           11.7%        $18.27          $20.90                  419,723
   1996            5.1%        $20.56          $23.77                1,295,971
1st Qtr 1997       5.2%        $22.46          $24.12                  (71,478)
================================================================================

      As noted, the submarket is the second largest submarket in Northern Virginia, after Arlington County, and the largest in Fairfax County. . It was the most active market in Northern Virginia in 1996, with total leasing activity of 1,295,971 square feet. Some of the large transactions in Tyson's Corner during 1996 included LCC (155,000 SF), Peat Marwick (140,000 SF), America On-line (Sublease of 117,000 SF), and Nextel Communications (80,403 SF).

      As can be seen, the forces of supply and demand have pushed the Tyson's Corner area toward a landlord's market with a shortage of supply as evidenced by the declining vacancy

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                                                            CUSHMAN &
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                                                          Office Market Analysis
================================================================================

factor and increasing rental rates. For Class A office, rental rates are back up to 1990 levels. Market participants expect rents to continue to increase and reach a level which will justify speculative development in the near term.

      This submarket experienced negative absorption during the first quarter 1997; however, a breakdown by class indicated positive absorption for Class A space, as Class B and C tenants continue to move to better spaces.

Current Construction Activity

      While the speculative construction of the late-1980s has not returned to all Northern Virginia submarkets, there is currently 736,500 square feet under construction in selected submarkets. The majority of this space is substantially committed. The 153,000-square foot Time Life building in Alexandria is nearing completion. The Computer Science Corporation's (CSC) project in Merrifield should be finished in the second quarter of 1997. The first Analytic Science Corporation (TASC) building (in a two-building project) broke ground at the end of August and should deliver 150,000 square feet in June 1997. The second phase, a 90,000-square foot building, has begun construction. The Aerospace Corporation's 150,000-square foot building, of which 56,000 square feet is currently available, should be ready for occupancy during the third quarter of 1997.

      With the continued tenant demand for quality office space and the desire of many tenants to locate to Northern Virginia, the area is experiencing some speculative development in the Route 28/Dulles submarket. There are currently two projects slated for speculative development. One is a six-story 135,000 square foot building scheduled to break ground in September of this year. This project is adjacent to BDM's build-to-suit located at Reston Parkway and Sunset Hills Road, which is also scheduled to start construction during September. The other is a 160,000 square foot six-story building located at McLearen Road and Route 28, which will break ground in August of this year and deliver in September 1998. This will be phase one of a four phase project developed by the Peter Lawrence Company. The total project will contain 600,000 square feet. There are no speculative office buildings currently planned or under construction in the subject's Tysons Corner submarket.

Rental Rate Trends

      Based on Cushman & Wakefield's survey of market rents, the average asking rental rate in Tyson's Corner declined from $21.47 at the end of 1990 to average rents between $17.26 and $17.70 during the 1992 to 1994 period. With the rapid pace of absorption during late 1995 and 1996, overall rental rates have been climbing and reached $22.46 in the first quarter 1997, with Class A asking rents at $24.12 per square foot. Since 1994, rents have spiked between $1.00 and $2.00 per square foot. With the lack of new speculative construction, this trend is expected to continue into the near future. The following chart depicts historical rents in the Tysons Corner/McLean submarket.

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                                                          Office Market Analysis
================================================================================

                             Historical Rental Rates
                             Tysons Corner / McLean
         ==========================================================
             Year            Overall Asking             Class A
                              Rental Rate        Asking Rental Rate
         ==========================================================
             1992                $17.70                 $19.50
             1993                $17.57                 $19.01
             1994                $17.26                 $19.66
             1995                $18.27                 $20.90
             1996                $20.56                 $23.77
         1st Qtr 1997            $22.46                 $24.12
         ==========================================================

      Landlords recognize the increasingly limited amount of quality space available, and have been raising their asking rates. Effective rental rates, inclusive of concessions such as free rent and above standard tenant improvements, used to be 15 to 25 percent below those figures, but most recent leasing activity has shown no free rent concessions, average tenant improvement allowances of $5.00 to $25.00 per square foot and only occasional other concessions. Based on our interviews of brokers active in this submarket, rents have firmed and increases in base rents and effective rents continue to be anticipated; however, not at the levels incurred over the past three years. Market participants are leery of new speculative construction and are taking a wait and see approach over the short term at least.

      Our overall market expectation is that rents will continue to increase as the market vacancy levels decline further. Concessions will be very modest. Our scenario calls for a return to equilibrium between construction costs and rents by the end of this decade. There are already significant build-to-suit and speculative construction situations being addressed by the market in the face of limited availabilities.

Micro Market Survey

      We conducted a micro-market analysis, concentrating on competing office buildings, containing a total of 3.3 million square feet. These projects, presented on the table on the following page, are more indicative of the subject's competition than the entire suburban market as previously examined. The competition for the subject comes from other Class A and good quality Class B office buildings in the McLean area. These buildings are generally mid or high-rise suburban office buildings, built in the late 1980s, with surface or structured parking in similar settings.

      A discussion involving market rental rates and other economic factors relative to the subject and its micro-market is presented in the Income Capitalization Approach. However, the information is summarized below.

      The buildings in the micro-market range in size from 120,00 to 478,000 square feet. Asking rental rates range from $18.00 per square foot to $24.50 per square foot, full service, for conventional office space. Many of the asking rates appear to have been increased by $1.00 to $1.50 per square foot over the mid-year quotes. The overall occupancy among the surveyed buildings is 92 percent, with the 23 percent occupancy at 1595 Spring Hill West bringing the average down somewhat. Excluding this building, the overall occupancy is 96 percent.

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                                                          Office Market Analysis
================================================================================

      Relative to its competition, the subject is in the upper half of the range of buildings in terms of quality. It is typical in terms of age, condition, and finishes for most of the competitive buildings. It is considered to be Class A building in this market.

Summary

      The Fairfax County and Northern Virginia office markets are continuing their strong absorption and rental rate growth trends. Investment activity in the office market has also continued to be active. Over the past few years the lack of speculative construction reflected the cautious posture taken by many traditional real estate investors, developers and financiers. However, as the market is rapidly changing, speculative construction in select locales is emerging and warranted, especially in light of the data presented. Build-to-suits are also commonplace.

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

                           Competing Office Buildings

                               Micro Market Survey

========================================================================================================
                                                                          Average
Rental                              Bldg     Size    Year                  Floor    Quoted Rental Rates
 No.        Name/Address            Class    (SF)    Built    Occupancy    Plate    ($/SF, Full Service)
========================================================================================================
1        First Union Building         A    417,363  1976/89     99.0%      15,000     N/A    --     N/A
         1751 Pinnacle Drive
         McLean, Virginia

2        8300 Greensboro Drive        A    311,584     1981    100.0%      22,256     N/A    --     N/A
         McLean, Virginia

3        Randolph Building            A    170,000     1984    91.1%       15,455    $22.00  --  $22.00
         8251 Greensboro Drive
         McLean, Virginia

4        8280 Greensboro Drive        A    197,000     1985    100.0%      21,889     N/A    --     N/A
         McLean, Virginia

5        The John Marshall Building   A    253,264     1984    100.0%      23,024     N/A    --     N/A
         8283 Greensboro Drive
         McLean, Virginia

6        1577 Spring Hill Road        A    120,000     1983   100.0%       20,000     N/A    --     N~/A
         McLean, Virginia

7        Tysons Dulles Plaza I        A    160,000     1986    85.7%       26,667    $22.00  --  $24.00
         1420 Spring Hill Road
         McLean, Virginia

8        Tysons Dulles Plaza 11       A    156,407     1986   100.0%       26,068     N/A    --     N/A
         1430 Spring Hill Road
         McLean, Virginia

9        Tysons Dulles Plaza III      A    158,000     1990    92.7%       26,333    $22.50  --  $22.50
         1410 Spring Hill Road
         McLean, Virginia

10       Tysons Space Center           A   478,000     1987   100.0%       36,769     N/A    --     N/A
         7900 Westpark Drive
         McLean, Virginia

11       Warren Building South        A    140,000     1985    84.7%       23,333    $19.75  --  $21.75
         8000 Westpark Drive
         McLean, Virginia

12       The Concourse East           A    175,000     1987    72.6%       25,000    $23.00  --  $24.00
         1593 Spring Hill Road
         McLean, Virginia

13       The Concourse West           A    175,000     1987    22.9%       25,000    $23.00  --  $24.00
         1595 Spring Hill West
         Vienna, Virginia

14       Greensboro Park              A    229,862     1988   100.0%       20,897     N/A    --     N/A
         8180 Greensboro Drive
         McLean, Virginia

15       8201 Greensboro Drive        A    335,000     1985    97.6%       27,917    $18.00  --  $24.50
         McLean, Virginia
========================================================================================================
         Totals                          3,476,480              92%                  $18.00  --  $24.50
========================================================================================================

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                                                          Office Market Analysis
================================================================================

Neighborhood Definition

      The subject is located at the southwest comer of Gallows Road and Boone Boulevard, approximately one block south of Leesburg Pike (Route 7). The street address is 1900 Gallows Road, McLean, Virginia. The area is more commonly referred to as Tyson's Corner and Northern Virginia's Central Business District. The Tyson's Corner submarket, which delineates the subject neighborhood, is generally bound by the Dulles Access Road on the northeast, Old Court House Road on the southwest and Magarity Road (Route 650) on the southeast. The major arteries in this submarket are the Capital Beltway (I-495), Leesburg Pike
(Route 7), Chain Bridge Road (Route 123) and the Dulles Access Road.

      The subject's office market neighborhood can be defined as having a northern border along Lewinsville Road, an eastern border located about one half mile east of Interstate 495, a southern boundary near Idylwood Road and a western boundary mid-way between Route 123 and the Vienna municipal boundary. The larger neighborhood includes the competing markets in Fairfax County, Arlington County and the City of Alexandria.

Access/Linkage

      The subject neighborhood is located in eastern Fairfax County in the well established and still growing area adjacent to the two Tyson's Corner regional malls. Access to the area is most easily achieved from VA Routes 123 (Chain Bridge Road) and 7 (Leesburg Pike). Regional access is available via Interstate 495, located approximately 0.5 miles to the east, with interchanges for both of the forgoing commercial corridors.

      The primary traffic carriers include Chain Bridge Road (Route 7, northeast/southwest), Leesburg Pike (Route 7, southeast/northwest), the Dulles Access and Toll Road (Route 267, east/west), and Gallows Road (north/south). Both Routes 7 and 123 are heavily traveled arterials, and are generally four to six lanes, plus turn lanes with median trips, traffic signals and access roads for local traffic. The Dulles Toll Road is easily accessed from Spring Hill Road and Route 7.

      Ingress and egress to the neighborhood is primarily via Routes 7, and 123, International Drive, Gallows Road, and Greensboro Drive. All five of these major arteries have been developed with major office projects. The major arterial expressways in the neighborhood are the Capital Beltway (1-495) (encircling the District of Columbia and intersecting all major roadways in the Washington metropolitan area), the Dulles Access Toll Road, and Interstate 66. MetroRail access is provided by the Dunn Loring station on the Orange Line, approximately two miles south. However, the area is served directly by MetroBus. While still in the planning stages, there are on-going discussions among the regional transit authority to extend MetroRail to Dulles Airport. The proposed line would spur from the West Fall Church Station, bisecting Tyson's Corner and then extend along Dulles Tollway. If these plans are approved, completion would occur sometime beyond the year 2000.

Surrounding Land Use Patterns

      Predominant land uses in the subject neighborhood consist of a mixture of commercial developments, including retail centers, office buildings, two regional malls, single-family detached, single-family attached and multi-family residential developments, and a wide variety of highway commercial uses along the major roadways.

      As will be detailed in the following section, the Tyson's Corner submarket contains about 17.9 million square feet of office space. Although substantially built out, the neighborhood has

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

                                                          Office Market Analysis
================================================================================

many building sites on which future office buildings could be and have been planned to be built. Given the lack of financing, new construction has been extremely limited for several years. Rents have declined from heights of the late 1980s, but have risen rapidly over the last two years from their lows during the recession. Occupancy levels have improved dramatically and demand continues to be strong, resulting in rent spikes of $1.00 to $2.00 per square foot between 1994 and first quarter 1997.

      The combination of the above factors provides for strong positive influence on the subject neighborhood, particularly for the long term. With rental rates increasing and vacancy declining, the likelihood of speculative development in the near term is discernible.

      As noted, the area contains many office buildings, hotels, residential developments, shopping centers, regional malls, gas stations, restaurants, and other stand-alone highway commercial uses. These uses typically produce only minimal pollution. There are no flood zones in the vicinity of the property. We observed no other detrimental influences in the neighborhood, such as land fills, noisy or air polluting industrial plants, or chemical factories.

Conclusion

      The subject property benefits from its location at an easily accessible intersection in eastern Fairfax County. Based on the improvements in office occupancy levels and increases in rental rates, along with the area's good accessibility, it is clearly capable of capturing a fair share of the demand of office space as the Fairfax County economy recovers and grows. The neighborhood has good regional drawing power by virtue of the roadway network serving it. The anticipated trend for the subject neighborhood is for continued growth and stabilization into the foreseeable future.

      Based on the characteristics of the neighborhood, we believe continued investment in stabilized properties is warranted. The neighborhood appears stable and improving. We project that growth will continue to be positive, given the low vacancy levels and increasing rents.

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

                                                            PROPERTY DESCRIPTION
================================================================================

Site Description
Location:                           Southwest corner of Gallows Road and Boone
                                    Boulevard. The street address is 1900
                                    Gallows Road, McLean, Fairfax County,
                                    Virginia.

Shape:                              Basically rectangular

Area:                               4.115 acres (179,260 square feet)

Frontage:                           The site has frontage along the west side of
                                    Gallows Road and the south side of Boone
                                    Boulevard.

Topography/Terrain:                 Basically level and at street grade.

Street Improvements
 Pinnacle Drive:                    Two lane in each direction, asphalt paved,
                                    concrete curbs and sidewalks, street
                                    lighting and storm drains

Soil Conditions:                    We not receive or review a soil report.
                                    However, we assume that the soil's
                                    load-bearing capacity is sufficient to
                                    support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Utilities
      Water & Sewer:                Fairfax County Water Authority
      Electricity:                  Virginia Power Company
      Gas:                          Washington Gas
      Telephone:                    Bell Atlantic Telephone

Access: Two curb cuts off Boone Boulevard and one to the main entrance from Gallows Road

Land Use Restrictions:              We were not given a current title report to
                                    review. We do not know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                       According to FEMA, March 5, 1990, Community
                                    Panel No. 515525C 0050 D, National Flood
                                    Insurance Rate Map, the subject property appears to be in Zone C, an area outside the 500 year flood plain where flood insurance is not required.

Wetlands:                           We were not given a Wetlands survey. If a
                                    subsequent engineering survey reveals the presence of regulated

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                                                            Property Description
================================================================================

                                    Wetlands areas, we reserve the right to
                                    amend this valuation.

Site Improvements:                  Concrete curbs and sidewalks and structural
                                    and surface parking for 705 vehicles

Hazardous Substances:               We were not given a Wetlands survey. If
                                    subsequent engineering data reveal the
                                    presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm

Comments:                           Good site for office development due to
                                    location, size and exposure.

Improvements Description

      The site is improved with an eight-story office building and attached four level garage. The complex, known as Plaza 1900, has a street address of 1900 Gallows Road, McLean, Virginia. According to the client, the buidling has a gross building area of 225,861 square feet and a net rentable area of 203,084 square feet. However, the leases cite a total of 202,684 square feet and there is no vacant space in the building. For this analysis, we will use the space as noted by the leaes.

      We were not provided with any plans or construction specifications for this property. Further, for security reasons, our inspection was limited to the roof, basement and ground floor of the building interior. The following description is based on our visual inspection and discussions with the building engineer. We noted the finish to be good quality and in good condition, in those areas. Following are the construction details for the subject improvements based on our inspection of the property.

General Data
     Year Built:                    1989

     Building Area
         Net Rentable Area (NRA):   202,684 square feet

     Number of Stories:             8

Construction Detail
     Foundations:                   Concrete slab

     Framing:                       Steel

     Floors:                        Concrete slab

     Exterior Walls:                Aggregate panels with ribbon window lines

     Roof Structure:                Metal deck on metal joists

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                                                            Property Description
================================================================================

     Roof Cover:                    Insulated membrane roofing

     Windows:                       Metal frame, insulated double glaze

     Pedestrian Doors:              Double set of double glass in metal
                                    frame doors

Mechanical Detail
     Heating and Cooling:           VAV system with independent units

     Electrical Service:            Assumed to meet code

     Elevator Service:              Adequate.

Fire Protection:                    Sprinklered

Interior Detail
     Layout: Each floor has a central elevator lobby with offices along the perimeter

     Floor Covering:                Primarily carpet in the office areas and
                                    ceramic tile in the restrooms. The main
                                    lobby has marble flooring.

     Walls:                         Painted drywall.

     Ceilings:                      Ceilings in office and hall areas are
                                    suspended acoustical tile.

     Lighting:                      Recessed fluorescent

     Rest Rooms:                    Each floor has a set of men's and women's
                                    rest rooms.

Americans with
     Disabilities Act (ADA):        The Americans With Disabilities Act (ADA)
                                    became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property.

Hazardous Substances:               We are not aware of any potentially
                                    hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other

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                                                            Property Description
================================================================================

                                    potentially hazardous materials) which may be used in the construction of the improvements. If concerns exist in this area, we recommend that a professional engineer be engaged.

Other Site Improvements
     On-Site Parking:               705 structured and surface parking spaces,
                                    or 3.47 spaces per 1,000 square feet of
                                    gross building area

     Landscaping:                   Good, mature trees, shrubbery around the
                                    building and parking lot perimeter

Comments:                           The quality of the subject improvements is
                                    rated good. The layout and functional plan are considered good. No deferred maintenance was encountered. The normal life expectancy of a building of this type is 55 years. We consider the effective age to be equal to 7 years leaving an estimated remaining economic life of 48 years, respectively.

                                    We did not inspect the tenant spaces or all the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems

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

                                               REAL ESTATE TAXES AND ASSESSMENTS
================================================================================

      The subject property is identified for real estate assessment and taxation purposes by Fairfax County, Virginia as parcel 39-1-06-081 A and 081 B. The Fairfax County tax year extends from January 1st through December 31st and properties are reassessed annually. The assessment ratio is 100 percent of estimated market value for reai estate tax purposes.

Tax Rates

      The 1997 tax rate for Fairfax County is $1.29 per $100 of assessed value. The following chart depicts a four-year prior history:

================================================================================
                       Tax Rate Per $100 of Assessed Value
================================================================================
Taxing Authority          1993        1994       1995      1996         1997
                        Tax Rate    Tax Rate   Tax Rate   Tax Rate    Tax Rate
================================================================================
  Fairfax County         $1.1828    $1.1614    $1.1614    $1.2310    $1.2300
================================================================================

      As can be seen, the tax rates were relatively flat through 1995. In 1996, however, the rate increased by six percent over the 1995 rate, with little change going into 1997. It is difficult, at best to judge the likelihood of future tax rate increases when viewing only a short history. Tax rates tend to increase or decrease based upon the combined influences of changes in property values and increasing governmental budgetary needs as the jurisdiction tries to maintain a pace with inflationary pressures. Nonetheless, over the long term the county tax rates show an upward trend and we would expect tax rates to increase in incremental bumps.

Tax Assessment

      The subject's 1997 full cash value and subsequent assessment is outlined in the following table.

             =====================================================
                                  Plaza 1900
                    Full Cash Value and Assessment
             =====================================================
             Land Value                                 $3,699,925
             Improvement Value                         $25,549,625
                                                       -----------
             Total Assessment                          $29,294,550
             Tax Rate                                   x    .0123
                                                        ----------
             Taxes Due                                    $366,323
             =====================================================

Ad Valorem Tax Conclusions

      As developed above, the net tax associated with the subject property is $366,323, or $1.81 per square foot. The assessment of $29,294,550 for the land and improvements is with in 10 percent of our value. This margin is reasonable and not likely to result in any sudden tax increases. However we do assume that future tax increases are possible and have projected that taxes for the subject property to increase 3.5 percent annually.

      In an effort to evaluate the fairness of the subject's current assessed value and future prospects for a change in the assessment, we have compared the assessment to the

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                                               Real Estate Taxes and Assessments
================================================================================

market value estimate concluded in this report, and considered the potential for future changes in the assessed value of the subject brought about by changing market conditions.

      The full cash value for the subject property is only slightly below our value conclusion. Thus, we are projecting growth in real estate taxes consistent with inflationary expectations, or about 3.5 percent per year from the first year of our analysis.

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                                                            CUSHMAN &
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                                                                          ZONING
================================================================================

      The subject property is zoned C-3, Office District, Fairfax County, Virginia. The purpose of the C-3 district is to provide areas where predominantly non-retail commercial uses may be located such as offices and financial institutions. (Fairfax County Zoning Ordinance, Chapter 112, Part 3, Sections 4-301 through 309).

      The permitted uses in the C-3 district include, places of worship, financial institutions, funeral homes, nursery schools and child care centers, offices, private schools, public uses and telecommunication exchanges. General and medical offices are also allowed.

      A brief synopsis of the pertinent data within this zoning classification as it applies to non-residential development is as follows:

Minimum Lot Area:                     20,000 square feet
Minimum Lot Width:                    100 feet
Maximum Height:                       90
Minimum Front Yard:                   Controlled by a 25 (degree) angle of bulk
                                      plane, but not less than 40 feet
Minimum Side Yard:                    No requirement
Minimum Rear Yard:                    Controlled by a 20 (degree) angle of bulk
                                      plane, but not less than 25 feet
Minimum Green Area:                   15 percent
Maximum Floor Area Ratio (FAR):       1.00
Off-street Parking:                   Parking for office use is based on five
                                      parking spaces for every 1,000 square
                                      feet of gross floor area. This equates to 129 spaces required for the subject.

      We are not experts in the interpretation of complex zoning ordinances, but the building appears to conform to current zoning requirements, including parking. We were not provided with building plans indicating the amount of above ground area contained in the developed floor area. As the building went through the approval process at the time of construction, however, we assume that its height variance was approved and that it is a legally conforming structure. The formal determination of compliance is beyond the scope of a real estate appraisal.

      To the best of our knowledge, there are no known deed restrictions (private or public) which would further limit the use of the subject property. This statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an examination by a title attorney is recommended on the subject property if any questions regarding such restrictions arise.

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                                                            CUSHMAN &
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                                                     VALUATION ADVISORY SERVICES
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

                                                            HIGHEST AND BEST USE
================================================================================

      According to the Dicionary of Real Estate Appraisal, Third Edition (1993), a publication of the Appraisal Institute, the highest and best use of real property is defined as:

      The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

      We evaluated the sites' highest and best use as if vacant. In this case, the highest and best use must meet the aforementioned criteria. The use must be
(1) legally permissible, (2) physically possible, (3) financially feasible, and
(4) maximally productive.

Highest and Best Use, As If Vacant

      The first test concerns permitted uses. According to our understanding of the zoning ordinance noted earlier in this report, the site could be developed with general office and financial institutions uses. Residential, retail and industrial uses are not permitted.

      The second test is what is physically possible. As discussed in the Property Description section, the site's shape, soil, available utilities, topography, etc. do not physically limit its use given its suburban location. Additionally, we know of no easements which adversely impact the property. Thus, the site has no physical limiting conditions, other than size, to restrict its development.

      The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After determining those uses which are physically possible and legally permissible, the remaining uses must be analyzed in light of their financial feasibility. That is, for a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital from alternative forms of investments.

      The subject lies in the midst of high rise office development. Additional office use would be logical and consistent with surrounding uses. Other successful office developments have been developed in the area, leading to the conclusion that another similar use may also succeed. With the site's exposure and good access, prospective tenants would likely be interested in this location. Accordingly, we conclude that the highest and best use of the subject would be to develop an office building.

As Improved

      According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

      The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

      The highest and best use "as vacant" and "as improved" must be compatible. If the site value as though vacant is greater than the property as improved (less demolition cost), then

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                                                            CUSHMAN &
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

                                                            Highest and Best Use
================================================================================

existing improvements have no value. Sometimes, however, existing improvements have interim use value. If the highest and best use of the site as though vacant is holding for future development, then the improvements might make a short term contribution to property value.

      As noted in the Property Description section of this report, the subject site is improved with an eight-story building totaling 202,684 net rentable square feet. Completed in 1989, the improvements are functional in design and are of very good quality when compared to suburban office developments in Fairfax County. The building is currently 100 percent occupied by two tenants.

      The data within the Office Market Analysis section revealed that the submarket in which the subject competes has a vacancy rate of about five percent and steadily increasing rents. As improved, the subject is capable of providing an adequate return to the land both on an intermediate and long-term basis. This conclusion is supported by the data and analysis presented in the balance of this report. This premise is obviously contingent upon property management utilizing a course of action which will be conducive to maximizing occupancy and rent levels. For these reasons, it is our opinion that the highest and best use of this site, as improved, is for continued use as a multi-tenant office project.

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

                                                               VALUATION PROCESS
================================================================================

      Appraisers typically use three approaches in valuing improved property. These include the Cost Approach, the Sales Comparison Approach and the Income Approach. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation. The strengths and weaknesses of each approach utilized are weighed in the final analysis with the approach or approaches offering the greatest quantity and quality of supporting data given most consideration in the final analysis. In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate. In addition, we have provided a replacement cost estimate in the Addenda.

      The Cost Approach was not performed for the following reasons:

      o This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land.

      o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis.

      o The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

      o The value being sought is the leased fee estate, whereas the Cost Approach normally depicts the fee simple estate. Therefore, the interest being appraised cannot be reflected by the Cost Approach in its traditional form.

      o Market participants do not typically use this approach as a determinant of value but rather as a reasonableness test that they are paying less than replacement cost. While not justification in itself to omit the approach, it does underscore its overall lack of relevance in the market place.

      In the Sales Comparison Approach, we performed the following steps:

      o     Searched the market for recent office building sales;

      o Analyzed those sales on the basis of the sales price per square foot (net rentable area); and

      o Correlated the various value indications into a point value estimate from within the range.

      In developing the Income Capitalization Approach, we:

      o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office, and industrial uses.

      o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

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                                                               Valuation Process
================================================================================

      o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss.

      o Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

      In estimating the final value, we performed the following:

      o Reviewed and re-examined each of the approaches to value which were employed.

      o Considered the type and reliability of the data used and applicability of each approach.

      o     Reconciled the approaches to a final value conclusion.

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

                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

      Inherent in the Sales Comparison Approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. We have compared the subject property to several relevant property sales.

      By analyzing sales which qualify as arms-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. Comparability in physical, locational and economic characteristics are important criteria when selecting the sales for comparison with the subject property. The basic steps involved in the application of this approach are as follows:

      (1) researching recent, relevant property sales and current offerings throughout the competitive area'

      (2) selecting and analyzing those properties considered most similar to the subject, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional or locational factors;

      (3) identifying the sales which include favorable financing and calculate the cash equivalent price;

      (4) reducing the sale prices to common units of comparison, such as price per square foot of building area (in this net rentable area);

      (5) making appropriate adjustment between the comparable properties and the property appraised; and

      (6) interpreting the adjusted results and drawing a logical value conclusion.

      In this instance, the sale prices inherent in the comparables were reduced to those common units of comparison that can be used to analyze improved properties that are similar to the subject. Considering the available units of comparison, one of the most important benchmarks used by buyers and sellers of office building is price per square foot of net rentable area (NRA).

      The following summary chart includes recent transactions of suburban office buildings from which price trends can be identified for the extraction of value parameters. The complete survey results on each property appear in detain in the Addenda of the report.

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

                                                       Sales Comparison Approach
================================================================================

                                                             Plaza 1900
                                                          1900 Gallows Road
                                                          McLean, Virginia

                                                      Summary of Building Sales

===================================================================================================================================
                                                                     Net                    Cash       Sale Price      Overall
Sale                                                Year Built    Rentable     Percent   Equivalent      Per SP          Rate
 No.                Name/Location      Sale Date    Renovated      Area (SF)   Occupied   Sale Price      (NRA)
===================================================================================================================================
   1     Centerpointe I and II         May 1997        1988         408,111       100%   $55,000,000      $134.77         N/A
         4000 & 4050 Legato Road
         Fairfax, Virginia
-----------------------------------------------------------------------------------------------------------------------------------
   2     Tysons Office Center          April 1997      1981         142,000       100%   $16,000,000      $112.68        8.40%
         8133 Leesburg Pike
         Vienna, Virginia
-----------------------------------------------------------------------------------------------------------------------------------
   3     8280 Greensboro Drive         April 1997      1985         205,341       100%   $30,000,000      $146.10        8.75%
         McLean, Virginia
-----------------------------------------------------------------------------------------------------------------------------------
   4     The Nortel Building         August 1996       1989         252,315        98%   $35,000,000      $138.72       10.01%
         2010 Corporate Ridge
         McLean, Virginia
-----------------------------------------------------------------------------------------------------------------------------------
Subj     Plaza 1900                                    1989         202,684      100%           --           --            --
         McLean, Virginia
===================================================================================================================================

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                                      -46-
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                                                       Sales Comparison Approach
================================================================================

Sales Price Per Square Foot Analysis

      The four comparables indicate sales prices ranging from $112.68 to $146.10 per square foot of net rentable area. The prices per square foot have been influenced by differences in construction quality, condition of the premises, character of the tenancy, and location. Nevertheless, it is important to address each property in terms of the conventional sequence of adjustments. Following are those considerations which are relevant to the subject. The first three elements must be considered in advance of applying any other compensating factors to derive value conclusions via the sales price per square foot methodology. These same three factors must also be addressed before the selection of an effective gross income multiplier.

Property Rights Conveyed

      As shown in the summary table, all of the comparables are encumbered by existing leases; therefore, the leased fee estate was conveyed in each case. Consequently, no adjustments are warranted for differences in property rights conveyed.

Seller Financing/Cash Equivalency

      All of the comparables were sold on the basis of cash to the seller or cash equivalent financing. Thus, we have made no adjustments to the comparables for seller financing.

Conditions of Sale

      We identified no special motivational conditions concerning the comparables; with an exception. Sale 1-4, which was a sale-leaseback, was reported to be sold slightly below market because the seller (who occupies 57 percent of the building) selected the purchaser based on their ability to manage the property. We have adjusted this sale slightly upward for conditions of sale.

Date of Sale

      As shown in the summary table, the transactions occurred between August 1996 and May 1997. Given that these sales occurred within the last nine months, no adjustments were deemed necessary for date of sale.

Other

      Most of the additional considerations for the comparabies involve locational issues, design and quality elements, and economic factors. It is noted that the subject property is 100 percent leased to two tenants at rental rates ranging from $14.69 to $23.83 per square foot, full service, with a weighted average rental rate of $22.30 per square foot. The property has no rollover until the year 2005, when the small tenant's (NCI) lease expires. The second, GRC International, occupies 82 percent of the building and its lease extends about 12 years from the date of this appraisal.

      Comparable I-1, Centerpointe I and II, is located at 4000 and 4050 Legato Road several miles southwest of the subject in the Fair Oaks area of Fairfax County. This locale is considered inferior to the subject's due to its further distance from Washington D.C. and the Capital Beltway. The buildings were constructed in 1988 and is similar to the subject in both age and condition. The largest tenant is American Management Systems (AMS), who occupies all of Centerpointe I, comprising 203,630 square feet, or about 50 percent of the entire project. At the time of sale, this tenant was paying $15.00 +- per square foot (full service) in rent, with annual escalators of 3.85 percent. The property had limited rollover until the year

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                                                       Sales Comparison Approach
================================================================================

2007, when 74 percent of existing leases expire. At the time of sale, the property was 99.8 percent leased, with one 515 square foot vacant unit. Existing leases range from $15.00 to $29.00 per square foot, with a weighted average rental rate of $16.80 per square foot full service. This property is relatively similar to the subject in all respects except location, thus an overall upward adjustment is warranted.

      Comparable I-2, Tysons Office Center, is located at 8133 Leesburg Pike in close proximity to the subject on Leesburg Pike. Constructed in 1981, the building is considered slightly inferior to the subject from a physical standpoint. Also, the property had significant rollover (60 to 65 percent) in the first three years subsequent to the sale. This sale is considered similar to the subject from a locational standpoint, but inferior from a physical and economic standpoint.

      Comparable I-3, located at 8280 Greensboro Drive is also in the subject's neighborhood and is considered slightly superior in terms of location. The building was constructed in 1985 and is considered basically equivalent to the subject from a physical standpoint. At the time of sale, the property was 100 percent leased to multi-tenants. We were unable to obtain detailed financial information on this sale; however, based on the reported capitalization rate, the net operating income was about $12.80 per square foot at the time of sale, which is lower than the subject's net operating income of $17.26 per square foot. This property is considered similar to the subject from a locational and physical standpoint, but inferior from an economic standpoint due its lower net operating income.

      Comparable I-4, 2010 Corporate Ridge, is located east of the subject off of Route 7 inside the Beltway. Although this property is located in the Tysons Corner submarket, its location inside the Beltway is considered slightly inferior. The building was constructed in 1989 and is similar age/condition than the subject. The largest tenant is Nortel, who occupies 144,879 square feet at a rental rate of $19.65 per square foot, full service. Nortel entered into a ten year sale/leaseback with the purchaser; thus, at least 57 percent of the property will turnover in year 2006. At the time of sale, the property was 98 percent leased. According to the buyer, most rents were in the low $20.00 per square foot range, full service. This property is considered inferior to the subject from a locational standpoint, and similar from a physical standpoint. The largest tenant is paying a lower overall rental rate than GRC, and a similar percentage of the building expires in the tenth year of the holding period. Thus, this sale is considered inferior (rent) from an economic standpoint. Overall, we have labeled the sale of this building as inferior to the subject given its inferior location, economic status, and market conditions adjustment noted earlier.

      The following chart summarizes how each sale compares to the subject property from a physical, locational and economic standpoint.

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                                                       Sales Comparison Approach
================================================================================

            ======================================================
                       Improved Sales Comparison
            ======================================================
                                              Overall Rating
                         Sale Price            Relative to
            No.            Per SF              the Subject
            ======================================================
            I-1            $134.77               Inferior
            I-2            $112.68         Substantially Inferior
            I-3            $146.10               Inferior
            I-4            $138.72               Inferior
            ======================================================

      Because of the multiple differences inherent in office properties with respect to quality and design, location, and economics, not to mention the quality of the tenant base, mathematical adjustments for the reasoning noted above would be extremely difficult, at best.

      Each of the sales are considered inferior to the subject. Sale I-2 is substantially inferior, particularly for the location and economic characteristics. The most similar is I-3, thus, the subject's value should most likely fall above the range of all the comparables.

      Based on the information presented, we have concluded at a value range for the subject of $160 to $165 per net rentable square foot. When applied to the net rentable area, our estimated value range by the sales price per square foot method is presented as follows:

================================================================================
                    Sales Price Per Square Foot Unit Analysis
================================================================================
202,684 SF             X              $160/SF            =          $32,429,440
202,684 SF             X              $165/SF            =          $33,442,860
================================================================================
                                                    Concluded to:   $33,000,000

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

                                                                 INCOME APPROACH
================================================================================

Methodology

      The income approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of anticipation underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      The direct capitalization method is an effective technique when stable conditions exist both in the marketplace and for the property; however, when market conditions are either changing or likely to change in a fairly dramatic manner over time, direct capitalization becomes a difficult technique to administer.

      Approximately 82 percent of the subject property is leased to GRC International through the year 2009. The remainder of the building is leased to National Captioning Institute through the year 2004. Thus, the property has the potential to experience substantial rollover near the end of the holding period. It is our opinion that the majority of investors for a property like the subject would utilize the discounted cash flow method, in an attempt to mirror this potential rollover. In addition, the office market in which the subject is located is continuing to strengthen. Consequently, the discounted cash flow method affords the most realistic method of reflecting investor expectations of the current period, as well as the projected continued recovery. For this reason, it is our opinion that the discounted cash flow method is the most appropriate method in the valuation of the subject property. As such, the direct capitalization method will not be used in this analysis but at the conclusion of the income approach, we will analyze the resulting overall capitalization rate derived from the discounted cash flow analysis as a check for reasonableness.

      Following is an analysis of the current market rental rates, existing leases in place, other revenue, vacancy and collection loss projections, and historical/future operating and fixed expenses for the subject property.

Potential Gross Income

      Summary of Existing Leases

      The object of this appraisal is to estimate the value of the leased fee estate in the subject property. Accordingly, consideration must be given to the leases in place at the time of appraised valuation. The actual leases for the subject's tenants are incorporated in the following discounted cash flow analysis. We utilize Pro-Ject +plus, a software program designed to analysis multi-tenant properties, in this analysis and several of the computer generated reports are included in the Addenda.

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                                                                 Income Approach
================================================================================

      The subject is 100 percent leased to two tenants. The NCI rent is $14.69 and the GRC rent is $23.83 per square foot, full service. The NCI lease increases annually to $20.12 in the last year of the lease. The average rate of increase is about four percent per year.

      The GRC lease fluctuates over its term with an average rental rate for the duration of the term of $22.09 per square foot. Noting that the average is below the current rent of $23.83 per square foot, the overall term of the lease is below market levels (as will be discussed further in this section).

Assumptions Regarding the Existing Leases

      Information provided by management indicates that the tenant is not in default of their lease. We assume that the existing tenant will continue to pay rent under the terms of their lease obligations. We address renewal probability in the Vacancy and Collection Loss section.

Lease Expirations

      In our analysis, consideration is also given to lease expiration schedule. The timing of lease expiration is an important element and a prospective buyer would attempt to assess the risk relative to upcoming turnover. For example, a large lease expiring in the near future would indicate the possibility of a significant drop in income and consequently a higher risk factor might be appropriate. The following chart summarizes the property's annual lease expirations.

                          ==================================
                                   Expiration Report
                          ==================================
                           Year                    % of NRA
                          ==================================
                           1998                         0%
                           1999                         0%
                           2000                         0%
                           2001                         0%
                           2002                         0%
                           2003                         0%
                           2004                      18.0%
                           2005                         0%
                           2006                         0%
                           2007                         0%
                          ==================================


      The risk associated with lease expirations in the subject property is not significant until fiscal year 2004, when NCI's lease expires. Based on the foregoing, expirations are not considered to be a significant factor in the analysis of the subject.

Market Rental Rate

      Market rent for the property has been estimated by analyzing comparable leases exhibited on the summary chart on the following page.

================================================================================


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
====================================================================================================================================

                                                      COMPARABLE OFFICE RENTALS

====================================================================================================================================
                                                                                                                       Tenant
                                              Minimum  Effective         Expense                                     Improvement
Comp.                         Lease   Size      Rent     Rent     Term    Stop          Annual                        Allowance
 No.  Building Name/Address   Date    (SF)     ($/SF)   ($/SF)    (Yrs)   ($/SF)     Escalations        Concessions     (SF)
====================================================================================================================================
1     1945 Old Gallows Road   May-97  139,155  $23.75       N/A     10   Base Year  5% + $1.50 bump Yr  0% rent thru    $17.00
      Tysons Corner, Virginia                                                                           construction

2     1595 Spring Hill Road   Feb-97   26,085  $23.30    $23.30      5   Base Year        3.0%              None        $16.50
      Tysons Corner, Virginia

3     8201 Greensboro Drive   Feb-97   28,780  $23.00    $23.00     10   Base Year  5% + $1.25 bump Yr      None        $18.50
      Tysons Corner, Virginia Dec-96    2,414  $23.00    $23.00      5   Base Year        2.5%              None        $10.00
                              Dec-96    5,318  $23.50    $23.50      5   Base Year        3.0%              None        $10.00

4     8300 Boone Boulevard    Dec-96    4,766  $22.75    $22.75      5   Base Year        3.0%              None         $6.00
      Tysons Corner, Virginia

5     2000 Corporate Ridge    Dec-96    6,500  $24.00    $24.00     10   Base Year  0% + $1.50 bump Yr      None         $3.00
      Tysons Corner, Virginia

------------------------------------------------------------------------------------------------------------------------------------
                      Totals          213,018  $23.33                7   Base Year    2.5% - 3.0%           None      $3.00 - $18.50

------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================

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                                                                 Income Approach
================================================================================

      Prior to adjustment, the comparables reflect a relatively tight rental range of $22.75 to $24.00 per square foot, full service. After adjustment for rent concessions, the range was $21.45 to $27.72. There are few concessions being granted in today's market. Only one of the comparable leases included any free rent; however, this was a build-to-suit and the tenant was granted some rent concession during the construction period. The rentals included tenant improvement allowances of $3.00 to $18.50 per square. Annual rent escalations were generally 2.5 to 3.0 percent per year. Leases which had lower escalators typically had a $1.00 to $1.50 bump in the sixth lease year. Lease terms ranged from five to ten years. All of the comparables are located within the Tysons Corner submarket and represent mid-1980s vintage buildings. Thus, all are considered good indicators of market rent for the subject property.

      As shown in the Micro Market summary table presented in the Market Analysis section of the report, asking rents at competing properties are in the range of $18.00 to $24.50 per square foot. Thus, it appears that actual lease rates are within the range of asking levels.

      Again, recent leases within the market include few concessions, either in the form of free rent or above standard tenant improvement allowances. Most brokers interviewed were of the opinion that rental concessions were not being granted.

      Several brokers indicated that the market has continued to improve over the last six months, with rents increasing and concessions remaining almost non-existent. Our own research supports this. However, in the view of many investors and brokers, the leasing market has generally reached stabilization and that delivery of new office buildings to the market will be the primary influence on rental rate and occupancy trends. In keeping with these observations, we have assumed that market rent will increase at an average rate of 3.5 percent per annum through the projection period. The recent rent spikes are not anticipated to continue in the minds of market participants we have spoken with due primarily to the onset of new speculative construction. Investors are reportedly taking a wait and see approach over the short term at least. It is not inconceivable that additional rent spikes will occur; however, we believe the prudent approach at this stage is level rent growth. Finally, free rent and tenant workletter concessions will remain consistent with current levels. Based on the above, the market rent for the subject is $23.50 per square foot, full service,

      The above estimated market rents assume the following concession package.

================================================================================
                                Free Rent              Tenant Improvements
================================================================================
New Leases         1997          0 months   1997                          $15.00
                   Thereafter    0 months   Growing Thereafter at 3.5%
--------------------------------------------------------------------------------
Renewing Leases    1997          0 months   1997                           $7.50
                   Thereafter    0 months   Growing Thereafter at 3.5%
================================================================================

Assumptions Regarding Existing and Proposed Leases

      Our analysis specifically assumes that all of the existing tenants will remain in the property and continue to pay rent under the terms of their leases. Information provided by management indicates that none of the tenants are currently in default. The tenant base appears to be stable and management has indicated that defaults are not anticipated.

================================================================================


                                      -53-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================


      With regard to lease expirations, we have projected that 60 percent of tenants will rollover (sign a new lease) and approximately 40 percent will turnover (allow their lease to expire and vacate the property) upon expiration of their primary lease term. This assumption is based on the limited amount of space available in the Tysons Corner submarket and discussions with property management regarding recent leasing activity.

      An examination of the comparable leases shows typical lease terms of five to ten years. We have assumed five year terms for speculative tenants, which is at the mid-point of the indicated range.

Reimbursable Expenses (Escalations)

      Tenants are responsible for their pro-rata share of operating expenses (including real estate taxes) when they exceed those incurred during the first full year of their occupancy. GRC pays increases in expenses over $4.87 per square foot (their base year). NCI pays for increases in operating expenses over $5.00 per square foot.

Vacancy and Collection Loss

      Our cash flow projection assumes a tenant vacancy of six months upon each lease expiration set against our probability of renewal estimated at 60 percent, in addition to a global credit loss provision applied to the gross rental income. The global credit loss provision is applied to the gross rental income from all tenants and is estimated at one percent throughout the holding period.

      Vacancy between leases includes the period of actual downtime and the construction period to build-out tenant spaces. Consistent with our experience, we have assumed a stabilized vacancy and construction period of nine months. We acknowledge that current time between tenants may be shorter, though a long term trend may reflect fluctuations. Vacancy between leases is weighted for the 40 renewal probability, resulting in an effective downtime of 2.4 months upon each lease expiration. On a five year average lease term, this equates to 3.8 percent average physical vacancy (downtime of 2.4 months divided by the downtime plus the 60 month average lease term)

      Based on the subject's weighted average downtime between leases, as well as the preceding absorption schedule for the subject property, the overall average occupancy rate of the subject property over the 10 year holding period is 96.2 percent. Including our overall credit loss allowance estimated at 1.0 percent, the implied overall vacancy and credit loss factor for the subject property is 95.2 percent.

Operating Expenses

      We based our estimate of operating expenses for the subject on a review of the actual 1994 through 1996 expenses, as well as the 1997 budget. This data was compared with expense comparables at similar suburban office buildings as well as industry studies. In addition, we have consulted Cushman & Wakefield's Management Services staff for further support. The Historical and Budget Operating Statements for the subject property provided by property management can be found in the Addenda.

================================================================================


                                      -54-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

      We have analyzed each item of expense individually and attempted to project what the typical investor would consider reasonable. Increases in the expenses during subsequent years are projected at 3.5 percent per annum. Based on historical CPI trends, we conclude that our selected growth rate reflects an overall inflationary rate over the long term. The forecast of growth rates in all categories of expenses reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, a copy of which is in the Addenda. Except where noted, our forecasted growth rate for the various expense categories generally does not attempt to reflect growth rates for any individual year, but rather the long term trend over the projected holding period.

      Real Estate Taxes

      Real estate taxes are based on the actual assessment and tax rate reported in the Real Estate Taxes and Assessment section. The Year One real estate taxes are equal to $366,629, or $1.81 per square foot of net rentable area. As previously discussed, the subject's current assessment is substantially below our final value conclusion. We anticipate that the subject will experience a sizeable tax increase during the next reassesment cycle in January 1998 based on our estimated value conclusion.

      Operating Expenses

      Operating expenses include utilities, repairs and maintenance, janitorial and service contracts, insurance, etc. The building's actual costs have increased from $3.33 in 1994 to $3.43 per square foot in 1996. The 1997 budgeted expense is $3.75 per square foot which is in-line with the expense comparables at $3.11 to $4.15 per square foot, with most at $3.11 to $3.78 per square foot.

      General & Administrative

      These expenses are directly connected to the administration of the building, including office payroll, general office expense, advertising and other miscellaneous expenses. The building's actual costs have ranged from $0.49 to $0.60 per square foot. The 1997 budgeted expense is in-line with the subject's history at $0.58 per square foot and the expense comparables at $0.70 to $1.58 per square foot. With the consistent history in a tight range, we will continue with the subject's budget.

      Management Fees

      This expense represents the fee for management responsibilities, whether provided by an outside company or ownership. This includes rent collection, property supervision and budget preparation. Cushman & Wakefield Property Management personnel reported that typical management agreements range from 2.5 to 3.0 percent of effective gross income. The management fee charged at the subject is 3.0 percent of effective gross income. It is our opinion that this rate is reflective of market parameters and as such, a management fee equal to 3.0 percent of effective gross income is estimated for the subject.

================================================================================


                                      -55-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                   Plaza 1900
                                1900 Gallows Road
                        McLean, Fairfax County, Virginia

                          Operating Expense Comparables

                                     ======================================================
                                         1            2             3             4
                                      Rosslyn      Rosslyn      Courthouse   Tysons Corner
                                     130,500 SF   149,620 SF     98,000 SF     335,000 SF
                                       Actual       Actual        Actual         Actual
                                       $/SF         $/SF          $/SF            $/SF
===========================================================================================
EXPENSES
  Real Estate Taxes                    $1.20        $1.06         $1.36          $1.11

  Operating Expenses:
    Insurance                          $0.07        $0.06         $0.13          $0.16
    Janitorial/Contract Services       $1.49        $1.29         $1.60          $0.90
    Repairs & Maintenance              $0.80        $0.63         $0.45          $0.37
    Utilities                          $1.42        $1.34         $1.97          $1.68
                                       -----        -----         -----          -----
  Total Operating Expenses             $3.78        $3.32         $4.15          $3.11

  General & Administrative             $1.58        $1.45         $1.28          $0.70
  Management                           $0.70        $0.52         $0.37          $0.66

TOTAL EXPENSES                         $7.26        $6.35         $7.16          $5.58

Total Expenses Excluding R.E.          $6.06        $5.29         $5.80          $4.47
===========================================================================================

================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

      Leasing Commissions

      New leases will require a leasing commission equivalent to 4.0 percent of total rental income and 2.0 percent on renewal leases. The new lease commission rate reflects the fact that a landlord will typically be charged a commission of 3.0 to 4.0 percent by the tenant's agent and 2.0 to 3.0 percent by the landlord's agent. Upon renewal, landlords resist paying leasing commissions, but typically pay a portion of the full commission rate or a partial fee to the management company for its assistance in working with the tenant. This expense item is not passed through to the tenant. The probability factor is used for speculative renewals.

      Tenant Improvements/Finish

      The tenant improvement allowance was previously discussed and is projected to be $15.00 per square foot for new tenants and $7.50 per square foot for renewals. This expense is also not passed through to the tenants. The probability factor applies to speculative renewals. Tenant improvements/finish costs are projected to increase at the rate of 3.5 percent per year through the projection period.

      Capital Replacements/Reserves

      Reserves for replacements should be (though as a practical matter, they may not be) set aside to accumulate an amount sufficient to replace and/or repair certain major building components, i.e., roof, HVAC system, etc. during the period under analysis. Taking into consideration the subject's age, we have estimated capital reserves of $0.20 per net rentable square foot for Year One, increasing by 3.5 percent per year throughout our analysis.

      Our projected expenses are predicated on the assumption that the property will be prudently managed, while maintaining the improvements at a competitive level to preserve value. The preceding cumulative annual operating expense estimate for fiscal year 1998 equates to $1,341,785 or $6.62 per square foot of gross leasable area, excluding capital replacements, tenant alterations and leasing commissions. These expenses are in line with the expense comparables. The growth rates incorporated in our projections result in a 3.4 percent annual compound growth rate over the holding period, which is lower than our estimate due to the characteristics of GRC lease.

       Discounted Cash Flow Analysis

      In the discounted cash flow analysis, we employed the PRO-JECT+ plus software which allowed us to simulate the operating characteristics of the property and to make a variety of operating assumptions. We attempted to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment. We used the following figures and assumptions in the computer model.

      Years in Forecast:                      12

      Holding Period:                         11

      Starting Date:                          July 1, 1997

      Market Rental Rate (Year 1)             $23.50 per SF, Full Service

================================================================================


                                      -57-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                Income Approach
================================================================================

     Miscellaneous Income:                    N/A

     Growth in Market Rental Rate:            3.5%

     Expense and Tax Pass-Throughs:           Tenants pay increases over base
                                              year of occupancy.

     Expense Growth Rate:                     3.5% per annum

     Consumer Price Index:                    3.5% per annum

     Free Rent:                               None

     Lease Term (Typical):                    5 years

     Renewal Probability:                     60%

     Tenant Improvements - New Leases         $15.00 per SF

     Tenant Improvements - Renewing Leases    $7.50 per SF

     Leasing Commissions:                     4% new leases; 2% for renewals.
                                              All payable at the beginning of
                                              each lease term.

     Vacancy Between Leases:                  6 months (prior to renewal
                                              probability of 60%; effective
                                              vacancy is 2.4 months

     Credit Loss:                             1.0%

     Reversion Cap Rate:                      9.5% (applied to net operating
                                              income).

     Reversion Selling Expenses:              3% (includes brokerage, legal fees
                                              and estimated transfer taxes).

     Discount Rate (IRR):                     11.0% (see Discount Rate
                                              Analysis).

Cash Flow Projection

      On the following page is our 12 year cash flow projections which include our 11 year holding period and 12th year reversion. This term was selected, rather than the normal 10 years, to adequately treat the full impact of the GRC lease which reaches its term in the 10th and 11th year. The 12th year reflects full market conditions. The cash flow reflects the results of the PRO-JECT+ plus projection.

================================================================================


                                      -58-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                   Plaza 1900
                                1900 Gallows Road
                        McLean, Fairfax County, Virginia

                               Cash Flow Analysis

====================================================================================================================================
                              Fiscal Year    Fiscal Year   Fiscal Year     Fiscal Year    Fiscal Year    Fiscal Year     Fiscal Year
                                 1998           1999          2000            2001           2002           2003            2004
====================================================================================================================================
REVENUE FROM OPERATIONS
  Rental Income               $4,536,984     $4,401,002    $4,248,579      $4,284,999     $4,163,395     $4,231,657      $4,631,658
  Total Recoveries              $370,543       $411,876      $455,676        $503,317       $550,668       $603,170        $661,918
  Less: Credit Loss            ($147,226)     ($144,386)    ($141,128)      ($143,649)     ($141,422)     ($145,045)      ($158,807)
                              -----------------------------------------------------------------------------------------------------
Effective Gross Income        $4,760,301     $4,668,492    $4,563,127      $4,644,667     $4,572,641     $4,689,782      $5,134,769

EXPENSES
  Real Estate Taxes             $366,629       $379,461      $392,742        $406,488       $420,715       $435,440        $450,680
  Operating Expenses            $759,803       $786,396      $813,920        $842,407       $871,891       $902,408        $933,992
  General & Administrative      $120,147       $124,353      $128,705        $133,210       $137,872       $142,697        $147,692
  Management                     $95,206        $93,370       $91,263         $92,893        $91,453        $93,796        $102,695
                              ------------------------------------------------------------------------------------------------------
TOTAL EXPENSES                $1,341,785     $1,383,580    $1,426,630      $1,474,998     $1,521,931     $1,574,341      $1.635,059

                              =====================================================================================================
Net Operating Inco            $3,418,516     $3,284,912    $3,136,497      $3,169,669     $3,050,710     $3,115,4l      $3,499,710
                              =====================================================================================================

  Commissions                         $0             $0            $0              $0             $0              $0             $0
  Capital Reserves               $40,537        $41,956       $43,424         $44,944        $46,517         $48,145        $49,830
  Alterations                         $0             $0            $0              $0             $0              $0             $0
                              ------------------------------------------------------------------------------------------------------
                              $3,377,979     $3,242,956    $3,093,073      $3,124,725     $3,004,193      $3,067,296     $3,449,880
====================================================================================================================================

==========================================================================================================================
                                 Fiscal Year     Fiscal Year     Fiscal Year     Fiscal Year   Fiscal Year     Fiscal Year
                                    2005            2006            2007            2008          2009            2010
==========================================================================================================================
REVENUE FROM OPERATIONS
  Rental Income                  $4,450,653      $4,675,088      $4,658,307      $4,536,969    $3,094,149      $6,381,611
  Total Recoveries                 $608,963        $624,758        $685,148        $743,195      $470,083         $82,497
  Less: Credit Loss               ($151,788)      ($158,995)      ($160,304)      ($158,405)    ($106,927)      ($193,923)
                                 -----------------------------------------------------------------------------------------
Effective Gross Income           $4,907,828      $5,140,851      $5,183,151      $5,121,759    $3,457,305      $6,270,185

EXPENSES
  Real Estate Taxes                $466,454        $482,780        $499,677        $517,166      $535,267        $554,001
  Operating Expenses               $966,682      $1,000,515      $1,035,533      $1,071,777    $1,109,289      $1,148,115
  General & Administrative         $152,861        $158,211        $163,749        $169,480      $175,412        $181,551
  Management                        $98,157        $102,817        $103,663        $102,435       $69,146        $125,404
                                 -----------------------------------------------------------------------------------------
TOTAL EXPENSES                   $1,684,154      $1,744,323      $1,802,622      $1,860,858    $1,889,114      $2,009,071

                                 ========================================================================================
Net Operating Inco               $3,223,674      $3,396,528      $3,380,529      $3,260,901    $1,568,191      $4,261,114
                                 ========================================================================================

  Commissions                      $174,376              $0              $0              $0            $0        $911,448
  Capital Reserves                  $51,574         $53,379         $55,247         $57,181       $59,183         $61,254
  Alterations                      $504,487              $0              $0              $0            $0      $2,636,918
                                 -----------------------------------------------------------------------------------------
                                 $2,493,237      $3,343,149      $3,325,282      $3,203,720    $1,509,008        $651,494
==========================================================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Derivation of Terminal Value

      A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market.

            =============================================
                 Summary of Capitalization Rates
            =============================================
                 Sale                   Capitalization
                 No.                        Rate
            =============================================
                  1                          N/A
                  2                          8.40%
                  3                          8.75%
                  4                         10.01%
            =============================================

      The OARs for the comparable sales from which we were able to derive capitalization rates ranged from 8.40 to 10.01 percent. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including a possible deterioration in market conditions for the property. Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys.

Discount Rate Analysis

      We estimated future cash flows, including property value at reversion, and discounted that income stream at an internal rate of return (yield rates) currently required by investors for similar-quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimate of net present value.

      Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents.

         ==============================================================
                           Autumn 1996 Investor Survey
                            Suburban Office Building
         ==============================================================
                      Going-in           Terminal             IRR
                  Low       High      Low       High     Low      High
         ==============================================================
         Mean    8.80%      9.50%    9.30%     9.90%    11.2%     11.6%
         Range   8.00%      11.0%    8.00%     11.0%    10.0%     13.0%
         ==============================================================

      The preceding table summarizes the investment parameters of some of the most prominent investors currently acquiring high-grade investment properties in the United States. Generally speaking, our survey reveals terminal capitalization rates of 8.0 to 11.0 percent with the average low and high responses of 9.3 and 9.9 percent for investment grade offices in non-CBD suburban locations.

================================================================================


                                      -60
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

      The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant rollovers; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy; investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market and the supply and demand for the property type within the market; and the effective age of the property.

      The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

      The Washington, D.C. area has been consistently cited as one of the top office investment markets in the country. With the strength of the office demand created by the federal government and the national and international entities that must locate in close proximity to the seat of government, this market is highly regarded among investors. With the persistent questions about future federal employment, and hence office space demand, some caution is warranted. Even so, the capitalization rates and yield rates required by investors for quality properties in the metropolitan area are consistently among the lowest in the nation.

      In our DCF model, we selected a terminal capitalization rate that accounted for the anticipated holding period and reflected the subject's tenancy, quality and location. This rate also reflected the risk involved in our DCF analysis based on the income and expense projections that were modeled, as well as the approximate age of the property at the end of the holding period. The rate we selected reflects the low rollover risk over the holding period, the upside potential of the property due to GRCs below market lease, as well as the strength of the Tysons Comer office market. Our discount rate is well supported by the comparable rsales presented in the Sales Comparison Approach, with details included in the Addenda.

Conclusion

      Using a 9.5 percent terminal rate and an 11.0 percent discount rate, our cash flow model indicated a value of $32,500,000 or $160.35 per square foot, as shown on the following page. This value estimate produces an implied going-in capitalization rate of 10.5 percent, which is above the range generally required by investors as noted in the Cushman & Wakefield Investor Survey. We deem this reasonable because of the property's significant upside potential due to GRC's lease terms that affect 82 percent of the project, as well as improving market conditions.

================================================================================


                                      -61-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

      Regarding the composition of the yield, as analyzed in the Discounted Cash Flow Analysis chart, 62 percent of the subjects ultimate yield is derived from the cash flow of the property with the balance attributable to the reversion or resale of the property at the conclusion of the holding period. Typical investor requirements dictate that a substantial amount of the value be derived from the cash flow. Greater risk is evident when the reversion provides a larger percentage of the overall return than the cash flows. The average cash on cash return is 9.3 percent, based on this value conclusion. This rate would generate investor interest because the yields are appropriate relative to the risks involved.

      Thus, it is our opinion that the market value of the property by the Income Approach, is $32,500,000.

================================================================================


                                      -62-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                   Plaza 1900
                                1900 Gallows Road
                        McLean, Fairfax County, Virginia

                          Discounted Cash Flow Analysis

================================================================================================================
                    NET                      DISCOUNT      PRESENT                                     ANNUAL
CALENDAR           CASH                      FACTOR @      VALUE OF           COMPOSITION         CASH ON CASH
    YEAR           FLOW                        11.00%     CASH FLOWS             OF YIELD               RETURN
================================================================================================================
    1998         $3,377,979         X         0.90090          $3,043,224           9.36%            10.39%
    1999         $3,242,956         X         0.81162          $2,632,056           8.09%             9.98%
    2000         $3,093,073         X         0.73119          $2,261,628           6.95%             9.52%
    2001         $3,124,725         X         0.65873          $2,058,353           6.33%             9.61%
    2002         $3,004,193         X         0.59345          $1,782,842           5.48%             9.24%
    2003         $3,067,296         X         0.53464          $1,639,902           5.04%             9.44%
    2004         $3,449,880         X         0.48166          $1,661,664           5.11%            10.62%
    2005         $2,493,237         X         0.43393          $1,081,882           3.33%             7.67%
    2006         $3,343,149         X         0.39092          $1,306,920           4.02%            10.29%
    2007         $3,325,282         X         0.35218          $1,171,113           3.60%            10.23%
    2008         $3,203,720         X         0.31728          $1,016,487           3.13%             9.86%
    2009         $1,509,008         X         0.28584            $431,336           1.33%             4.64%
                                                                 --------
    Total Present Value of Cash Flows                         $20,087,406          61.76%             9.29%
                                                                                                   Average
    Reversion:
    2010         $4,261,114 (1)    /            9.50%        $44,853,832
                   Less: Cost of Sale @         3.00%         $1,345,615
                                                             -----------
                   Net Reversion                             $43,508,217
                   X Discount Factor                             0.28584
                                                                 -------

    Total Present Value of Reversion                         $12,436,424           38.24%

    Total Present Value of Cash Flow                         $32,523,831          100.00%

                                   ROUNDED:                  $32,500,000
                                                             ===========

                                   ------------------------------------------------------
                                   Gross Leasable Area (S.F.):                    202,684
                                   Per Square Foot of Gross Leasable Area:        $160.35
                                   Implicit Going-In Capitalization Rate:
                                     Year One NOI                              $3,418,516
                                     Going-in Capitalization Rate:                  10.5%
                                   ------------------------------------------------------

    Note: (1) Net Operating Income
================================================================================================================

                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

      We employed all three approaches to value in our analysis. The indicated values are shown below:

                    Sales Comparison Approach                        $33,000,000
                    Income Approach                                  $32,500,000

      The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are interdependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

      It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

      There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

      Based on the above discussion, we have formed an opinion that the prospective market value of the leased fee estate in the subject property, subject to the assumptions, limiting conditions, certifications and definitions as of July 1, 1997, was:

                THIRTY TWO MILLION FIVE HUNDRED THOUSAND DOLLARS
                                   $32,500,000

Marketing Time

      Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal, whereas exposure time is presumed to precede the effective date of appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating the reasonable exposure time and is not intended to be a prediction of a date of sale.

================================================================================


                                      -64-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       Reconciliation and Final Value Conclusion
================================================================================


      Our estimate of an appropriate marketing time for the subject relates to a sale of the property in its As Is condition. Based on our discussions with local brokers and buyer/sellers of office projects like the subject, as well as our assessment of the local real estate market and economic forces in general, we have concluded that the probable marketing period for the subject property in today's environment would be about 12 months.


================================================================================


                                      -65-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================


                                      -66-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them)";
      (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. In preparing this appraisal, we have relied on the rent roll and the history of income and expenses furnished by the owner or the management company representing the owner. We have not reviewed actual tenant leases.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraiser's task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================


                                      -67-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL
================================================================================


      We certify that, to the best of our knowledge and belief:

1. John H. Trowbridge inspected the property and prepared the report, and Donald R. Morris, MAI, Manager, Cushman & Wakefield of Washington D.C., Valuation Advisory Services, reviewed and approved the report.

2.    The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Donald R. Morris, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

10. We estimate that the prospective market value of the leased fee estate in the existing office building, subject to the assumptions, limiting conditions, certifications and definitions as of July 1, 1997 is $32,500,000.

COMMONWEALTH OF VIRGINIA                 COMMONWEALTH OF VIRGINIA
   JOHN H. TROWBRIDGE                         Donald R. Morris
     No. 4001-004035                          No. 4001-002465
    Certified General                        Certified General
       Real Estate                              Real Estate
        Appraiser                                Appraiser


/s/ John H. Trowbridge                   /s/ Donald R. Morris
John H. Trowbridge                       Donald R. Morris, MAI
Valuation Advisory Service               Valuation Advisory Service
Virginia Certified General               Virginia Certified General
Appraiser No. 4001-004035                Appraiser No. 4001-004035

================================================================================


                                      -68-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         ADDENDA
================================================================================




================================================================================


                                      -69-
                                                            CUSHMAN &
                                                            WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         Addenda
================================================================================


                              Improved Sales Comparables

                                                        OFFICE BUILDING OFFERING
================================================================================

                               [GRAPHIC OMITTED]
                                    [PHOTO]

I-1                                            Sale

Building Name:                                 Centerpointe I and II

Location:                                      4000 and 4050 Legato Road
                                               Fairfax, Fairfax County, VA

Grantor:                                       Joshua Realty Corporation
                                               (GE Investments)

Grantee:                                       Beacon Properties

Date of Offering:                              August 96

Recording Data:                                Deed Book 9986, Page 825

Recording Date:                                05/01 /97

Physical Description:

 Land Area:                                    17.00 Acres
 Net Rentable Area:                            408,111 Square Feet

                                                        OFFICE BUILDING OFFERING
================================================================================

I-1 Continued

  Year Built:                                     Circa 1988
  Occupancy at Sale:                              100 %
  Parking:                                        Structured; 3.6/1 000
  Quality:                                        Excellent
  Construction:                                   Masonry and Glass
  Stories:                                        11

Sale Price:                                       $55,000,000

Terms of Sale:                                    All Cash to Seller
                                                  Purchaser is a REIT

Sale Price/Square Foot (RSF):                     $134.77

Centerpointe I:                                   203,630 SF NRA, Yr Built: 1988

Centerpointe II:                                  204,481 SF NRA, Yr Built: 1990

COMMENTS:

      This is the sale of two, Class A suburban office buildings located at the intersection of West Ox Road and Legato Road, just south of US Route 50. The buildings are 100 percent occupied. The largest tenant is American Management Systems, who occupies all of Centerpointe I, containing 203,630 square feet, or 50 percent of the project. AMS is currently paying about $15.00 per square foot in rent. Rollover is minimal until the year 2007, when the building incurrs a 74 percent turnover. The price is based on IRRs in the 11.0 to 11.5 percent range. Actual rents at the time of sale ranged from $15.00 to $29.00 per square foot, with an average rent of $16.80 per square foot. The contract price is $8,000,000 below the initial asking, or a 13% discount.

      DCA4-2581

                                                            OFFICE BUILDING SALE
================================================================================

                               [GRAPHIC OMITTED]
                                    [PHOTO]

I-2                                            Sale

Building Name:                                 Tysons Office Center

Location:                                      8133 Leesburg Pike
                                               Vienna, Fairfax County, VA

Parcel Number:                                 039-2-02-0041,0042

Grantor:                                       Tysons Office Center Limited
                                               Partnership (VIB Management)

Grantee:                                       Tysons Office Center, Inc.
                                               (Invesco)

Date of Sale:                                  04/16/97

Recording Data:                                Deed Book 9973, Page 1212

Recording Date:                                04/16/97

Physical Description:

 Land Area:                                    112,398 Square Feet

                                                            OFFICE BUILDING SALE
================================================================================

I-2 Continued

                                               2.58 Acres
  Net Rentable Area:                           142,000 Square Feet
  Year Built:                                  1981
  Occupancy at Sale:                           100 %
  Parking:                                     358 spaces
  Construction:                                Steel frame, reflective glass
  Zoning:                                      C3, Fairfax County
  Stories:                                     9

Sale Price:                                    $16,000,000

Terms of Sale:                                 Cash to Seller

Appraisal Indicators:
  Overall Rate (OAR):                          8.4%
  Discount Rate (IRR):                         12.0%

Sale Price/Square Foot (RSF):                  $112.68

Parking Ratio:                                 2.5 per 1,000 SF

Tenant Turnover:                               60-65% in 3 Years

Average Rents:                                 $3.00 to $3.50/SF Below Market

Rent Growth:                                   5%, 5%, 3.5% thereafter

COMMENTS:

      This is the sale of a Class B office building built in 1981 and located in the popular Tysons Corner submarket. The property was in good condition at the time of sale. The sellers recently spent about $3.OM on renovating the lobbies, restrooms, and on a new roof and mechanical upgrades.

      The buyers indicated that the building was 100 percent occupied at the time of sale but was subject to 60 to 65% tenant turnover in the first three years of ownership. These tenants had rents averaging around $16.50/SF compared to $20/SF for market rents. Hence, the buyer saw this as an opportunity to roll up a lot of below market leases, move them to market rents, and sell the property in four to seven years at a price that would still be attractive to the next owner. Because there is risk associated with this type of effort, and particularly because there is new construction being planned for competing markets; the buyer used a slightly higher IRR

                                                            OFFICE BUILDING SALE
================================================================================

1-2 Contiinued

      of 12.0 percent, compared to IRRs closer to 11.0% for their acquisition of Class A properties. The buyer also reported expenses of approx $7.00/SF.


      DCA4-4286

                                                            OFFICE BUILDING SALE
================================================================================

                               [GRAPHIC OMITTED]
                                    [PHOTO]

I-3                                            Sale

Building Name:                                 8280 Greensboro Drive

Location:                                      8280 Greensboro Drive
                                               McLean, Fairfax County, VA

Parcel Number:                                 029-3-15-001O-A

Grantor:                                       Tysons Corner Limited Partner-
                                               ship (Balcor)

Grantee:                                       Gateway Costal Properties, Inc
                                               (RREEF)

Date of Sale:                                  04/23/97

Recording Data:                                Deed Book 9978, Page 446

Recording Date:                                04/23/97

Physical Description:

  Land Area:                                   115,140 Square Feet

                                                            OFFICE BUILDING SALE
================================================================================

I-3 Continued

                                               2.64 Acres
 Net Rentable Area:                            205,341 Square Feet
 Year Built:                                   1 985
 Occupancy at Sale:                            100%
 Parking:                                      547 spaces
 Construction:                                 Steel frame; reflective glass
 Zoning:                                       C4, Fairfax county
 Stories:                                      9

Sale Price:                                    $30,000,000

Terms of Sale:                                 Cash to Seller

Economic Indicators:
 Net Operating Income:                         $2,625,000       Buyer's Proforma

Appraisal Indicators:
 Overall Rate (OAR):                           8.75%

Sale Price/Square Foot (RSF):                  $146.10

Number of Tenants:                             24; largest = Deltek Systems
                                               (25%)

Legal Description:                             Lot 1OA, Section 4,
                                               Leasco Office Park

COMMENTS:

      This is the sale of a 9-story, Class A-, reflective glass office building loccated in Tysons Corner. The buyer would not divulge any detailed financial information on the property outside of the following data:

      The price equated to a going-in capitalization rate of about 8.75%.

      The purchaser's target yields (IRRs) for this market are between 10.75% for Class A, top of the market buildings with long term, stable income, and 12.0% for Class A-/B + buildings with below market existing rents.

      They are no longer assuming any major spikes in rent growth due to the anticipated new construction that will be delivered in the next 9 to 12 months.

      They do examine replacement costs as a test of reasonableness regarding the spread between their acquisition relative to new product delivered at market rent levels.


      DCA4-4284

                                                            OFFICE BUILDING SALE
================================================================================

                               [GRAPHIC OMITTED]
                                    [PHOTO]

I-4                                             Sale

Building Name:                                  The Nortel Building

Location:                                       2010 Corporate Ridge
                                                McLean, Fairfax County, VA

Parcel Number:                                  39-2-1-62A

Grantor:                                        Northern Telecom, Inc.

Grantee:                                        Acquiport Corporate Ridge, Inc
                                                (Equitable Real Estate)

Date of Sale:                                   08/01/96

Recording Data:                                 Book 9776 Page 126

Recording Date:                                 08/07/96

Physical Description:

  Land Area:                                    288,090 Square Feet

                                                            OFFICE BUILDING SALE
================================================================================

I-4 Continued

                                               6.61 Acres
  Net Rentable Area:                           252,315 Square Feet
  Year Built:                                  1989
  Occupancy at Sale:                           98 %
  Parking:                                     4.0 per 1,000
  Quality:                                     Good
  Construction:                                Limestone and glass
  Zoning:                                      PDC, Planned Dev. Commercial
  Stories:                                     10

Sale Price:                                    $35,000,000

Terms of Sale:                                 All Cash to Seller
                                               Cash Equivalent

Economic Indicators:
  Effective Gross Income:                      $5,261,200      Buyer's Proforma
  Less: Operating Expenses:                    $1,766,200      Buyer's Proforma
  Net Operating Income:                        $3,495,000      Buyer's Proforma

Appraisal Indicators:
  Effective Gross Inc. Mult.:                  6.65
  Overall Rate (OAR):                          10.01%
  Discount Rate (IRR):                         11.75%

Sale Price/Square Foot (RSF):                  $138.72

Lease Expirations:                             7% 1996, 11% 1998,
                                               14% 1999, 11% 2001

Rent Growth:                                   6% 1996, 1997, 1998

Major Tenant:                                  Nortel: 144,879 SF, $19.65/SF,
                                               $3/SF Yr6

Estimated Market Rent At Sale:                 $20.00/SF

COMMENTS:

      This is the sale of a Class A building in the Tysons Corner submarket. The seller entered into a sale/leaseback agreement with the buyer and occupies 144,879 square feet (57 percent) of the building at a lease rate of $19.65 per square foot, full service, for a ten year term, with a rent step of $3.00 per square foot in year 6. There are no commissions or tenant improvements paid on the new lease. The balance of the building is leased to five credit-worthy tenants. The building features a cafeteria and fitness center.

                                                            OFFICE BUILDING SALE
================================================================================

I-4 Continued

      The income durability is good, with limited rollover through the year 2001. The stabilized capitalization rate of 10.01 percent is derived from the buyer's proforma. Their indicated cash-on-cash return was 9.1 percent. The buyer indicated that they were not the highest bidder on this sale-leaseback transaction, but were finally selected based on their ability to manage the building. Thus the transaction price per square foot is considered somewhat low, and the return and yield rates high. The listing broker reported an exposure time of less than three months.

      The purchaser reported rent growth of 6% in years 1996 through 1998, and 4% thereafter, and basing the acquisition on an 11.75% IRR.

      DCA4-4023

                                                                         Addenda
================================================================================

                          Income and Expense Statements

 6/05/97 RFP2            - COMMONWEALTH ATLANTIC PROP -      FRO270-D PAGE     8
16:49:44 TWODOGSS1                                           V950623    AWHITE
                     ACCOUNT LEUEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Land                            CONSOL 100 %
Number 003           December 31, 1994                           C12 94 (01..12)

                                              ------------ Current Month------------    ------------  Year to Date   -------------
                                                 ACTUAL                    Variance        ACTUAL                     Variance
--------------------------------------------- ------------   ---------  -------------   ------------  -------------  -------------
Revenue
400-00    Land Rent                               40,500.00       0.00      40,500.00     475,690.06           0.00     475,690.06
419-99    Mgmt Fee Income - Inside                97,385.44-      0.00      97,395.44-          0.00           0.00           0.00
--------------------------------------------- -------------  ---------  -------------   ------------  -------------  -------------
TOTAL Revenue                                     56,885.44-      0.00      56,885.44-    475,690.06           0.00     475,690.06

Operating Expenses
500-05    Property Tax-Developed Prop.             2,905.07-      0.00       2,905.07      48,342.28-          0.00      48,342.28-
--------------------------------------------- -------------  ---------  -------------   ------------  -------------  -------------
TOTAL Operating Expenses                           2,905.07-      0.00       2,905.07-     48,342.28-          0.00      48,342.28-

--------------------------------------------- -------------  ---------  -------------   ------------  ------------   -------------
Net Operating Income                              59,790.51-      0.00      59,790.5l-    427,347.78           0.00     427,347.78

Other Operating Sources (Uses)
205-00    Accrued Real Estate Taxes               35,497.30       0.00      35,497.30      50,000.00           0.00      50,000.00
--------------------------------------------- -------------  ---------  -------------   ------------  -------------  -------------
TOTAL Other Operating Sources (Uses)              35,497.30       0.00      35,497.30      50,000.00           0.00      5O,000.00

--------------------------------------------- -------------  ---------  -------------   ------------  -------------  -------------
Cash Flow From Operations                         24,293.21-      0.00      24,293.21-    477,347.78           0.00     477,347.78

Investment in Property and Partnerships
--------------------------------------------- -------------  ---------  -------------   ------------  -------------  -------------
TOTAL Investment in Property and Partnerships          0.00       0.00           0.00           0.00           0.00           0.00

Other Sources (Uses)
305-00    Retained Earnings                      587,532.37-      0.00     587,532.37-    587,532.37-          0.00     587,532.37-
--------------------------------------------- -------------  ---------  -------------   ------------  -------------  -------------
TOTAL Other Sources (Uses)                       587,532.37-      0.00     587,532.37-    587,532.37-          0.00     587,532.37-
============================================= =============  =========  =============   ============  =============  =============
Cash Flow (Deficit)                              611,825.58-      0.00     611,825.58-    110,184.59-          0.00     11O,184.59-

 6/05/97 RFP2            - COMMUNMEALTH ATLANTIC PROP -      FRO270-D PAGE     9
16:49:44 TWOD0GSS1                                           U950623   AWHITE
                     ACCOUNT LEVEL CASH FLOM MITH COST CODES

Report CASHFL10      Plaza 1700 - Land                            CONSUL 100 %
Number 003           December 31, 1994                           C12 94 (01..12)

                                              -------------  Current Month  --------------   ------------  Year to Date -----------
                                                   ACTUAL                      Variance         ACTUAL                    Variance
--------------------------------------------- -------------  ----------     --------------   ------------  -----------  -----------
Plaza 1900 - Land                                611,825.58        0.00         611,825.58-    110,184.59         0.00    10,184.59-

6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP        FRO270-D PAGE    10
16:19:44 TWODOGSS1                                           V950623    AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                        CONSUL 100 %
Number 003           December 31, 1994                           C12 94 (01..12)

                                           -------------  Current Month  -------------  --------------  Year to Date  -------------
                                                  ACTUAL                    Variance        ACTUAL                        Variance
------------------------------------------ -------------  -------------  -------------  --------------  ------------- -------------
Revenue
120-00    Accounts Receivable Control              0.00            0.00           0.00          440.13-         0.00        440.13-
400-10    Base Rent                          359,611.01            0.00     359,611.01    4,327,451.46          0.00  4,327,451.46
403-00    Operating Expense Reimbursmnts     106,201.11            0.00     106,201.11      302,954.89          0.00    302,954.89
434-00    Miscellaneous Income                     0.00            0.00           0.00        1,075.00          0.00      1,075.00
------------------------------------------ ------------   -------------  -------------  --------------  ------------  ------------
TOTAL Revenue                                465,812.12            0.00     465,812.12    4,631,041.22          0.00  4,631,041.22

Operating Expenses
500-05    Property Tax-Developed Prop.        24,225.67-           0.00      24,225.67-    215,362.00-          0.00    215,362.00-
520-00    Utilities - Water & Sewer              243.23-           0.00         243.23-     16,705.76-          0.00     16,705.76-
520-05    Utilities - Electricity             31,593.91-           0.00      31,593.91-    347,779.32-          0.00    347,779.32-
530-00    Janitorial - Building Contract      38,480.55-           0.00      38,480.55-    168,349.46-          0.00    168,349.46-
531-00    Trash Removal - Contract             1,099.55-           0.00       1,099.55-     17,046.05-          0.00     17,046.05-
532-05    Landscape - Exterior                 2,373.88-           0.00       2,373.88-     44,659.57-          0.00     44,659.57-
532-10    Landscape - Interior                   491.15-           0.00         491.15-      2,748.35-          0.00      2,748.35-
533-20    Electrical - Repairs                 1,617.96-           0.00       1,617.96-      4,513.75-          0.00      4,513.75-
535-10    HUAC - Repairs                         129.82-           0.00         129.82-     29,518.72-          O.0O     29,518.72-
536-10    Parking - Striping & Repairs             0.00            0.00           0.00         128.50-          0.00        128.50-
537-02    Elevator - Repairs/Maintenince       2,389.34-           0.00       2,389.34-     14,159.92-          0.00     14,159.92-
537-10    Plumbing - Supplies & Repairs            0.00            0.00           0.00          76.66-          0.00         76.66-
537-15    Painting & Decorating                   83.57-           0.00          83.57-      1,197.39-          0.00      1,197.39-
537-20    Communication Systems                    9.95-           0.00           9.95-      1,765.93-          0.00      1,765.93-
537-21    Fire Alarm/Control Systems             223.20-           0.00         223.20-      7,809.61-          0.00      7,809.61-
537-26    Pest Control                            92.00-           0.00          92.00-        598.00-          0.00        598.00-
537-31    Locks and keys                           0.00            0.00           0.00          73.99-          0.00         73.99-
537-32    Uniforms                               485.59-           0.00         485.59-      1,804.43-          0.00      1,804.43-
537-33    Signage                                  0.00            0.00           0.00       1,783.90           0.00      1,783.90
537-50    Other Repairs & Maintenance          3,455.46-           0.00       3,455.46-     13,573.82-          0.00     13,573.82-
541-05    Business Tax/License                     0.00            0.00           0.00      24,701.57-          0.00     24,701.57-
648-00    Management Fees Exp - Outside        5,833.33-           0.00       5,833.33-     69,999.96-          0.00     69,999.96-
------------------------------------------ ------------   -------------  -------------  -------------   ------------  ------------
TOTAL Operating Expenses                     112,828.16-           0.00     112,828.16-    980,788.86-          0.00   980,788.86-

6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -      FR0270-D PAGE    11
16:49:44 TWODOGSS1                                           V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                        CONSOL 100 %
Number 003           December 31, 1994                           C12 94 (01..12)

                                             ----------------   Current Month   ------------
                                                      ACTUAL                       Variance
-------------------------------------------- ----------------   ------------    -----------
General &  Administrative Expenses
600-20     Prop. Mgmt & Maint. Salaries              6,740.95-          0.00       6,740.85-
600-22     PM & Maint. Group Insurance                   0.00           0.00           0.00
620-00     Legal Fees                                    0.00           0.00           0.00
630-00     Advertising/Marketing Costs                   0.00           0.00           0.00
630-50     Other Leasing Expense                         0.00           0.00           0.00
640-04     G&A - Training                                0.00           0.00           0.00
640-21     Office Equip. Purchase/Repair                 0.00           0.00           0.00
640-24     Telephone Expenses                          202.77-          0.00         202.77-
640-30     Freight, Postage and Delivery                 0.00           0.00           0.00
640-50     Other G&A Expenses                          549.63-          0.00         549.63-
648-99     Management Fees Exp - Inside             12,799.15-          0.00      12,799.15-
660-20     Interest Exp - Permanent Loan           110,000.00-          0.00     110,000.00-
661-05     Land Lease Expense                       40,500.00-          0.00      40,500.00-
-------------------------------------------- ----------------   ------------    -----------
TOTAL General & Administrative Expenses            170,792.40-          0.00     170,792.40-

-------------------------------------------- ----------------   ------------    -----------
Net Operating Income                               182,191.56           0.00     182,191.56

Other Operating Sources (Uses)
205-00     Accrued Real Estate Taxes                64,608.61-          0.00      64,608.61-
163-00     Prepaid Expenses                        150,500.00-          0.00     150,500.00-
-------------------------------------------- ----------------   ------------    -----------
TOTAL Other Operating Sources (Uses)               215,108.61-          0.00     215,108.61-

-------------------------------------------- ----------------   ------------    -----------
Cash Flow From Operations                           32,917.05-          0.00      32,917.05-

Investment in Property and Partnerships
133-50     Land Imports-Depreciating Bal.          450,048.00-          0.00     450,048.00-
140-00     Construction Work In Process            122,923.00-          0.00     122,923.00-


                                               -----------   Year to Date        ------------
                                                   ACTUAL                          Variance
--------------------------------------------   -----------   -----------         ------------
General &  Administrative Expenses
600-20     Prop. Mgmt & Maint. Salaries          74,193.08-         0.00          74,193.08-  A
600-22     PM & Maint. Group Insurance              126.00-         0.00             126.00-  A
620-00     Legal Fees                             1,293.80-         0.00           1,293.80-  A
630-00     Advertising/Marketing Costs            9,714.58-         0.00           9,714.58-  A
630-50     Other Leasing Expense                     21.07-         0.00              21.07-  A
640-04     G&A - Training                           500.00-         0.00             500.00-  A
640-21     Office Equip. Purchase/Repair            271.70-         0.00             271.70-  A
640-24     Telephone Expenses                     2,559.86-         0.00           2,559.86-  A
640-30     Freight, Postage and Delivery          2,795.38-         0.00           2,795.38-  A
640-50     Other G&A Expenses                     4,631.31-         0.00           4,631.31-  A
648-99     Management Fees Exp - Inside         110,184.59-         0.00         110,184.59-  Fu
660-20     Interest Exp - Permanent Loan      1,320,000.00-         0.00       1,320,000.00-  A
661-05     Land Lease Expense                   486,000.00-         0.00         496,000.00-  X
--------------------------------------------   -----------   -----------         ----------
TOTAL General & Administrative Expenses       2,012,291.37-         0.00       2,012,291.37-

--------------------------------------------   -----------   -----------         ----------
Net Operating Income                          1,637,960.99          0.00       1,637,960.99

Other Operating Sources (Uses)
205-00     Accrued Real Estate Taxes                  0.06-         0.00               0.06-
163-00     Prepaid Expenses                     150,500.00-         0.00         150,500.00-
--------------------------------------------   -----------   -----------         ----------
TOTAL Other Operating Sources (Uses)            150,500.06-         0.00         150,500.06-

--------------------------------------------   -----------   -----------         ----------
Cash Flow From Operations                     1,487,460.93          0.00       1,487,460.93

Investment in Property and Partnerships
133-50     Land Imports-Depreciating Bal.       450,048.00-         0.00         450,048.00-
140-00     Construction Work In Process         299,680.37-         0.00         299,680.37-

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0270-D PAGE    12
16:49:44 TWODOGSS1                                           V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                        CONSOL 100 %
Number 003           December 31, 1994                           C12 94 (01..12)

                                             ----------   Current Month   ---------    -----------   Year to Date    ------------
                                                 ACTUAL                   Variance       ACTUAL                         Variance
-------------------------------------------  --------------   ------    -----------    -----------   -----------     ------------
140-50     Bldg & Inprvmts-Deprec Balance      2,624,481.00     0.00    2,624,481.00   2,624,481.00         0.00     2,624,481.00
145-00     Building Furniture & Fixtures           1,019.00-    0.00        1,019.00-      1,019.00-        0.00         1,019.00-
145-50     Bldg F&F - Depreciating Bal.        2,176,322.25-    0.00    2,176,322.25-  2,176,322.25-        0.00     2,176,322.25-
152-00     Equipment Adds-Current Year             1,019.00     0.00        1,019.00           0.00         0 00             0.00
152-50     Conputers/Equip Deprec Balance          1,889.25     0.00        1,889.25       1,889.25         0 00         1,889.25
160-50     Ppd Leasing-Amortizing Balance          2,814.40-    0.00        2,841.40-      2,841.40-        0.00         2,841.40-
170-00     Utility Deposit/Surety Bond                 0.00     0.00            0.00       1,100.00-        0 00         1,100.00-
171-10     Deferred Charges                      100,000.00     0.00      100,000.00           0.00         0 00             0.00
-------------------------------------------  --------------   ------    -----------    -----------   -----------     ------------
TOTAL Investment in Property and Partnerships     25,764.40-    0.00       25,764.40-    304,640.77-        0.00       304,640.77-

Other Sources (Uses)
120-30     Other Trade Receivable                      0.00     0.00            0.00       2,358.00-        0.00         2,358.00-
305-00     Retained Earnings                   1,330,962.16-    0.00    1,330,962.16-  1,330,962.16-        0.00     1,330,962.16-
-------------------------------------------  --------------   ------    -----------    -----------   -----------     ------------
TOTAL Other Sources (Uses)                     1,330,962.16-    0.00    1,330,962.16-  1,333,320.16-        0.00     1,333,320.16-

===========================================  ==============   ======    ===========    ===========   ===========     =============
Cash Floss (Deficit)                           1,389,643.61-    0.00    1,389,643.61-    150,500.00-        0.00       150,500.00-
===========================================  ==============   ======    ===========    ===========   ===========     =============

Plaza 1900 - Building                          1,389,643.61     0.00    1,389,643.61-    150,500.00         0.00       150,500.00-

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0270-D PAGE    12
16:47:53 TWODOGSS1                                           V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                        CONSOL 100 %
Number 003           December 31, 1995                           C12 95 (01..12)

                                             --------------  Current Month  -----------    -----------   Year to Date  ------------
                                                 ACTUAL         BUDGET       Variance        ACTUAL        BUDGET        Variance
-------------------------------------------  --------------   ----------    -----------    -----------   -----------   ------------
Revenue
400-00     Land Rent                              40,500.00    41,500.00       1,000.00-    486,000.00    498,000.00      12,000.00-
-------------------------------------------  --------------   ----------    -----------    -----------   -----------   ------------
TOTAL Revenue                                     10,500.00    41,500.00       1,000.00-    486,000.00    498,000.00      12,000.00-

Operating Expenses
500-05     Property Tax-Developed Prop.                0.00         0.00           0.00      48,342.29-         0.00      48,342.29-
-------------------------------------------  --------------   ----------    -----------    -----------   -----------   ------------
TOTAL Operating Expenses                               0.00         0.00           0.00      48,342.29-         0.00      48,342.29-

General &  Administrative Expenses
620-00     538-043 Leasing Legal                       0.00         0.00           0.00         556.50-         0.00         556.50-
620-00     Legal Fees                                  0.00         0.00           0.00         556.50-         0.00         556.50-
640-30     Freight, Postage and Delivery               0.00         0.00           0.00          16.00-         0.00          16.00-
-------------------------------------------  --------------   ----------    -----------    -----------   -----------   ------------
TOTAL General & Administrative Expenses                0.00         0.00           0.00         572.50-         0.00         572.50-
-------------------------------------------  --------------   ----------    -----------    -----------   -----------   ------------

Net Operating Incone                              40,500.00    41,500.00       1,000.00-    437,085.21    498,000.00      60,914.79-

Other Operating Sources (Uses)

-------------------------------------------  --------------   ----------    -----------    -----------   -----------   ------------
TOTAL Other Operating Sources (Uses)                   0.00         0.00           0.00           0.00          0.00            0.00
-------------------------------------------  --------------   ----------    -----------    -----------   -----------   ------------
Cash Flow From Operations                         40,500.00    41,500.00       1,000.00-    437,085.21    498,000.00      60,914.79-

Investment in Property and Partnerships
-------------------------------------------  --------------   ----------    -----------    -----------   -----------   ------------
TOTAL Investment in Property and Partnerships          0.00         0.00           0.00           0.00          0.00           0.00

Other Sources (Uses)

 6/05/97 RFP2         - COMMONWEALTH ATLANTIC PROP -           FR0270-D PAGE 13
16:47:53 TWODOGSS1                                             V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Land                         CONSOL 100 %
Number 003           December 31, 1995                         C12 95 (01..12)

                                                      ----------------     Current Month      ----------------
                                                             ACTUAL              BUDGET            Variance
----------------------------------------------------  ----------------    ----------------    ----------------
----------------------------------------------------  ----------------    ----------------    ----------------
TOTAL Other Sources (Uses)                                        0.00                0.00                0.00

====================================================  ================    ================    ================
Cash Flow (Deficit)                                          40,500.00           41,500.00            1,000.00-
====================================================  ================    ================    ================

Plaza 1900 - Land                                            40,500.00-          41,500.00-           1,000.00-


                                                      ----------------      Year to Date      ---------------
                                                              ACTUAL              BUDGET           Variance
----------------------------------------------------  ----------------   ----------------    ----------------
----------------------------------------------------  ----------------   ----------------    ----------------
TOTAL Other Sources (Uses)                                        0.00               0.00                0.00

====================================================  ================   ================    ================
Cash Flow (Deficit)                                         437,085.21          498,000.00          60,914.79-
====================================================  ================   ================    ================

Plaza 1900 - Land                                           437,085.21-         498,000.00-         60,914.79-

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0270-D PAGE    14
16:47:53 TWODOGSS1                                           V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                        CONSOL 100 %
Number 003           December 31, 1995                           C12 95 (01..12)

                                             --------------  Current Month  -----------    -----------   Year to Date  ------------
                                                 ACTUAL         BUDGET       Variance        ACTUAL        BUDGET        Variance
-------------------------------------------  --------------   ----------    -----------   ------------  ------------   ------------
Revenue
400-10     Base Rent                             364,962.17   364,963.00           0.83-  4,369,968.18  4,369,974.00           5.82-
403-00     Operating Expense Reinbursnnts              0.00       426.00         426.00-          0.00      5,112.00       5,112.00-
403-04     Exp Reirib   Electricity/Gas           26,796.96    29,730.00       2,933.04-    324,117.55    365,433.00      41,315.45-
403-06     Exp Reinb - Miscellaneous                   0.00         0.00           0.00         487.26          0.00         487.26
405-05     Tenant Direct Bulback Incone                0.00         0.00           0o00       1,075.70          0.00       1,075.70
434-00     Miscellaneous Incone                        0.00         0.00           0.00         500.00          0.00         500.00
-------------------------------------------  --------------   ----------    -----------   ------------  ------------   ------------
TOTAL Revenue                                    391,759.13   395,119.00       3,359.87-  4,696,148.69  4,740,519.00      44,370.31-

Operating  Expenses
500-05     Property Tax-Developed Prop.                0.06-   22,597.36-     22,597.30     220,511.18-   271,168.32-     50,657.14
500-50     Property Tax-Other                          0.00         0.00           0.00           0.00     11,267.00-     11,267.00
510-00     Insurance - Unbrella                        0.00         0.00           0.00           0.00      2,500.00-      2,500.00
510-10     Insurance - Property Package           12,070.64-        0.00      12,070.64-     12,070.64-         0.00      12,070.64-
510-20     Insurance - Fire/Extended Cvge              0.00         0.00           0.00           0.00     12,316.00-     12,316.00
510-30     Insurance - Boiler                          0.00         0.00           0.00           0.00      1,678.00-      1,678.00
520-00     Utilities - Water & Sewer                   0.00         0.00           0.00      15,933.16-    14,520.00-      1,413.16
520-05     Utilities - Electricity                30,281.13-   29,686.00-        595.13-    359,876.80-   363,810.00-      3,933.20
520-10     Utilities - Gas                             0.00         0.00           0.00         175.83-         0.00         175.83-
520-15     Utilities - Fuel Oil                        0.00         0.00           0.00            .00        400.00-        400.00
520-50     Utilities - Other                           0.00       135.00-        135.00         750.00-     1,620.00-        870.00
530-00     Janitorial - Building Contract         31,383.88-   12,961.00-     18,422.88-    150,315.69-   154,332.00-      4,016.31
530-10     Janitorial - Window Washing                 0.00         0.00           0.00       7,600.00-     3,960.00-      3,640.00
530-20     Janitorial - Carpet Cleaning                0.00       600.00-        600.00         397.76-     7,200.00-      6,802.24
530-30     Janitorial - Supplies                       0.00        10.00-         10.00           0.00        120.00-        120.00
531-00     Trash Removal - Contract                1,173.38-      693.00-        480.38-     15,662.99-     8,196.00-      7,466.99-
531-50     Trash Removal - Other                       0.00         0.00           0.00         660.00-         0.00         660.00-
532-00     Landscape - Park Maintenance                0.00         0.00           0.00         306.19-         0.00         306.19-
532-05     Landscape - Exterior                    1,476.66-    1,426.00-         50.66-     16,988.03-    18,919.00-      2,029.97
532-10     Landscape - Interior                      177.65-    1,678.00-      1,500.35       2,471.15-     3,636.00-      1,164.85
532-15     Landscape - Irrigation                      0.00         0.00           0.00         843.78-     1,600.00-        756.22

 6/05/97 RFP2            - COMMONWEALTH ATLANTIC PROP -         FR0270-D PAGE 15
16:47:53 TWODOGSS1                                              V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                       CONSOL 100 %
Number 003           December 31, 1995                           C12 95 (01..12)

                                        --------------   Current Month   ------------   -------------   Year to Date    ------------
                                              ACTUAL           BUDGET      Variance          ACTUAL          BUDGET       Variance
--------------------------------------  --------------   -------------   ------------   -------------   -------------   ------------
532-20  Landscape - Seasonal Color-Ext            0.00          800.00-       800.00          652.00-       7,800.00-     7,148.00
532-25  Landscape - Seasonal Color-Int          313.50-           0.00        313.50-         313.50-           0.00        313.50-
532-50  Landscape - Other                       300.00-         700.00-       400.00        5,658.88-       6,900.00-     1,241.12
533-00  Electrical - Supplies                     0.00            0.00          0.00          480.28-           0.00        480.28-
533-20  Electrical - Repairs                    185.50-         100.00-        85.50-       1,174.50-       5,813.00-     4,638.50
533-50  Electrical - Other                        0.00            0.00          0.00        1,350.00-           0.00      1,350.00-
534-00  Lighting - Supplies                     180.26-         400.00-       219.74        4,694.29-       4,800.00-       105.71
534-10  Lighting - Repairs                        0.00            0.00          0.00        7,032.43-           0.00      7,032.43-
535-00  HVAC - Supplies                          90.92-         100.00-         9.08        4,361.93-       8,860.00-     4,498.07
535-05  HVAC - Contract                           0.00          243.00-       243.00        8,163.50-       9,336.00-     1,172.50
535-10  HVAC - Repairs                          281.11-       1,000.00-       718.89        4,988.09-      12,000.00-     7,011.91
535-20  HVAC - Chillers                         243.23-           0.00        243.23-       2,407.12-           0.00      2,407.12-
535-50  HVAC - Other                              0.00            0.00          0.00        2,943.17-           0.00      2,943.17-
536-00  Parking - Sweeping                        0.00            0.00          0.00        1,350.00-       1,500.00-       150.00
536-10  Parking - Striping & Repairs              0.00          100.00-       100.00        3,620.00-       1,200.00-     2,420.00-
536-50  Parking - Other                           0.00            0.00          0.00            0.00        1,500.00-     1,500.00
537-02  Elevator - Repairs/Maintenance          120.00-          50.00-        70.0-        5,177.10-       7,300.00-     2,122.90
537-03  Elevator - Contract                     996.88-         959.00-        37.88-      10,813.36-      11,396.00-       582.61
537-05  Elevator - Other                      2,895.00-           0.00      2,895.00-       4,382.00-       1,487.00-     2,895.00-
537-10  Plumbing - Supplies & Repairs            68.23-         175.00-       106.77        1,803.50-       2,100.00-       296.50
537-11  Restroom Supplies                         0.00            0.00          0.00          705.75-           0.00        705.75-
537-15  Painting & Decorating                     0.00           50.00-        50.00        1,803.87-       1,000.00-       803.87-
537-16  Walk-off Mats                           196.14-           0.00        196.14-       1,698.78-           0.00      1,698.78-
537-17  Carpets/Floors-Repairs & Maint            0.00           50.00-        50.00        3,448.72-       3,600.00-       151.28
537-20  Communication Systems                    21.90-          30.00-         8.10          234.95-         360.00-       125.05
537-21  Fire Alarm/Control Systems              770.33-           0.00        770.33-       4,268.73-       5,640.00-     1,371.27
537-22  Energy Management Systems               150.00-           0.00        150.00-       2,925.25-       7,668.00      4,742.75
537-25  Snow Removal                          1,536.56-         650.00-       886.56-       8,830.66-       4,550.00-     4,280.66-
537-26  Pest Control                             46.00-          45.00-         1.00-         506.00-         540.00-        34.00
537-30  Supplies and Tools                      153.05-         125.00-        28.05-       1,380.81-       1,500.00-       119.19
537-31  Locks and Keys                            0.00           50.00-        50.00          268.64-         600.00-       331.36
537-32  Uniforms                                324.75-         136.00-       188.75-       1,680.68-       1,632.00-        48.68-

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0270-D PAGE    16
16:47:53 TWODOGSS1                                           V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                        CONSOL 100 %
Number 003           December 31, 1995                           C12 95 (01..12)

                                         ------------   Current Month   -----------   -------------   Year to Date    -----------
                                             ACTUAL           BUDGET      Variance          ACTUAL          BUDGET       Variance
---------------------------------------  ------------   -------------   -----------   -------------   -------------   -----------
537-33  Signage                              2,358.00-           0.00      2,358.00-       4,716.00-       2,200.00-     2,516.00-
537-35  Roof Repairs & Maintenance               0.00            0.00          0.00        1,450.00-           0.00      1,450.00-
537-40  Tenant Direct Billback Expense          95.00-           0.00         95.00-       1,478.10-       4,000.00-     2,521.60
537-50  Other Repairs & Maintenance          4,252.00-         465.00-     3,787.00-       7,674.36-      15,191.00-     7,516.64
541-05  Business Tax/License                     0.00            0.00          0.00       12,037.91-           0.00     12,037.91-
648-00  Managenent Fees Exp - Outside        6,666.67-       6,667.00-         0.33       80,000.04-      80,004.00-         3.96
---------------------------------------  ------------   -------------   -----------   -------------   -------------   -----------
TOTAL   Operating Expenses                  99,808.43-      82,681.36-    16,127.07-   1,010,939.10-   1,087,719.32-    76,779.92

General &  Administrative Expenses
600-20  Prop. Mgmt & Maint. Salaries         5,027.81-       5,925.00-       897.19       63,112.10-      71,100.00-     7,987.60
600-21  PM & Maint. Payroll Taxes              358.18-         445.00-        86.52        4,370.19-       5,340.00-       969.51
600-22  PM & Maint. Group Insurance            275.83-         377.00-       101.17        3,344.01-       4,524.00-     1,179.96
600-23  PM & Maint. Workers' Comp.               0.00            0.00          0.00        3,498.00-       2,766.00-       732.00-
609-15  Employee Education Expenses             23.71-         805.00-       781.29          115.11-       1,710.00-     1,594.89
620-00       538-043 Leasing Legal               0.00            0.00          0.00          330.00-           0.00        330.00-
620-00  Legal Fees                               0.00            0.00          0.00          330.00-           0.00        330.00-
630-16  Leasing-Meals & Entertainment            0.00            0.00          0.00            0.00          300.00-       300.00
630-18  Project Promotional Expense          1,433.99-       2,000.00-       566.01       10,834.35-      10,000.00-       834.35-
640-02  G&A - Mileage Reimbursement            234.91-          30.00-       204.91-         827.98-         360.00-       467.98-
640-03  G&A - Meals & Entertainment              0.00            0.00          0.00           50.79-           0.00         50.79-
640-20  Stationery and Office Supplies           0.00           50.00-        50.00          224.14-         600.00-       375.86
640-24  Telephone Expenses                     192.83-         190.00-         2.83-       2,458.40-       2,280.00-       178.40-
640-30  Freight, Postage and Delivery           21.75-           0.00         21.75-         479.25-           0.00        479.25-
648-99  Management Fees Exp - Inside         3,795.45        9,138.00-    12,933.45      107,845.91-     409,613.00-     1,767.09
660-20  Interest Exp - Permanent Loan      110,000.00-     110,000.00-         0.00    1,320,000.00-   1,320,000 00-         0.00
661-05  Land Lease Expense                  40,500.00-      41,500.00-     1,000.00      486,000.00-     498,000.00-    12,000.00
661-15  Casualty (Loss) Income                   0.00            0.00          0.00        5,600.00-           0.00      5,600.00-
---------------------------------------  ------------   -------------   -----------   -------------   -------------   -----------
TOTAL General & Administrative Expenses    154,273.89-     170,460.00-    16,186.11    2,009,090.86-   2,026,593.00-    17,502.14

---------------------------------------  ------------   -------------   -----------   -------------   -------------   -----------
Net Operating Income                       138,676.81      141,977.64       3,300.83-   1,676,118.43    1,626,206.68     49,911.75

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0270-D PAGE    17
16:47:53 TWODOGSS1                                           V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                        CONSOL 100 %
Number 003           December 31, 1995                           C12 95 (01..12)

                                        -------------   Current Month  -------------   -------------   Year to Date   -------------
                                              ACTUAL          BUDGET       Variance         ACTUAL         BUDGET        Variance
--------------------------------------  -------------   -------------  -------------   -------------   ------------   -------------
Other Operating Sources (Uses)
205-00  Accrued Real Estate Taxes                0.06     120,915.41-     120,915.70            0.06      15,857.68-      15,857.74
220-00  Interest Payable                   110,000.00-          0.00      110,000.00-     110,000.00-          0.00      110,000.00-
163-00  Prepaid Expenses                         0.00           0.00            0.00      150,500.00           0.00      150,500.00
--------------------------------------  -------------   -------------  -------------   -------------   ------------   -------------
TOTAL Other Operating Sources (Uses)       109,999.94-    120,915.64-      10,915.70       40,500.06      15,857.68-      56,357.74

--------------------------------------  -------------   -------------  -------------   -------------   ------------   -------------
Cash Flow From Operations                   28,676.87      21,062.00        7,614.87    1,716,618.49   1,610,349.00      106,269.49

Investment in Property and
   Partnerships
140-00  226-007 Shell Work                       0.00           0.00            0.00       31,782.00-          0.00       31,782.00-
140-00  234-011 Special Finishes -
          ADA Imprv                         28,134.00-          0.00       28,134.00-      43,493.53-          0.00       43,493.53-
140-00  Construction Work In Process    20,541,746.45-          0.00   20,541,746.45-  20,588,887.98-    102,605.00-  20,486,282.98-
140-50  Bldg & Imprvmts-Deprec Balance  20,513,612.45           0.00   20,513,612.45   20,513,612.45           0.00   20,513,612.45
145-00    430-019   Doors & Hardware        49,950.00-          0.00       49,950.00-      49,950.00-          0.00       49,950.00-
115-00  Building Furniture & Fixtures       49,950.00-          0.00       49,950.00-      49,950.00-          0.00       49,950.00-
171-20  Inventory                           49,950.00           0.00       49,950.00       49,950.00           0.00       49,950.00
--------------------------------------  -------------   -------------  -------------   -------------   ------------   -------------
TOTAL Investment in Property
         and Partnerships                   28,134.00-          0.00       28,134.00-      75,275.53-    102,605.00-      27,329.47

Other Sources (Uses)
120-30  Other Trade Receivable               2,358.00           0.00        2,358.00        2,358.00           0.00        2,358.00
200-00  Accounts Payable Control           133,357.65           0.00      133,357.65      133,357.65           0.00      133,357.65
--------------------------------------  -------------   -------------  -------------   -------------   ------------   -------------
TOTAL Other Sources (Uses)                 135,715.65           0.00      135,715.65      135,715.65           0.00      135,715.65

--------------------------------------  -------------   -------------  -------------   -------------   ------------   -------------
Cash Flow (Deficit)                        136,258.52      21,062.00      115,196.52    1,777,058.61   1,507,744.00      269,314.61
--------------------------------------  -------------   -------------  -------------   -------------   ------------   -------------

Plaza  1900 - Building                     136,258.52-     21,062.00-     115,196.52    1,777,058.61-  1,507,744.00-     269,314.61

 6/05/97 RFP2            - COMMONWEALTH ATLANTIC PROP -         FR0270-D PAGE 21
16:45:09 TWODOGSS1                                              V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Land                           CONSOL 100 %
Number 003           December 31, i996                           C12 96 (01..12)

                                                      -------------------   Current Month     ----------------
                                                                ACTUAL             BUDGET          Variance
----------------------------------------------------- -------------------  ----------------   ----------------
Revenue
400-00    Land Rent                                             40,500.00         40,500.00               0.00
----------------------------------------------------- -------------------  ----------------   ----------------
TOTAL Revenue                                                   40,500.00         40,500.00               0.00

Operating Expenses
----------------------------------------------------- -------------------  ----------------   ----------------
TOTAL Operating Expenses                                             0.00              0.00               0.00

General & Administrative Expenses
----------------------------------------------------- -------------------  ----------------   ----------------
TOTAL General & Administrative Expenses                              0.00              0.00               0.00

----------------------------------------------------- -------------------  ----------------   ----------------
Net Operating Income                                            40,500.00         40,500.00               0.00

Other Operating Sources (Uses)
----------------------------------------------------- -------------------  ----------------   ----------------
TOTAL Other Operating Sources (Uses)                                 0.00              0.00               0.00

----------------------------------------------------- -------------------  ----------------   ----------------
Cash Flow From Operations                                       40,500.00         40,500.00               0.00

Investment in Property and Partnerships
----------------------------------------------------- -------------------  ----------------   ----------------
TOTAL Investment in Property and Partnerships                        0.00              0.00               0.00

Other Sources (Uses)
----------------------------------------------------- -------------------  ----------------   ----------------
TOTAL Other Sources (Uses)                                           0.00              0.00               0.00

===================================================== ===================  ================   ================
Cash Flow (Deficit)                                             40,500.00         40,500.00               0.00
===================================================== ===================  ================   ================


                                                      ----------------     Year to Date     ----------------
                                                              ACTUAL             BUDGET          Variance
----------------------------------------------------- ----------------   ----------------   ----------------
Revenue
400-00    Land Rent                                         486,000.00         486,000.00               0.00
----------------------------------------------------- ----------------   ----------------   ----------------
TOTAL Revenue                                               486,000.00         486,000.00               0.00

Operating Expenses
----------------------------------------------------- ----------------   ----------------   ----------------
TOTAL Operating Expenses                                          0.00               0.00               0.00

General & Administrative Expenses
----------------------------------------------------- ----------------   ----------------   ----------------
TOTAL General & Administrative Expenses                           0.00               0.00               0.00

----------------------------------------------------- ----------------   ----------------   ----------------
Net Operating Income                                        486,000.00         486,000.00               0.00

Other Operating Sources (Uses)
----------------------------------------------------- ----------------   ----------------   ----------------
TOTAL Other Operating Sources (Uses)                              0.00               0.00               0.00

----------------------------------------------------- ----------------   ----------------   ----------------
Cash Flow From Operations                                   486,000.00         486,000.00               0.00

Investment in Property and Partnerships
----------------------------------------------------- ----------------   ----------------   ----------------
TOTAL Investment in Property and Partnerships                     0.00               0.00               0.00

Other Sources (Uses)
----------------------------------------------------- ----------------   ----------------   ----------------
TOTAL Other Sources (Uses)                                        0.00               0.00               0.00

===================================================== ================   ================   ================
Cash Flow (Deficit)                                         486,000.00         486,000.00               0.00
===================================================== ================   ================   ================

 6/05/97 RFP2            - COMMONWEALTH ATLANTIC PROP -         FR0270-D PAGE 22
16:45:09 TWODOGSS1                                              V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Land                           CONSOL 100 %
Number 003           December 31, 1996                           C12 96 (01..12)

                                                     ----------------     Current Month   ----------------
                                                              ACTUAL            BUDGET          Variance
        -------------------------------------------- ----------------   ----------------  ----------------
Plaza 1900 - Land                                           40,500.00-         40,500.00-             0.00


                                                     ----------------     Year to Date    ----------------
                                                             ACTUAL            BUDGET           Variance
        -------------------------------------------- ----------------  ----------------   ----------------
Plaza 1900 - Land                                          486,000.00-       486,000.00-              0.00

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0270-D PAGE    23
16:45:09 TWODOGSS1                                           V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                        CONSOL 100 %
Number 003           December 31, 1996                           C12 96 (01..12)

                                        -----------   Current Month   -------------   --------------    Year to Date   -----------
                                          ACTUAL          BUDGET        Variance          ACTUAL           BUDGET        Variance
--------------------------------------  -----------   -------------   -------------   --------------   -------------   -----------
Revenue
120-00  Accounts Receivable Control            0.00            0.00            0.00            92.67-           0.00         92.67-
400-10  Base Rent                        370,604.66      367,563.00        3,041.66     4,437,390.72    4,400,892.00     36,498.72
403-00  Operating Expense Reimbursmnts         0.00        1,047.00        1,047.00-            0.00       12,564.00     12,564.00-
403-04  Exp Reimb - Electricity/Gas       24,481.30       27,777.00        3,295.70-      250,514.18      358,323.00    101,808.82-
403-06  Exp Reimb - Miscellaneous              0.00            0.00            0.00            30.66            0.00         30.66
405-05  Tenant Direct Billback Income        936.39            0.00          936.39         7,854.09        8,000.00        115.91-
434-00  Miscellaneous Income                 150.00          150.00            0.00         1,575.00        1,800.00        225.00-
--------------------------------------  -----------   -------------   -------------   --------------   -------------   -----------
TOTAL Revenue                            396,172.35      396,537.00          364.65-    4,697,271.98    4,781,579.00     84,307.02-

Operating  Expenses
500-05  Property Tax-Developed Prop.      27,010.48-     137,503.00-     110,492.52       324,125.81-     275,006.00-    49,119.81-
510-10  Insurance - Property Package           0.00            0.00            0.00        14,595.02-      12,327.46-     2,267.56-
520-00  Utilities - Water & Sewer              0.00        2,879.00-       2,879.00        17,653.12-      12,120.00-     5,533.12-
520-05  Utilities - Electricity           30,779.44-      27,777.00-       3,002.44-      351,980.33-     358,323.00-     6,342.67
520-15  Utilities - Fuel Oil                   0.00            0.00            0.00             0.00          400.00-       400.00
520-50  Utilities - Other                    300.00-         150.00-         150.00-        1,650.00-       1,800.00-       150.00
530-00  Janitorial - Building Contract    13,364.82-      13,504.00-         139.18       155,133.69-     162,048.00-     6,914.31
530-10  Janitorial - Window Washing            0.00            0.00            0.00         3,915.30-       4,740.00-       824.70
530-20  Janitorial - Carpet Cleaning           0.00          600.00-         600.00             0.00        7,200.00-     7,200.00
530-30  Janitorial - Supplies                  0.00           10.00-          10.00             0.00          120.00-       120.00
531-00  Trash Removal - Contract           2,058.00-       1,220.00-         838.00-       13,069.90-      14,405.00-     1,335.10
532-05  Landscape - Exterior               1,525.83-       1,426.00-          99.83-       18,380.79-      14,260.00-     4,120.79-
532-10  Landscape - Interior                 877.80-       1,678.00-         800.20         2,654.30-       3,636.00-       981.70
532-15  Landscape - Irrigation                 0.00            0.00            0.00           870.38-       1,600.00-       729.62
532-20  Landscape - Seasonal Color-Ext         0.00          800.00-         800.00         3,459.00-       7,800.00-     4,341.00
532-50  Landscape - Other                    300.00-         300.00-           0.00         3,600.00-       3,600.00-         0.00-
533-00  Electrical - Supplies                  0.00            0.00            0.00           116.88-           0.00        116.88-
533-20  Electrical - Repairs                   0.00          100.00-         100.00             0.00        1,200.00-     1,200.00
534-00  Lighting - Supplies                  513.36-         600.00-          86.64         4,486.81-       7,200.00-     2,713.19
535-00  HVAC - Supplies                        0.00          100.00-         100.00         7,387.34-      10,260.00-     2,872.66

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0270-D PAGE    24
16:45:09 TWODOGSS1                                           V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                        CONSOL 100 %
Number 003           December 31, 1996                           C12 96 (01..12)

                                        -----------   Current Month   ------------   --------------   Year to Date   -------------
                                          ACTUAL           BUDGET       Variance          ACTUAL          BUDGET     Variance
--------------------------------------  -----------   -------------   ------------   --------------  --------------  -------------
535-05  HVAC - Contract                      510.78-         256.00-        254.78-      10,786.95-       9,658.00-     1,128.95-
535-10  HVAC - Repairs                       256.70-           0.00         256.70-       8,662.93-           0.00      8,662.93-
535-20  HVAC - Chillers                        0.00            0.00           0.00        1,627.40-           0.00      1,627.40-
535-50  HVAC - Other                           0.00            0.00           0.00           80.55-           0.00         80.55-
536-00  Parking - Sweeping                     0.00            0.00           0.00          950.00-       3,500.00-     2,550.00
536-10  Parking - Striping & Repairs         500.00-         100.00-        400.00-         500.00-       3,600.00-     3,100.00
536-20  Parking - Lighting                     0.00            0.00           0.00          356.90-           0.00        356.90-
536-50  Parking - Other                        0.00            0.00           0.00            0.00        4,000.00-     4,000.00
537-01  Elevator - Supplies                    0.00            0.00           0.00           51.66-           0.00         51.66-
537-02  Elevator - Repairs/Maintenance        48.75-          50.00-          1.25           99.75-       2,600.00-     2,500.25
537-03  Elevator - Contract                1,830.00-         997.00-        833.00-      12,779.48-      11,964.00-       815.48-
537-05  Elevator - Other                       0.00            0.00           0.00          426.27-       1,487.00-     1,060.73
537-10  Plumbing - Supplies & Repairs        136.95-         175.00-         38.05        2,708.43-       2,700.00-         8.43-
537-11  Restroom Supplies                      0.00            0.00           0.00        1,777.23-           0.00      1,777.23-
537-15  Painting & Decorating                228.83-          50.00-        178.83-         228.83-       1,000.00-       771.17
537-16  Walk-off Mats                        130.76-         265.00-        134.24        1,634.50-       3,180.00-     1,545.50
537-17  Carpets/Floors-Repairs & Maint         0.00           50.00-         50.00            0.00        3,600.00-     3,600.00
537-20  Communication Systems                 22.95-          33.00-         10.05          260.30-         396.00-       135.70
537-21  Fire Alarm/Control Systems           196.00-           0.00         196.00-       4,983.71-       5,835.00-       851.29
537-22  Energy Management Systems              0.00            0.00           0.00       10,126.25-       8,100.00-     2,026.25-
537-25  Snow Removal                         988.16-       1,050.00-         61.84       20,401.46-       7,450.00-    12,951.46-
537-26  Pest Control                          92.00-          46.00-         46.00-         556.00-         552.00-         4.00-
537-30  Supplies and Tools                   399.06-         125.00-        274.06-       3,662.38-       3,500.00-       162.38-
537-31  Locks and keys                         0.00           50.00-         50.00          149.90-         600.00-       450.10
537-32  Uniforms                              99.80-         136.00-         36.20        1,467.15-       1,632.00-       164.85
537-35  Roof Repairs & Maintenance         1,815.00-           0.00       1,815.00-       2,665.00-       1,500.00-     1,165.00-
537-36  Structural Repairs                     0.00            0.00           0.00        3,552.50-           0.00      3,552.50-
537-40  Tenant Direct Billback Expense     1,455.80-           0.00       1,455.80-       4,954.18-       8,000.00-     3,045.82
537-50  Other Repairs & Maintenance          140.81-         500.00-        359.19       12,281.63-       8,000.00-     4,281.63-
541-05  Business Tax/License                   0.00            0.00           0.00       12,216.55-      12,411.00-       194.45
541-15  Fines/Penalties                        0.00            0.00           0.00        1,444.74-           0.00      1,444.74-
648-00  Management Fees Exp - Outside          0.00        6,667.00-      6,667.00       82,000.01-      80,004.00-     1,996.01-

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0270-D PAGE    25
16:45:09 TWODOGSS1                                           V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                        CONSOL 100 %
Number 003           December 31, 1996                           C12 96 (01..12)

                                         ------------   Current Month   ----------   -------------    Year to Date    ------------
                                             ACTUAL           BUDGET    Variance          ACTUAL           BUDGET       Variance
---------------------------------------  ------------   -------------   ----------   -------------   --------------   ------------
---------------------------------------  ------------   -------------   ----------   -------------   --------------   ------------
TOTAL Operating Expenses                    85,582.08-     199,197.00-  113,614.92    1,126,471.31-    1,083,314.46-     43,156.85-

General &  Administrative Expenses
600-20  Prop. Mgmt & Maint. Salaries             0.00        5,925.00-    5,925.00       60,159.75-       71,100.00-     10,940.25
600-21  PM & Maint. Payroll Taxes                0.00          445.00-      445.00        4,444.80-        5,340.00-        895.20
600-22  PM & Maint. Group Insurance              0.00          315.00-      315.00        3,434.88-        3,780.00-        345.12
600-23  PM & Maint. Workers' Comp.               0.00            0.00         0.00        1,711.00-        2,766.00-      1,055.00
609-15  Employee Education Expenses              0.00          400.00-      400.00          111.21-        2,025.00-      1,913.79
620-00      538-043 Leasing Legal                0.00            0.00         0.00          903.00-            0.00         903.00-
620-00  Legal Fees                               0.00            0.00         0.00          903.00-            0.00         903.00-
620-50  Other Professional Fees              1,031.00-           0.00     1,031.00-       2,086.80-            0.00       2,086.80-
630-16  Leasing-Meals & Entertainment            0.00           50.00-       50.00            0.00           300.00-        300.00
630-18  Project Promotional Expense              0.00        2,000.00-    2,000.00       10,640.99-       10,000.00-        640.99-
640-02  G&A - Mileage Reimbursement              0.00           40.00-       40.00          837.56-          480.00-        357.56-
640-03  G&A - Meals & Entertainment              0.00            0.00         0.00           18.35-            0.00          18.35-
640-20  Stationery and Office Supplies           0.00           50.00-       50.00          299.85-          600.00-        300.15
640-24  Telephone Expenses                     198.93-         205.00-        6.07        2,451.57-        2,460.00-          8.43
640-30  Freight, Postage and Delivery            0.00           30.00-       30.00           75.60-          360.00-        284.40
648-99  Management Fees Exp - Inside        15,846.89-       9,245.00-    6,601.89-     105,890.87-      110,940.00-      5,049.13
660-20  Interest Exp - Permanent Loan      128,333.33-     128,333.00-        0.33-   1,539,999.96-    1,539,996.00-          3.96-
661-05  Land Lease Expense                  40,500.00-      40,500.00-        0.00      486,000.00-      486,000.00-          0.00
---------------------------------------  ------------  --------------   ----------   -------------   --------------   ------------
TOTAL General & Administrative Expenses    185,910.15-     187,538.00-    1,627.85    2,219,066.19-    2,236,147.00-     17,080.81

---------------------------------------  ------------  --------------   ----------   -------------   --------------   ------------
Net Operating Incone                       124,680.12        9,802.00   114,878.12    1,351,734.48     1,462,117.54     110,383.06-

Other Operating Sources (Uses)
220-00  Interest Payable                         0.00            0.00         0.00      128,333.33             0.00     128,333.33
163-00  Prepaid Expenses                    27,010.48            0.00    27,010.48            0.00             0.00           0.00
---------------------------------------  ------------  --------------   ----------   -------------   --------------   ------------
TOTAL Other Operating Sources (Uses)        27,010.18            0.00    27,010.48      128,333.33             0.00     128,333.33

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0270-D PAGE    26
16:45:09 TWODOGSS1                                           V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                        CONSOL 100 %
Number 003           December 31, 1996                           C12 96 (01..12)

                                         ----------  Current Month   --------------  -------------    Year to Date    -------------
                                           ACTUAL          BUDGET        Variance         ACTUAL           BUDGET      Variance
--------------------------------------   ----------  --------------  --------------  -------------   --------------   -------------
--------------------------------------   ----------  --------------  --------------  -------------   --------------   -------------
Cash Flow From Operations                151,690.60        9,802.00      141,888.60   1,480,067.81     1,462,117.54       17,950.27

Investment in Property and Partnerships
133-00  120-015 Landscape - Plant
           Material                            0.00            0.00            0.00       4,397.00-            0.00        4,397.00-
133-00  Land Improvements-Current Year         0.00            0.00            0.00     454,445.00-            0.00      454,445.00-
133-50  Land Impvmts-Depreciating Bal.         0.00            0.00            0.00     450,048.00             0.00      450,048.00
140-00  120-015 Landscape - Plant
           Material                            0.00            0.00            0.00           0.00         3,500.00-       3,500.00
140-00  210-003 Architect Fees - Base          0.00            0.00            0.00       1,055.80-            0.00        1,055.80-
140-00  226-027 Parking Deck/Concrete          0.00            0.00            0.00      31,029.00-            0.00       31,029.00-
140-00  230-003 HVAC & Plumbing                0.00            0.00            0.00           0.00        13,600.00-      13,600.00
140-00  234-011 Special Finishes -
           ADA Imprv                           0.00            0.00            0.00      33,102.00-            0.00       33,102.00-
140-00  Construction Work In Process           0.00            0.00            0.00      65,186.80-       17,100.00-      48,086.80-
145-00  Building Furniture & Fixtures          0.00            0.00            0.00   1,965,643.00-            0.00    1,965,643.00-
145-05  Building Computers & Equipment         0.00            0.00            0.00     210,679.25-            0.00      210,679.25-
145-50  Bldg F&F - Depreciating Bal.           0.00            0.00            0.00   2,176,322.25             0.00    2,176,322.25
160-00  Prepaid Leasing Costs-Curr Yr          0.00            0.00            0.00       2,841.40-            0.00        2,841.40-
160-50  Ppd Leasing-Amortizing Balance         0.00            0.00            0.00       2,841.40             0.00        2,841.40
170-00  Utility Deposit/Surety Bond            0.00            0.00            0.00       1,100.00             0.00        1,100.00
170-50  Other Deposits                         0.00            0.00            0.00       1,100.00             0.00        1,100.00
--------------------------------------   ----------  --------------  --------------  -------------   --------------   -------------
TOTAL Investment in Property and
            Partnerships                       0.00            0.00            0.00      67,383.80-       17,100.00-      50,283.80-

Other Sources (Uses)
200-00 Accounts Payable Control                0.00            0.00            0.00     133,357.65-            0.00      133,357.65-
--------------------------------------   ----------  --------------  --------------  -------------   --------------   -------------
TOTAL Other Sources (Uses)                     0.00            0.00            0.00     133,357.65-            0.00      133,357.65-

======================================   ==========  ==============  ==============  =============   ==============   =============
Cash Flow (Deficit)                      151,690.60        9,802.00      141,888.60   1,279,326.36     1,445,017.54      165,691.18-
======================================   ==========  ==============  ==============  =============   ==============   =============

 6/05/97 RFP2            - COMMONWEALTH ATLANTIC PROP -         FR0270-D PAGE 27
16:45:09 TWODOGSS1                                              V950623  AWHITE
                     ACCOUNT LEVEL CASH FLOW WITH COST CODES

Report CASHFL10      Plaza 1900 - Building                       CONSOL 100 %
Number 003           December 31, 1996                           C12 96 (01..12)

                                                     -----------------    Current Month    ----------------
                                                              ACTUAL             BUDGET          Variance
---------------------------------------------------- -----------------  -----------------  ----------------
Plaza 1900 - Building                                       151,690.60-          9,802.00-       141,888.60


                                                     ----------------     Year to Date    ----------------
                                                             ACTUAL            BUDGET           Variance
---------------------------------------------------- ----------------  ----------------   ----------------
Plaza 1900 - Building                                    1,279,326.36-     1,445,017.54-        165,691.18-

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0280-B PAGE    14
16:51:34 TWODOGSS1                                           V930806  AWHITE
                       PROJECT BUDGET A/C & COST CODE (800)

Report BUDCFL01      PLZ591 Plaza 1900 - Land                ($) CONSOL 100%
Number 004           Twelve Months Ended December 31, 1997       C12 97 (01..12)

Description                  Jan 97  Feb 97  Mar 97  Apr 97  May 97  Jun 97  Jul 97  Aug 97  Sep 97  Oct 97  Nov 97  Dec 97   Total
---------------------------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Revenue
  400-00 Land Rent            40500   40500   40500   40500   40500   40500   40500   40500   40500   40500   40500   40500  486000
---------------------------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
TOTAL Revenue                 40500   10500   40500   40500   40500   40500   40500   40500   10500   40500   40500   40500  486000

---------------------------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Net Operating Income          40500   40500   40500   40500   40500   40500   40500   40500   40500   40500   40500   10500  486000

---------------------------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Cash Flow From Operations     40500   40500   40500   40500   40500   40500   40500   40500   40500   40500   40500   40500  486000

---------------------------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------  ------
Cash Flow (Deficit)           40500   40500   40500   40500   40500   40500   40500   40500   40500   40500   40500   40500  486000
===========================  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======  ======
PLZ591-00 Plaza 1900 - Land   40500   40500   40500   40500   40500   40500   40500   40500   40500   40500   40500   40500  486000

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0280-B PAGE    15
16:51:34 TWODOGSS1                                           V930806  AWHITE
                       PROJECT BUDGET A/C & COST CODE (800)

Report BUDCFL01      PLZ591-01 Plaza 1900 - Building         ($) CONSOL 100%
Number 004           Twelve Months Ended December 31, 1997       C12 97 (01..12)

Description                                 Jan 97    Feb 97    Mar 97    Apr 97   May 97    Jun 97    Jul 97    Aug 97    Sep 97
-----------------------------------------  -------   -------   -------   -------   ------   -------   -------   -------   -------
Revenue
  400-10  Base Rent                         374668    374668    374668    374668   374668    374668    376298    376298    376298
  403-00  Operating Expense Reimbursmnts      5049      5049      5049      5049     5049      5049      5049      5049      5049
  403-04  Exp Reimb- Electricity/Gas         28545     31017     27263     27263    28978     31317     29465     30419     32209
  403-06  Exp Reimb- Miscellaneous             150       150       150       150      150       150       150       150       150
  405-05  Tenant Direct Billback Income        583       583       583       583      583       583       583       583       583
-----------------------------------------  -------   -------   -------   -------   ------   -------   -------   -------   -------
TOTAL Revenue                               408995    411467    407713    407713   409428    411767    411545    412499    414289

Operating Expenses
  500-05  Property Tax-Developed Prop.           0         0         0         0        0    169964-        0         0         0
  510-10  Insurance - Property Package           0     12100-        0         0        0         0         0         0         0
  520-00  Utilities - Water & Sewer              0      3023-        0         0     3340-        0         0      5240-        0
  520-05  Utilities - Electricity            28545-    31017-    27263-    27263-   28978-    31317-    29465-    30419-    32209-
  520-15  Utilities - Fuel Oil                   0         0         0         0        0         0         0         0         0
  520-50  Utilities - Other                    150-      150-      150-      150-     150-      150-      150-      150-      150-
  530-00  Janitorial - Building Contract     13302-    13302-    13302-    13302-   13302-    13302-    13604-    13604-    13604-
  530-10  Janitorial - Window Washing          750-        0         0      1620-       0         0         0         0         0
  530-20  Janitorial - Carpet Cleaning         600-      600-      600-      600-     600-      600-      600-      600-      600-
  530-30  Janitorial - Supplies                 10-       10-       10-       10-      10-       10-       10-       10-       10-
  531-00  Trash Removal - Contract            1029-     1029-     1029-     1029-    1029-     1029-     1220-     1220-     1220-
  532-05  Landscape - Exterior                1572-     1572-     1572-     1572-    1572-     1572-     1572-     1572-     1572-
  532-10  Landscape - Interior                 178-      178-      178-      178-     178-      178-      178-      178-      178-
  532-15  Landscape - Irrigation                 0         0         0         0      550-      250-      125-      125-        0
  532-20  Landscape - Seasonal Color-Ext      1500-        0         0         0     3000-        0         0         0         0
  532-50  Landscape - Other                    300-      300-      300-     1800-    1800-      300-      300-      300-      300-
  533-20  Electrical - Repairs                 100-      100-      100-      100-     100-      100-      100-      100-      100-
  534-00  Lighting - Supplies                  600-      600-      600-      600-     600-      600-      600-      600-      600-
  535-00  HVAC - Supplies                      640-      125-      125-     4140-     125-      125-      640-      125-      125-
  535-05  HVAC - Contract                     1715-      268-     1118-     1715-     268-      268-     1715-      268-      268-
  535-10  HVAC - Repairs                         0      4050-        0         0     3000-        0         0         0         0
  536-00  Parking - Sweeping                     0       500-        0         0     2000-        0         0       500-        0
  536-10  Parking - Striping & Repairs         100-      100-      100-      100-    2500-      100-      100-      100-      100-

Description                                Oct 97    Nov 97    Dec 97     Total
-----------------------------------------  ------   -------   -------   -------

Revenue
  400-10  Base Rent                        376298    376298    376298   4505796
  403-00  Operating Expense Reimbursmnts    5049      5049      5049     60588
  403-04  Exp Reimb- Electricity/Gas        28926     28682     30281    354365
  403-06  Exp Reimb- Miscellaneous            150       150       150      1800
  405-05  Tenant Direct Billback Income       583       583       583      6996
-----------------------------------------  ------   -------   -------   -------
TOTAL Revenue                              411006    410762    412361   4929545

Operating Expenses
  500-05  Property Tax-Developed Prop.          0    169964-        0   339928-
  510-10  Insurance - Property Package          0         0         0    12100-
  520-00  Utilities - Water & Sewer             0      5223-        0    16826-
  520-05  Utilities - Electricity           28926-    28682-    30281-  354365-
  520-15  Utilities - Fuel Oil                400-        0         0      400-
  520-50  Utilities - Other                   150-      150-      150-    1800-
  530-00  Janitorial - Building Contract    13604-    13604-    13604-  161436-
  530-10  Janitorial - Window Washing        1620-        0         0     3990-
  530-20  Janitorial - Carpet Cleaning        600-      600-      600-    7200-
  530-30  Janitorial - Supplies                10-       10-       10-     120-
  531-00  Trash Removal - Contract           1220-     1220-     1220-   13494-
  532-05  Landscape - Exterior               1572-     1572-     1572-   18864-
  532-10  Landscape - Interior                178-      178-     1678-    3636-
  532-15  Landscape - Irrigation                0       550-        0     1600-
  532-20  Landscape - Seasonal Color-Ext     1500-        0      1800-    7800-
  532-50  Landscape - Other                  1800-     1800-      300-    9600-
  533-20  Electrical - Repairs                100-      100-      100-    1200-
  534-00  Lighting - Supplies                 600-      600-      600-    7200-
  535-00  HVAC - Supplies                    4140-      125-      125-   10560-
  535-05  HVAC - Contract                    1715-      268-      268-    9854-
  535-10  HVAC - Repairs                     3000-        0         0    10050-
  536-00  Parking - Sweeping                    0       500-        0     3500-
  536-10  Parking - Striping & Repairs        100-      100-      100-    3600-

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0280-B PAGE    16
16:51:34 TWODOGSS1                                           V930806  AWHITE
                       PROJECT BUDGET A/C & COST CODE (800)

Report BUDCFL01      PLZ591-01 Plaza 1900 - Building         ($) CONSOL 100%
Number 004           Twelve Months Ended December 31, 1997       C12 97 (01..12)

Description                                  Jan 97    Feb 97    Mar 97    Apr 97   May 97    Jun 97    Jul 97    Aug 97    Sep 97
-----------------------------------------  --------   -------   -------   -------   ------   -------   -------   -------   -------
  536-50  Parking - Other                         0         0         0         0     4000-        0         0         0         0
  537-02  Elevator - Repairs/Maintenance         50-      450-       50-      450-      50-      450-       50-      450-       50-
  537-03  Elevator - Contract                   915-      915-      915-      915-     915-      915-      915-      915-      915-
  537-05  Elevator - Other                     1487-        0         0         0        0         0         0         0         0
  537-10  Plumbing - Supplies & Repairs         125-      125-      125-      725-     125-      125-      125-      125-      125-
  537-11  Restroom Supplies                      75-       75-       75-       75-      75-       75-       75-       75-       75-
  537-15  Painting & Decorating                  50-       50-      250-       50-      50-       50-       50-      250-       50-
  537-16  Walk-off Mats                         265-      265-      265-      265-     265-      265-      265-      265-      265-
  537-17  Carpets/Floors-Repairs & Maint        50-       50-       50-       50-      50-       50-       50-       50-     3050-
  537-20  Communication Systems                  23-       23-       23-       23-      23-       23-       23-       23-       23-
  537-21  Fire Alarm/Control Systems              0         0      1485-        0        0      2900-     1450-        0         0
  537-22  Energy Management Systems            2025-        0         0      2025-       0         0      2025-        0         0
  537-25  Snow Removal                         2450-     2050-      650-        0        0         0         0       500-        0
  537-26  Pest Control                           46-       46-       46-       46-      46-       46-       46-       46-       46-
  537-30  Supplies and Tools                    120-     2820-      120-      120-     120-      120-      120-      120-      120-
  537-31  Locks and Keys                         50-       50-       50-       50-      50-       50-       50-       50-       50-
  537-32  Uniforms                              170-      170-      170-      170-     170-      170-      170-      170-      170-
  537-35  Roof Repairs & Maintenance              0         0         0      1500-       0         0         0         0         0
  537-36  Structural Repairs                      0         0         0         0    10000-        0         0         0         0
  537-40  Tenant Direct Billback Expense          0      1000-        0      2000-    1000-        0         0      1000-     2000-
  537-50  Other Repairs & Maintenance           600-     1600-      600-      600-     600-     1600-      600-      600-      600-
  541-05  Business Tax/License                    0         0         0     12659-       0         0         0         0         0
  648-00  Management Fees Exp - Outside        7000-     7000-     7000-     7000-    7000-     7000-     7000-     7000-     7000-
-----------------------------------------  --------   -------   -------   -------   ------   -------   -------   -------   -------
TOTAL Operating Expenses                      66592-    85713-    58321-    82902-   87641-   233704-    63393-    66750-    65575-

General & Administrative Expenses
  600-20  Prop. Mgmt & Maint. Salaries         5776-     5776-     5776-     5776-    5776-     5776-     5776-     5776-     5776-
  600-21  PM & Maint. Payroll Taxes             456-      456-      456-      456-     456-      456-      456-      456-      456-
  600-22  PM & Maint. Group Insurance           651-      651-      651-      651-     651-      651-      651-      651-      651-
  600-23  PM & Maint. Workers' Comp.              0      2696-        0         0        0         0         0         0         0
  609-15  Employee Education Expenses             0        25-        0        25-       0        25-        0       425-        0
  630-16  Leasing-Meals & Entertainment          30-       30-       30-       30-      30-       30-       30-       30-       30-

Description                                Oct 97    Nov 97    Dec 97     Total
----------------------------------------  -------   -------   -------   -------

  536-50  Parking - Other                       0         0         0      4000-
  537-02  Elevator - Repairs/Maintenance      450-       50-       50-     2600-
  537-03  Elevator - Contract                 915-      915-      915-    10980-
  537-05  Elevator - Other                      0         0         0      1487-
  537-10  Plumbing - Supplies & Repairs       125-      125-      125-     2100-
  537-11  Restroom Supplies                    75-       75-       75-      900-
  537-15  Painting & Decorating                50-       50-       50-     1000-
  537-16  Walk-off Mats                       265-      265-      265-     3180-
  537-17  Carpets/Floors-Repairs & Maint       50-       50-       50-     3600-
  537-20  Communication Systems                23-       23-       23-      276-
  537-21  Fire Alarm/Control Systems            0         0         0      5835-
  537-22  Energy Management Systems          2025-        0         0      8100-
  537-25  Snow Removal                          0       650-     1150-     7450-
  537-26  Pest Control                         46-       46-       46-      552-
  537-30  Supplies and Tools                  120-      120-      120-     4140-
  537-31  Locks and Keys                       50-       50-       50-      600-
  537-32  Uniforms                            170-      170-      170-     2040-
  537-35  Roof Repairs & Maintenance            0         0         0      1500-
  537-36  Structural Repairs                    0         0         0     10000-
  537-40  Tenant Direct Billback Expense        0      1000-        0      8000-
  537-50  Other Repairs & Maintenance         600-      600-      600-     9200-
  541-05  Business Tax/License                  0         0         0     12659-
  648-00  Management Fees Exp - Outside      7000-     7000-     7000-    84000-
----------------------------------------  -------   -------   -------   -------
TOTAL Operating Expenses                    73199-   236435-    63097-  1183322-

General & Administrative Expenses
  600-20  Prop. Mgmt & Maint. Salaries       5776-     5776-     5776-    69312-
  600-21  PM & Maint. Payroll Taxes           456-      456-      456-     5472-
  600-22  PM & Maint. Group Insurance         651-      651-      651-     7812-
  600-23  PM & Maint. Workers' Comp.            0         0         0      2696-
  609-15  Employee Education Expenses          25-        0       425-      950-
  630-16  Leasing-Meals & Entertainnent        30-       30-       30-      360-

 6/05/97 RFP2             - COMMONWEALTH ATLANTIC PROP -     FR0280-B PAGE    16
16:51:34 TWODOGSS1                                           V930806  AWHITE
                       PROJECT BUDGET A/C & COST CODE (800)

Report BUDCFL01      PLZ591-01 Plaza 1900 - Building         ($) CONSOL 100%
Number 004           Twelve Months Ended December 31, 1997       C12 97 (01..12)

Description                                   Jan 97    Feb 97    Mar 97    Apr 97   May 97    Jun 97    Jul 97    Aug 97    Sep 97
-----------------------------------------    -------   -------   -------   -------   ------   -------   -------   -------   -------
  630-18  Project Promotional Expense              0         0         0         0        0      6000-     5000-        0         0
  640-02  G&A - Mileage Reimbursement             60-       60-       60-       60-      60-       60-       60-       60-       60-
  640-20  Stationery and Office Supplies          50-       50-       50-       50-      50-       50-       50-       50-       50-
  640-24  Telephone Expenses                     220-      220-      220-      220-     220-      220-      220-      220-      220-
  640-30  Freight, Postage and Delivery           30-       30-       30-       30-      30-       30-       30-       30-       30-
  648-99  Management Fees Exp - Inside          9360-     9459-     9309-     9309-    9377-     9471-     9462-     9500-     9572-
  660-20  Interest Exp - Permanent Loan       128333-   128333-   128333-   128333-  128333-   128333-   128333-   128333-   128333-
  661-05  Land Lease Expense                   40500-    40500-    40500-    40500-   40500-    40500-     4050-    40500-    40500-
-----------------------------------------    -------   -------   -------   -------   ------   -------   -------   -------   -------
TOTAL General & Administrative Expenses       185466-   188286-   185415-   185440-  185483-   191602-   190568-   186031-   185678-

-----------------------------------------    -------   -------   -------   -------   ------   -------   -------   -------   -------
Net Operating Income                          156937    137468    163977    139371   136304     13539-   157584    159718    163036

-----------------------------------------    -------   -------   -------   -------   ------   -------   -------   -------   -------
Cash Flow From Operations                     156937    137468    163977    139371   136304     13539-   157584    159718    163036

Investment in Property and Partnerships
   226-027   Parking Deck/Concrete              1116-        0         0         0        0         0         0         0         0
   140-00    Construction Work In Process       1116-        0         0         0        0         0         0         0         0
-----------------------------------------    -------   -------   -------   -------   ------   -------   -------   -------   -------
TOTAL Investment in Property and Partnershi     1116-        0         0         0        0         0         0         0         0

-----------------------------------------    -------   -------   -------   -------   ------   -------   -------   -------   -------
Cash Flow (Deficit)                           155821    137468    163977    139371   136304     13539-   157584    159718    163036
=========================================    =======   =======   =======   =======   ======   =======   =======   =======   =======
PLZ591-01 Plaza 1900 - Building               155821    137468    163977    139371   136304     13539-   157584    159718    163036

Description                                  Oct 97   Nov 97   Dec 97     Total
-----------------------------------------    ------   ------   ------   -------

  630-18  Project Promotional Expense             0        0     2500-    13500-
  640-02  G&A - Mileage Reimbursement            60-      60-      60-      720-
  640-20  Stationery and Office Supplies         50-      50-      50-      600-
  640-24  Telephone Expenses                    220-     220-     220-     2640-
  640-30  Freight, Postage and Delivery          30-      30-      30-      360-
  648-99  Management Fees Exp - Inside         9440-    9430-    9494-   113183-
  660-20  Interest Exp - Permanent Loan      128333-  128333-  128333-  1539996-
  661-05  Land Lease Expense                  40500-   40500-   40500-   486000-
-----------------------------------------    ------   ------   ------   -------
TOTAL General & Administrative Expenses      185571-  185536-  188525-  2243601-

-----------------------------------------    ------   ------   ------   -------
Net Operating Income                         152236    11209-  160739   1502622

-----------------------------------------    ------   ------   ------   -------
Cash Flow From Operations                    152236    11209-  160739   1502622

Investment in Property and Partnerships
   226-027   Parking Deck/Concrete                0        0        0      1116-
   140-00    Construction Work In Process         0        0        0      1116-
-----------------------------------------    ------   ------   ------   -------
TOTAL Investment in Property and Partnershi       0        0        0      1116-

-----------------------------------------    ------   ------   ------   -------
Cash Flow (Deficit)                          152236    11209-  160739   1501506
=========================================    ======   ======   ======   =======
PLZ591-01 Plaza 1900 - Building              152236    11209-  160739   1501506

                                                                         Addenda
================================================================================

                                Pro-ject Reports

                                   PLAZA 1900
                            PROJECT DESIGNATOR: PLAZ
                            REVISION: 6/27/97 @ 14:10
                           PROJECT ASSUMPTIONS REPORT
                              INCLUDING ALL TENANTS
                                 7/ 1/97 @ 11:27

BUILDING PROLOGUE
-----------------

LEASEHOLD ANALYSIS OF PLAZA 1900 BEGINNING 7/1997
FOR 15 YEARS ON A FISCAL YEAR BASIS


AREA MEASURES
-------------

NRA
1997 VALUE   -    202,684
THEREAFTER   -CONSTANT

OCCA
1997 VALUE   -    202,684
1998 VALUE   -    202,684
1999 VALUE   -    202,684
2000 VALUE   -    202,684
2001 VALUE   -    202,684
2002 VALUE   -    202,684
2003 VALUE   -    202,684
2004 VALUE   -    193,562
2005 VALUE   -    193,562
2006 VALUE   -    202,684
2007 VALUE   -    202,684
2008 VALUE   -    202,684
2009 VALUE   -    119,586
2010 VALUE   -    184,441
2011 VALUE   -    202,684
THEREAFTER   -CONSTANT


GROWTH RATES
------------

INC1
1997 VALUE -          3.50
THEREAFTER -  CONSTANT

EXP
1997 VALUE -          3.50
THEREAFTER -  CONSTANT


MARKET RATES
------------

MKT1
1997 VALUE           23.50
THEREAFTER    GROWING AT GROWTH RATE INC1

TINW
1997 VALUE           15.00
THEREAFTER    GROWING AT GROWTH RATE EXP

TIRN
1997 VALUE            7.50
THEREAFTER    GROWING AT GROWTH RATE EXP

TIWA
 +40.0% OF TINW +60.0% OF TIRN

RESR
1997 VALUE -          0.20
THEREAFTER - GROWING AT GROWTH RATE EXP

MISCELLANEOUS INCOMES
---------------------

NONE

EXPENSES

PROPERTY TAXES     , REFERRED TO AS TAX
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -       366,629
THEREAFTER - GROWING AT GROWTH RATE EXP

OPERATING EXPENSES, REFERRED TO AS OPEX
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -       759,803
THEREAFTER - GROWING AT GROWTH RATE EXP

G&A EXPENSES       , REFERRED TO AS G&A
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -       120,147
THEREAFTER - GROWING AT GROWTH RATE EXP

MANAGEMENT FEES    , REFERRED TO AS MGTI
AN INFORMATIONAL   EXPENSE
1997  VALUE  -      94,806
1998  VALUE  -      96,749
1999  VALUE  -      90,241
2000  VALUE  -      94,067
2001  VALUE  -      92,078
2002  VALUE  -      92,054
2003  VALUE  -      96,986
2004  VALUE  -     105,922
200S  VALUE  -      98,620
2006  VALUE  -     103,758
2007  VALUE  -     104,534
2006  VALUE  -     100,965
2009  VALUE  -      79,778
2010  VALUE  -     131,113
2011  VALUE  -     150,027
THEREAFTER   -  CONSTANT

REIMBURSABLE   EXP , REFERRED TO AS REIM
AN INFORMATIONAL EXPENSE
+100.0% OF TAX +100.0% OF OPEX
+100.0% OF G&A +100.O% OF MGTI

Base Year Expense , REFERRED TO AS Base
AN INFORMATIONAL EXPENSE
+100.0% OF TAX +100.0% OF OPEX
+100.0% OF G&A +100.0% OF MGTI

VACANCY ALLOWANCE
-----------------

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1997 VALUE -          3.00
THEREAFTER - CONSTANT

MANAGEMENT FEE
--------------

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGTI
1997 VALUE -          2.00
THEREAFTER - CONSTANT


COMMISSION CALCULATIONS
-----------------------

STANDARD METHOD #1 - 5.000% OF TOTAL RENT

STANDARD METHOD #2 - 2.500% OF TOTAL RENT

STANDARD METHOD #3 - 2.880% OF TOTAL RENT

STANDARD METHOD #4 - 0.000% OF TOTAL RENT

STANDARD METHOD #5 - 0.000% OF  TOTAL RENT


COMMISSION PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION
----------------------

1997 VALUE -      0.00
1998 VALUE -      0.00
1999 VALUE -      0.00
2000 VALUE -      0.00
2001 VALUE -      0.00
2002 VALUE -      0.00
2003 VALUE -      0.00
2004 VALUE -      0.00
2005 VALUE -      0.00
2006 VALUE -      0.00
2007 VALUE -      0.00
2008 VALUE -      0.00
2009 VALUE -      0.00
2010 VALUE -      0.00
2011 VALUE -      0.00
THEREAFTER - CONSTANT

ALTERATION   PAYOUTS
------------------

STANDARD METHOD #1 - CASHED OUT

STANDARD METHOD #2 - CASHED OUT

STANDARD METHOD #3 - CASHED OUT

STANDARD METHOD #4 - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

COMMON AREA MAINTENANCE POOL
----------------------------

NONE

CAPITAL EXPENDITURES
--------------------

RESERVES
MARKET RATE RESR MULTIPLIED BY AREA MEASURE NRA

PRIMARY CLASSIFICATION CODES
----------------------------

NONE

SECONDARY CLASSIFICATION CODES
------------------------------

NONE

COST CENTERS
------------

NONE

SALES VOLUME PROFILE
--------------------

           PERCENT OF        RELATIVE
MONTH     ANNUAL SALES       VOLUME
-----     ------------        --------
 JAN            8.33%             1.00
 FEB            8.33%             1.00
 MAR            8.33%             1.00
 APR            8.33%             1.00
 MAY            8.33%             1.00
 JUN            8.33%             1.00
 JUL            8.33%             1.00
 AUG            8.33%             1.00
 SEP            8.33%             1.00
 OCT            8.33%             1.00
 NOV            8.33%             1.00
 DEC            8.33%             1.00
              -------          -------
TOTALS        100.00%           12.00

GLOBAL  RECOVERIES
-----------------

Base Year Expense , REFERRED TO AS BYES
PRO RATA SHARE RECOVERY OF EXPENSE Base
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

TENANT PROLOGUE
---------------

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET

REFERENCE TENANTS
-----------------

NONE

TENANTS
-------


THERE ARE A TOTAL OF      2 LEASEHOLD TENANT(S):

-------------------------------------------------------------------------------

# 1 - GRC INTERNATIONAL
BASE LEASE DATES:         1/1990 TO 1/2009
TYPE OF TENANT:           OFFICE
SQUARE FOOTAGE:          166,197
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE -     23.83/SF/YR
1999 VALUE -     24.12/SF/YR
2000 VALUE -     21.45/SF/YR
2001 VALUE -     22.46/SF/YR
2002 VALUE -     21.24/SF/YR
2003 VALUE -     20.86/SF/YR
2004 VALUE -     22.03/SF/YR
2005 VALUE -     25.81/SF/YR
2006 VALUE -     21.41/SF/YR
2007 VALUE -     21.09/SF/YR
2008 VALUE -     20.72/SF/YR
2009 VALUE -     18.89/SF/YR
THEREAFTER -  GROWING AT GROWTH RATE INC1

RECOVERIES:

REIMBURSABLE EXP
PRO RATA SHARE RECOVERY OF EXPENSE REIM PRO RATED ON TENANT
SQUARE FOOTAGE OVER AREA MEASURE NRA CALCULATED ON AN
ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE WITH NO CAP AND
A BASE OF 4.87/SF MULTIPLIED BY AREA MEASURE NRA

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH         VACANT     SQ FT    MONTHS OF
TERM YEARS.MONTHS      MONTHS   INCREASE   FREE RENT    COMMISSIONS  ALTERATIONS
---- ------------       ------  --------   ---------    -----------   ----------
  1         5.00          6       NONE        NONE          YES            YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC1 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

REIMBURSABLE EXP
PRO RATA SHARE RECOVERY OF EXPENSE REIM PRO RATED ON TENANT
SQUARE FOOTAGE OVER AREA MEASURE NRA CALCULATED ON AN
ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE WITH NO CAP AND A
BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE TIWA
RENEWAL PAYOUT:        CASHED OUT

-------------------------------------------------------------------------------

# 2 - NTL CAPTIONING
BASE LEASE DATES:        6/1994 TO 9/2004
TYPE OF TENANT:          OFFICE
SQUARE FOOTAGE:          36,487
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
INITIAL RENT  -   14.69/SF/YR
CHANGING TO   -   14.69/SF/YR  ON  6/1996
CHANGING TO   -   15.25/SF/YR  ON  6/1997
CHANGING TO   -   15.82/SF/YR  ON  6/1998
CHANGING TO   -   16.82/SF/YR  ON  6/1999
CHANGING TO   -   17.45/SF/YR  ON  6/2000
CHANGING TO   -   18.O8/SF/YR  ON  6/2001
CHANGING TO   -   18.74/SF/YR  ON  6/2002
CHANGING TO   -   19.42/SF/YR  ON  6/2003
CHANGING TO   -   20.12/SF/YR  ON  6/2004

RECOVERIES:

REIMBURSABLE EXP
PRO RATA SHARE RECOVERY OF EXPENSE REIM PRO RATED ON TENANT
SQUARE FOOTAGE OVER AREA MEASURE NRA CALCULATED ON AN
ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE WITH NO CAP AND A
BASE OF 4.44/SF MULTIPLIED BY AREA MEASURE NRA

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

      LENGTH          VACANT     SQ FT     MONTHS OF
TERM YEARS.MONTHS     MONTHS   INCREASE    FREE RENT COMMISSIONS   ALTERATIONS
---- ------------     ------   --------    --------- -----------   -----------
  1        5.00          6      NONE        NONE          YES          YES
  2        5.00          6      NONE        NONE          YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE INC1 PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

REIMBURSABLE EXP
PRO RATA SHARE RECOVERY OF EXPENSE REIM

PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:      CASHED OUT

RENEWAL ALTERATIONS: MARKET RATE TIWA
RENEWAL PAYOUT:      CASHED OUT

                                                                         Addenda
================================================================================

                                 Investor Survey

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                   OFFICE MARKET - URBAN/CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%    10.0%    10.0%    10.0%    11.5%    11.5%     3.0%     3.0%     3.0%     4.0%    10.0   10.0
                              9.5%    10.0%    10.0%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             13.0%    13.0%      --       --     14.0%    14.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.3%     9.3%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     9.0%     8.5%     9.0%    10.5%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                      11       11       10       10       11       11       11       11       11       11       11     11
Average (%)                   9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%    10.0%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             15.0%    15.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%    10.0%     9.0%    10.0%    12.0%    13.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
Responses                       8        8        6        6        7        7        7        7        7        7        7      7
Average (%)                  10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                              8.0%     9.0%     9.5%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0     10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             12.0%    12.0%      --       --     13.0%    13.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                               --       --       --       --     12.0%    13.0%     4.0%     4.0%     4.0%     4.0      5.0   10.0
Responses                     8       8         7        7        9        9        9        9        9        9        9      9
Average (%)                   9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9%     7.6    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    12.0%    12.0%    15.0%    15.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.8%     9.8%    10.8%    10.8%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                             14.0%    14.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     6        6        5        5        6        6        6        6        6        6        6      6
Average (%)                  10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.6%     3.3%     3.9%     8.0    8.8

                            --------------------------------------------------------------------------------------------------------
Total Responses              33       33       28       28       33       33       33       33       33       33       33     33
Weighted Average (%)          9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


8 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON - CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             11.0%    11.0%      --       --     12.0%    12.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.5%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                             l0.0%    11.0%    10.5%    11.0%    12.0%    12.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.1%     9.1%    10.1%    l0.1%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.5%    11.5%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    12.0%    13.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0
Responses                    16       16       14       14       15       15       15       15       15       15       15     15
Average (%)                   8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.8%    11.8%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                             12.0%    12.0%      --       --     18.0%    18.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.0%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    14.0%    15.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             10.0%    11.0%      --       --       --       --       --       --       --       --       --     --
                             10.0%    11.0%    10.0%    11.0%    12.0%    13.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0

Responses                    13       13       11       11       12       12       12       12       12       12       12     12
Average (%)                   9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%      --       --     13.0%    13.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%     9.0%     9.0%    17.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%      --       --     18.0%    18.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                             11.0%    11.0%    11.0%    11.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.6%     9.6%    10.6%    10.6%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%    10.0%    10.0%    20.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              49       49       41       41       45       45       45       45       45       45       45     45
Weighted Average (%)          9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8
                            --------------------------------------------------------------------------------------------------------

                                                                   AUTUMN 1996 9

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                  INDUSTRIAL MARKET - WAREHOUSE/DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10       10       10       10       10       10       10       10     10
Average (%)                   8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     7        7        7        7        7        7        7        7        7        7        7      7
Average (%)                   9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                  10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              25       25       25       25       25       25       25       25       25       25       25     25
Weighted Average (%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


10 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                          INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                              9.0%     9.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

                            --------------------------------------------------------------------------------------------------------
Total Responses              18       18       14       14       18       18       18       18       18       18       18     18
Weighted Average(%)           9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5    9.8
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                             RETAIL MARKET - NEIGHBORHOOD & COMMUNITY CENTERS
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%    10.5%     9.5%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                             10.3%    10.3%    10.8%    10.8%    13.0%    13.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%     9.0%    10.0%    10.0%    10.0%    10.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.5%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     9        9        8        8        8        8        9        9        9        9        9      9
Average (%)                   9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    11.3%    11.3%    14.0%    14.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.5%    10.5%      --       --       --       --       --       --       --       --       --     --

Responses                     6        6        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%                        --       --       --       --       --       --       --     --
                             11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     7        7        5        5        5        5        6        6        6        6        6      6
Average (%)                   9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             13.0%    13.0%    14.0%    14.0%    14.0%    14.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        6        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              28       28       22       22       22       22        26       26       26       26       26     26
Weighted Average (%)          9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                   RETAIL MARKET - POWER CENTERS & "BIG BOX"
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
                             10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%     9.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0

Responses                     9        9        8        8        8        8        8        8        8        8        8      8
Average (%)                   9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                               --       --       --       --     15.0%    15.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     2        2        2        2        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              17       17       16       16       17       17       17       17       17       17       17     17
Weighted Average (%)          9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 13

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                               RETAIL MARKET - REGIONAL MALLS
------------------------------------------------------------------------------------------------------------------------------------

                              7.5%     7.5%     8.0%     8.0%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              7.5%     7.5%     7.8%     7.8%    12.0%    12.0%     1.5%     2.0%     3.0%     3.0%    10.0   10.0
                              7.0%     8.0%     8.0%     8.0%    10.5%    11.5%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     8.0%     9.0%    10.5%    11.0%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              7.8%     8.0%     8.3%     8.5%    11.0%    12.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                              7.0%     8.0%     7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                    10        9        9        9        9        9       10       10       10       10       10     10
Average (%)                   7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    17.0%    17.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              9.0%     9.0%     9.0%     9.0%    13.5%    13.5%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%    10.0%    10.0%    10.0%    12.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    18.0%    18.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             11.0%    11.0%    11.0%    11.0%    13.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.5%     8.5%     9.0%    11.5%    12.5%     2.5%     3.0%     2.5%     3.0%    10.0   10.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    11.0%    11.0%    20.0%    20.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             12.5%    12.5%    12.0%    12.0%    14.0%    15.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.3%     9.8%    12.0%    13.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                             13.0%    13.0%    11.0%    11.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        5        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

                            --------------------------------------------------------------------------------------------------------
Total Responses              26       22       22       22       22       22       26       26       26       26       26     26
Weighted Average (%)          9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%    10.0%     9.0%    10.5%      --       --       --       --      3.5%     3.5%     1.0    1.0
                              8.5%     9.0%     9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.8%     9.8%    10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.3%     9.0%     9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              7.5%     8.5%     8.0%     9.0%    10.0%    11.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.8%     8.8%     9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.0%     8.5%     9.0%      --       --      3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.8%     9.0%     9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10        8        8        9        9       10       l0       l0     10
Average (%)                   8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.5%     9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%    10.0%    10.0%    10.0%    11.0%    12.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.0%    10.0%    10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.5%     9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        5        5        5        5        5        5        5        5        5      5
Average (%)                   8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    11.0%    11.0%    12.5%    13.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.0%     9.0%     9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    13.0%    13.0%    13.0%    13.0%    15.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%    10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.5%    10.0%    10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                      4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

Total Responses              23       23       23       23       21       21       22       22       23       23       23     23
Weighted Average (%)          9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 15

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                                                                                                 SUMMARY OF WEIGHTED AVERAGE
------------------------------------------------------------------------------------------------------------------------------------

Urban/CBD                     9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2

   Class A - Leased Asset     9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5
   Class B - Leased Asset    10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7
   Class A - Value Added      9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9      7.6    8.9
   Class B - Value Added     10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0    8.8

Suburban                      9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8

   Class A - Leased Asset     8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7
   Class B - Leased Asset     9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6
   Class A - Value Added      9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0
   Class B - Value Added      9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL
------------------------------------------------------------------------------------------------------------------------------------

Warehouse/Distribution        9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2

   Class A - Leased Asset     8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1
   Class B - Leased Asset     9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1
   Class A - Value Added      9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3
   Class 8 - Value Added     10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

Business Parks                9.4%     9.9%    10.0%    10.8%    12.3%    12.9%     3.4%     4.0%     3.2%     3.8%     8.3    9.6

   Class A - Leased Asset     9.0%     9.5%     9.8%    10.5%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Leased Asset     9.3%     9.8%    10.0%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class A - Value Added      9.5%    10.2%    10.0%    10.8%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7
   Class B - Value Added      9.7%    10.3%    10.2%    11.0%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7

0ther Industrial/
  Manufacturing               9.2%     9.7%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

   Class A - Leased Asset     8.8%     9.3%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class B - Leased Asset     9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class A - Value Added      9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Value Added      9.5%    10.0%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5

------------------------------------------------------------------------------------------------------------------------------------
RETAIL
------------------------------------------------------------------------------------------------------------------------------------

Neighborhood & Community
  Centers                     9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3

   Class A - Leased Asset     9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4
   Class B - Leased Asset     9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6
   Class A -  Value Added     9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0
   Class B - Value Added     10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

Power Center & "Big Box"      9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3

   Class A - Leased Asset     9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1
   Class B - Leased Asset     9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3
   Class A - Value Added      9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3
   Class B - Value Added      9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3      3.2%     3.7%     9.3   10.3

Regional Malls                9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9

   Class A - Leased Asset     7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6
   Class B - Leased Asset     9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6
   Class A - Value Added      9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2
   Class B - Value Added     10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

Specialty Retail              9.5%    10.5%    10.8%    11.5%    12.0%    12.6      1.9%     4.0%     3.3%     4.0%    10.0   10.5

   Class A - Leased Asset     8.2%     9.0%     8.8%     9.7%    10.7%    11.3%     2.5%     4.0%     3.5%     4.0%     8.7   10.3
   Class B - Leased Asset     9.3%    10.3%    10.8%    11.5%    11.5%    12.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class A - Value Added     10.0%    11.0%    11.3%    12.0%    12.5%    13.0%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class B - Value Added     10.8%    11.8%    12.3%    13.0%    13.5%    13.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5

------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL
------------------------------------------------------------------------------------------------------------------------------------

Apartments                    9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

   Class A - Leased Asset     8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9
   Class B - Leased Asset     8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2
   Class A - Value Added      8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0
   Class B - Value Added      9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0


16 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                       Single-Tenant NNN Leased Properties
                          (Excludes "Bondable" Leases)

                         Minimum No.  Going-In Cap Rate  Internal Rate of Return
                          of Years     Low       High       Low        High

Investment Grade Tenant
--------------------------------------------------------------------------------
                             4.0        9.0%      9.0%      10.0%      12.0%
                      ----------------------------------------------------------
                            10.0        8.0       9.0       10.5       11.5
                      ----------------------------------------------------------
                             5.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            10.0        9.0      10.5       13.0       15.0
                      ----------------------------------------------------------
                            10.0        8.5       9.0       10.5       12.0
                      ----------------------------------------------------------
                            10.0        9.5      10.0       10.5       11.5
                      ----------------------------------------------------------
                            10.0        8.5      11.0       10.8       12.0
                      ----------------------------------------------------------
                            10.0        9.5       9.5       11.0       11.0
                      ----------------------------------------------------------
                            20.0        9.0       9.0        N/A        N/A
                      ----------------------------------------------------------
                            10.0        8.0      10.0        N/A        N/A
--------------------------------------------------------------------------------
Responses                   10.0       10.0      10.0        8.0        8.0
Average                      9.9        9.0%      9.8%      11.2%      12.3%


Non-Investment Grade
  Tenant
--------------------------------------------------------------------------------
                             4.0        9.5%      9.5%      10.5%      13.0%
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.5       12.5
                      ----------------------------------------------------------
                             5.0       13.0      13.0       15.0       15.0
                      ----------------------------------------------------------
                            10.0       10.0      12.0       17.0       20.0
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.0       13.0
                      ----------------------------------------------------------
                            10.0       11.0      12.0       13.0       15.0
                      ----------------------------------------------------------
                            10.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            20.0       11.0      11.0       N/A        N/A
                      ----------------------------------------------------------
                            10.0       10.0      12.5       N/A        N/A
                      ----------------------------------------------------------
Responses                    9.0        9.0       9.0        7.0        7.0
Average                      9.9       10.3%     11.2%      13.0%      14.5%


                                                                  AUTUMN 1996 17

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LUXURY
------------------------------------------------------------------------------------------------------------------------------------

               8.0%  8.0% 10.0%  10.0%  18.0%  18.0%  25.0%  25.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  5.0%  5.0%
               7.0%  7.0% 10.0%  10.0%  15.0%  15.0%  20.0%  20.0%  7.0%  7.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               6.0%  9.5% 10.0%  10.0%  12.0%  15.0%  15.0%  18.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   2.0%   4.0%  4.0%  4.0%
               8.0% 11.0%  8.5%  12.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               --    --   11.0%  13.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   3.0%   3.0%  4.0%  4.0%
               6.0%  8.0% 10.0%  12.0%  13.0%  14.0%  20.0%  22.0%  3.0%  4.0%   3.0%   4.0%   5.0   5.0   2.0%   3.0%  4.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%

Responses      7     7     8      8      8      8      8      8     8     8      8      8      8     8     8      8     8     8
Average (%)    7.5%  9.3%  9.8%  10.9%  14.5%  15.3%  19.5%  20.1%  4.1%  4.3%   3.8%   3.9%   6.5   6.9   2.8%   3.3%  4.1%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
FIRST CLASS
------------------------------------------------------------------------------------------------------------------------------------

               9.0%  9.0% 11.0%  11.0%  12.0%  12.0%  20.0%  20.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              10.0% 10.0% 10.0%  10.0%  --     --     13.0%  13.0%  3.0%  3.0%   3.0%   3.0%  10.0  10.0   3.0%   3.0%  4.0%  5.0%
               9.0%  9.0% 11.0%  11.0%  14.0%  14.0%  18.0%  18.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  20.0%  18.0%  22.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               7.0%  9.0% 10.0%  11.0%  11.5%  12.0%  14.0%  16.0%  4.0%  5.0%   3.0%   4.0%   5.0   5.0   2.5%   2.5%  5.0%  5.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               9.0%  9.0% 10.5%  10.5%  21.0%  21.0%  14.0%  14.0%  4.0%  4.0%   3.0%   3.0%   7.0   7.0   3.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 11.0%  11.0%  --     --     --     --     3.5%  3.5%   3.5%   3.5%   5.0  10.0   2.0%   3.0%  4.0%  4.0%
              10.0% 10.0%  9.0%   9.5%  19.0%  19.0%  15.0%  15.0%  8.0%  8.0%   6.0%   6.0%  --    --     2.5%   2.5%  4.0%  4.0%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   3.5%   3.5%  4.0%  4.0%
              10.5% 10.5% 10.5%  10.5%  13.5%  13.5%  --     --     3.5%  3.5%   3.5%   3.5%  10.0  10.0   3.0%   3.0%  5.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
Responses     13    13    13     13     11     11     11     11    13    13     13     13     12    12    13     13    13    13
Average (%)    9.3% 10.5% 10.4%  10.9%  15.8%  16.5%  17.3%  17.8%  4.2%  4.3%  3.7%   3.8%   6.6   7.3   2.8%   3.1%   4.2%  4.3%

------------------------------------------------------------------------------------------------------------------------------------
MID-RATE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.0%  11.0%  13.0%  13.0%  17.0%  17.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  18.0%  17.0%  20.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.0% 10.7% 11.0%  11.5%  14.2%  15.2%  18.0%  18.6%  4.2%  4.2%   3.7%   3.7%   6.4   7.0   2.9%   3.1%  4.0%  4.0%


              ----------------------------------------------------------------------------------------------------------------------
Total
Responses     25    25    26     26     24     24     24     24    26    26     26     26     25    25    26     26    26    26
Weighted
Average (%)    8.9% 10.1% 10.4%  11.1%  14.8%  15.7%  18.3%  18.8%  4.2%  4.3%   3.7%   3.8%   6.5   7.0   2.9%   3.2%  4.1%  4.2%
              ----------------------------------------------------------------------------------------------------------------------

      *as percent of total revenues


18 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
MID-RATE                                                                                                    HOTEL - LIMITED SERVICE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              12.0% 12.0% 12.0%  12.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               8.0% 10.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   4.0%   4.0%  5.0%  5.0%

Responses      6     6     6      6      6      6      6      6     6     6      6      6      6     6     6      6     6     6
Average (%)   10.3% 11.5% 11.5%  12.1%  15.7%  16.5%  17.5%  17.8%  3.5%  3.6%   3.7%   3.8%   6.2   6.7   3.3%   3.5%  4.3%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
ECONOMY
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              13.0% 13.0% 13.0%  13.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.0% 11.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   4.0%   5.0%  5.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%

Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.8% 11.6% 11.7%  12.2%  13.8%  14.8%  17.0%  17.4%  3.5%  3.5%   3.9%   3.9%   6.4   7.0   3.4%   3.6%  4.3%  4.3%

Total
Responses     11    11    11     11     11     11     11     11    11    11     11     11     11    11    11     11    11    11
Weighted
Average(%)    10.6% 11.6% 11.6%  12.1%  14.7%  15.7%  17.3%  17.6%  3.5%  3.5%   3.8%   3.8%   6.3   6.8   3.4%   3.6%  4.3%  4.4%

      *as percent of total revenues


                                                                  AUTUMN 1996 19

                                                                         Addenda
================================================================================

                            Appraiser Qualifications

                                                                  QUALIFICATIONS
================================================================================

                                                           Donald R. Morris, MAI

Professional Affiliations:

      Member of the Appraisal Institute (MAI Designations #9812)
      District of Columbia Certified General Real Estate Appraiser (#GA00010267) Commonwealth of Virginia Certified General Real Estate Appraiser
       (#4001002465)
      State of Maryland Certified General Real Estate Appraiser (#7220)
      State of West Virginia Certified General Real Estate Appraiser (#237)

Appraisal/Real Estate Experience:

      Director/Manager, Cushman & Wakefield of Washington, D.C. and Assistant Manager, Cushman & Wakefield of Texas, Inc., Dallas, Texas, Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. April 1990 to present.

      Associate Appraiser, Joseph A. Dengel & Company, Dallas, Texas, May 1977 to April 1990.

      Other real estate experience includes work as a residential listing and selling agent preparing market analyses and origination contracts.

      Experience includes appraisal of the following types of property:

      Office Buildings               Medical Office Buildings
      Regional Malls                 Power Centers
      Outlet Centers                 Community & Neighborhood Shopping Centers
      Department Stores              Industrial Buildings
      Residential Subdivisions       Single Family Residences
      Multi-Family Properties        Condominiums/Duplexes
      Subdivision Analysis           Farm/Ranch
      Mixed Use Properties           Golf Courses
      Grape Vineyards                Special Purpose Facilities
      Commercial Land                Hotel/Motel
      Ad Valorem Tax Appeals

      Appraisal and consulting services used for mortgage loans, relocations, gift and estate tax, condemnation and litigation purposes.

      Qualified as an expert witness in state and federal real estate court cases.

Education:

      Bachelor of Arts (Political Science), 1981
      University of Texas at Arlington, Arlington, Texas.

                                                                  QUALIFICATIONS
================================================================================

                                                           Donald R. Morris, MAI

      Appraisal Institute Courses:

            #1A1 - Real Estate Appraisal Principles
            #1A2 - Basic Valuation Procedures
            #1B1 - Capitalization Theory & Techniques, Part A
            #1B2 - Capitalization Theory & Techniques, Part B
            #410 - Standards of Professional Appraisal Practice, Part A (USPAP) #420 - Standards of Professional Appraisal Practice, Part B (AI) #21 - Case Studies in Real Estate Valuation
            #22 - Report Writing and Valuation Analysis
            #82 - Residential Valuation Procedures

      Additional Accredited Real Estate Courses:

            Real Estate Appraisal
            Principles of Real Estate
            Real Estate Marketing
            Real Estate Finance
            Property Management

            Federal National Mortgage Corporation (Fannie Mae) - Appraisal Training

      Certified in the Appraisal's Institute's voluntary program of continuing education for its designated members.

                                                                  QUALIFICATIONS
================================================================================

                                                              John H. Trowbridge

Professional Affiliations:

      Candidate Member of the Appraisal Institute
      District of Columbia Certified General Appraiser (#GA00010061) State of Maryland Certified General Appraiser (#10749)
      Commonwealth of Virginia Certified General Appraiser (#4001 004035) Member, District of Columbia Appraiser Board

Appraisal/Real Estate Experience:

      Appraiser, Cushman & Wakefield of Washington, D.C., Inc., Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. September, 1995 to present.

      Senior Associate Appraiser, Sapperstein & Associates, Inc., Rockville, Maryland, April, 1989 to September, 1995.

      Assistant Vice President, C.B. Commercial, Washington, D.C., September, 1985 to April, 1989.

      Appraiser, Jackson Cross Company, Washington, D.C. September 1981 to August 1985

      Experience includes appraisal of the following types of property-

      Office Buildings                         Shopping Centers
      Subdivision Development Analyses         Industrial Facilities
      Commercial Land                          Multi-Family Properties
      Single Family Residences                 Leasehold/Leased Fee Interests
      Hotel                                    Special Purpose Facilities
      Retail Income Properties                 Regional Malls
      Golf Courses                             Historic Landmarks
      Marinas                                  Shipyards
      Broadcast Facilities

      Extensive experience in fractional interest valuations of limited partnerships and valuations of multiple purpose properties in Canada and throughout the United States.

Education:

      Bachelor of Arts (Finance), 1976
      University of Connecticut, Storrs, Connecticut

                                                                  QUALIFICATIONS
================================================================================

                                                              John H. Trowbridge

      Appraisal Institute Courses:

            #1A1 - Real Estate Appraisal Principles
            #1A2 - Basic Valuation Procedures
            #1B1 - Capitalization Theory & Techniques, Part A
            #1B2 - Capitalization Theory & Techniques, Part B
            #410 - Standards of Professional Appraisal Practice, Part A (USPAP) #420 - Standards of Professional Appraisal Practice, Part B (AI) #610 - Report Writing and Valuation Analysis